Exhibit 10.1

COMMERCIAL LINES
MASTER AGREEMENT
BY AND BETWEEN
ACP RE, LTD
AND
AMTRUST FINANCIAL SERVICES, INC.
DATED AS OF APRIL 8, 2014

EXHIBITS
Exhibit A            LPT Agreement
Exhibit B            Administrative Services Agreement
Exhibit C            Commercial Lines MGA Agreement
Exhibit D            Commercial Lines Reinsurance Agreement
Exhibit E            Stop-Loss Agreement
Exhibit F            Investment Agreement
Exhibit G            Commercial Lines Bill of Sale
Exhibit H            Tower Companies

DISCLOSURE SCHEDULE

Section	Description

Section 3.3	Noncontravention; Consents

Section 4.3	Noncontravention; Consents

Section 7.1(d)	Consents

COMMERCIAL LINES MASTER AGREEMENT
This COMMERCIAL LINES MASTER AGREEMENT, is made as of April 8, 2014 (this "Agreement"), by and between ACP Re Ltd ("ACP"), a Bermuda exempted company, and AmTrust Financial Services, Inc. ("AmTrust"), a Delaware corporation.
WHEREAS, ACP, AmTrust and National General Holdings Corporation, a Delaware corporation ("National General") are entering into a series of agreements by which ACP has agreed to acquire Tower Group International, Ltd. ("Tower"), a Bermuda insurance holding company, which transacts commercial and personal lines insurance business in the United States through the Companies which are parties to this Agreement, and, in connection therewith, AmTrust and National General have agreed to administer the run-off of Tower’s legacy business, provide stop-loss coverage to ACP with respect thereto, and, prospectively, manage and reinsure all business to be written by the Companies after the Effective Time;
WHEREAS, ACP, pursuant to that certain Merger Agreement among ACP, Merger Sub and Tower dated as of January 3, 2014 (the "Merger Agreement") is acquiring Tower and its Subsidiaries through the merger of Merger Sub with and into Tower with Tower surviving such merger (the "Merger");
WHEREAS, AmTrust and National General have agreed to provide financing to ACP in connection with the Merger and to manage and reinsure, respectively, the Tower Companies' Commercial Lines Business and Personal Lines Business as set forth in the agreements provided for in this Agreement;
WHEREAS, AmTrust will provide financing to ACP in an aggregate principal amount of up to $125,000,000, which will pay a market interest rate and have a term of no less than seven years, pursuant to an instrument to be negotiated in good faith by ACP and AmTrust (the "Instrument");
WHEREAS, in connection with the transactions described above, CP Re and the Tower Companies will enter into that certain Loss Portfolio Transfer Agreement in substantially the form attached hereto as Exhibit A (the "LPT Agreement"), pursuant to which CP Re will assume all insurance liabilities and unearned premium liability (to the extent not previously assumed by Affiliates of AmTrust or National General) of the Tower Companies;
WHEREAS, the parties will enter into the Commercial Lines Administrative Services Agreement, in substantially the form attached as Exhibit B (the "Administrative Services Agreement"), pursuant to which AmTrust or one or more of its Affiliates will manage and administer the runoff of claims and policies arising out of the Commercial Lines Business written by the Tower Companies prior to the Effective Time;
WHEREAS, the parties will enter into the Commercial Lines Managing General Agent Agreement, in substantially the form attached as Exhibit C (the "Commercial Lines MGA Agreement"), pursuant to which AmTrust or one or more of its Affiliates will manage and administer the Commercial Lines Business written by the Tower Companies following the Effective Time;
WHEREAS, the parties will enter into the 100% Quota Share Reinsurance Agreement, in substantially the form attached as Exhibit D (the "Commercial Lines Reinsurance Agreement"), pursuant to which AmTrust or one or more of its Affiliates will reinsure business written by the Tower Companies pursuant to the Commercial Lines MGA Agreement;
WHEREAS, AmTrust and National General, as reinsurers, and CP Re, as reinsured, will enter into the $250 million Aggregate Stop Loss Reinsurance Agreement in substantially the form attached as Exhibit E (the "Stop-Loss Agreement");

WHEREAS, AmTrust, National General and ACP Re will enter into a Stop-Loss Retrocession Agreement to be negotiated in good faith by AmTrust, National General and ACP Re (the "Retrocession Agreement"), pursuant to which ACP Re will reinsure 100% of the business reinsured pursuant to the Stop-Loss Agreement;
WHEREAS, AmTrust, through its Affiliate, AII Insurance Management, Ltd., and ACP will enter into the Investment Management Agreement in substantially the form attached as Exhibit F (the "Investment Agreement"), by which AII Insurance Management, Ltd., will provide investment management services to the Tower Companies;
WHEREAS, in connection with the transactions contemplated herby and pursuant to the Commercial Lines Bill of Sale in substantially the form attached hereto as Exhibit G, AmTrust will purchase from ACP or its applicable Subsidiary, directly or indirectly, the Purchased Assets (as defined therein), on the terms and subject to the conditions set forth therein; and
WHEREAS, the transactions described in the foregoing recitals are collectively referred to herein as the "Transactions."
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and of the mutual benefits to be derived from this Agreement, the parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:
"ACP" has the meaning set forth in the introductory paragraph of this Agreement.
"Administrative Services Agreement" has the meaning set forth in the Recitals.
"Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, "control" (including its correlative meanings "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership or securities or partnership or other ownership interests, by contract or otherwise).
"Agreement" has the meaning set forth in the introductory paragraph of this Agreement.
"AmTrust" has the meaning set forth in the introductory paragraph of this Agreement.
"Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Entity pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.

"Applicable Rate" means the prime rate of interest reported from time to time in The Wall Street Journal.
"Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in New York are required or authorized by law or executive order to be closed.
"Commercial Lines Business" means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders, endorsements, renewals and extensions (other than Personal Lines Business) issued by a Tower Company.
"Commercial Lines Bill of Sale" means the Commercial Lines Bill of Sale and General Assignment and Assumption Agreement dated as of the Transaction Closing Date among ACP, Affiliates of Tower acquired by ACP and AmTrust in the form annexed as Exhibit C.
"Commercial Lines Reinsurance Agreement" has the meaning set forth in the Recitals.
"Commercial Lines MGA Agreement" has the meaning set forth in the Recitals.
"CP Re" means CastlePoint Reinsurance Company, Ltd.
"Disclosure Schedule" means the Disclosure Schedule delivered in connection with, and constituting a part of, this Agreement.
"Effective Time" has the meaning set forth in Section 2.1.
"Governmental Entity" has the meaning set forth in Section 3.3.
"Indemnified Party" has the meaning set forth in Section 8.2(a).
"Indemnifying Party" has the meaning set forth in Section 8.2(a).Instrument" has the meaning set forth in the Recitals.
"Insurance Regulators" means all Governmental Entities regulating the business of insurance under Applicable Laws.
"Investment Agreement" has the meaning set forth in the Recitals.
"Liens" means pledges, restrictions, claims, liens, charges, encumbrances and security interests of any kind.
"Losses" means any and all liabilities, claims, obligations, losses, costs, disbursements, penalties, fines, expenses (including reasonable attorneys', accountants' and other out-of-pocket professional fees and expenses incurred in the investigation, collection, prosecution or defense or any claims, whether or not involving any third party) and damages, but excluding lost profits or any punitive, exemplary, consequential or similar damages (other than lost profits or any punitive, exemplary, consequential or similar damages actually paid to a third party in a Third Party Claim).
"LPT Agreement" has the meaning set forth in the Recitals.
"Merger Agreement" has the meaning set forth in the Recitals.

"Merger Sub" means London Acquisition Company Limited, a Bermuda exempted company.
"National General" has the meaning set forth in the Recitals.
"Permitted Liens" means (a) Liens for Taxes or assessments and similar charges, which either are (i) not delinquent or (ii) being contested in good faith and by any appropriate action or proceeding, and adequate reserves (as determined in accordance with SAP) have been established on the relevant Company's books with respect thereto, (b) Liens to secure, landlords, sublandlords, licensors, sublicensors or licensees under real estate leases, licenses or other rental or lease agreements, (c) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, pension or other social security, governmental insurance and governmental benefits mandated under Applicable Laws, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, (d) mechanics', materialmen's or contractors' Liens or any similar statutory Lien for amounts not yet due and payable and incurred in the ordinary course of business, (e) zoning, entitlement, building and other similar restrictions which are not violated by the current conduct of the Commercial Lines Business, (f) purchase money Liens in any property acquired by the Tower Companies in the ordinary course of business and (g) easements, covenants, rights of way or other encumbrances or restrictions, if any, that do not impair the use of the assets to which they relate.
"Person" means an individual, corporation, partnership (limited or general), joint venture, limited liability company, association, trust, unincorporated organization or other entity.
"Personal Lines Business" has the meaning set forth in the Personal Lines Master Agreement.
"Personal Lines Master Agreement" means that certain Personal Lines Master Agreement, dated as of the date hereof, by and between ACP Re and National General.
"Regulatory Approvals" means all approvals, consents and authorizations of the transactions contemplated by this Agreement required under applicable state insurance or insurance holding company laws, including without limitation all approvals, consents and authorizations required by the New York Department of Financial Services, the Illinois Department of Insurance, the Massachusetts Division of Insurance, the Florida Office of Insurance Regulation, the New Jersey Department of Banking and Insurance, the Maine Bureau of Insurance and any other state insurance regulator whose approval is required to consummate any of the transactions contemplated by this Agreement.
"Retrocession Agreement" has the meaning set forth in the Recitals.
"SAP" means, with respect to any Tower Company, the applicable statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed by the applicable Insurance Regulator under Applicable Law.
"Stop-Loss Agreement" has the meaning set forth in the Recitals.
"Subsidiary" of any Person means another Person 50% or more of the total combined voting power of all classes of capital stock or other voting interests of which, or 50% or more of the equity securities of which, is owned directly or indirectly by such first Person.

"Taxes" means all federal, state, local and foreign taxes of any kind, including those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, value added, property or windfall profits taxes, or similar fees, assessments or charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a tax return), together with any interest and any penalties, additions to tax or additional amounts imposed thereon by any Taxing Authority, domestic or foreign.
"Taxing Authority" means any Governmental Entity or other Person responsible for and having jurisdiction over, the administration of Taxes.
"Third-Party Claim" has the meaning set forth in Section 8.2(a).
"Tower" has the meaning set forth in the Recitals.
"Tower Companies" means the companies set forth on Exhibit H hereto.
"Transaction Closing" has the meaning set forth in Section 2.1.
"Transaction Closing Date" has the meaning set forth in Section 2.1.
"Transaction Documents" means this Agreement, the Administrative Services Agreement, the Commercial Lines Bill of Sale, the Commercial Lines MGA Agreement, the Commercial Lines Reinsurance Agreement, the Instrument, the LPT Agreement, the Retrocession Agreement, the Investment Agreement, the Stop-Loss Agreement and the Investment Agreement.
"Transactions" has the meaning set forth in the Recitals.

ARTICLE II
TRANSACTION CLOSING
Section 2.1    Closing. Unless this Agreement shall have been terminated pursuant to Section 9.1, and subject to the satisfaction or waiver of each of the conditions set forth in Article VII, the closing of the transactions contemplated hereby (the "Transaction Closing") shall take place at 10:00 a.m. on the "Closing Date" (as defined in the Merger Agreement), at the same location as the "Closing" (as defined in the Merger Agreement). The effective date and time of the Transaction Closing are herein referred to as the "Transaction Closing Date." All of the contemplated transactions under this Agreement shall be deemed to be consummated as of 11:59:59 p.m. Eastern Time on the Transaction Closing Date (the "Effective Time") and all actions taken at Transaction Closing shall be deemed to have occurred simultaneously and shall be deemed effective as of the dates and times specified in this Agreement.
Section 2.2    ACP's Transaction Closing Date Deliveries. Subject to fulfillment or waiver (where permissible) of the conditions set forth in Article VII, at the Transaction Closing, ACP shall deliver to AmTrust all of the following:

(a)    FIRPTA Certificate. Unless ACP is a foreign person, a certification from ACP and signed by a responsible officer of ACP, as contemplated under Section 1.1445-2(b)(2) of the Treasury Regulations, certifying that ACP is not a foreign person.
(b)    Transaction Documents. A copy of (i) each Transaction Document (other than this Agreement) duly executed by ACP or its applicable Affiliate and (ii) such other documents and instruments as AmTrust reasonably requests to consummate the transactions contemplated by this Agreement.
Section 2.3    AmTrust's Transaction Closing Date Deliveries. Subject to fulfillment or waiver (where permissible) of the conditions set forth in Article VII, at the Transaction Closing, AmTrust shall deliver to ACP a copy of (a) each Transaction Document (other than this Agreement) duly executed by AmTrust or its applicable Affiliate and (b) such other documents and instruments as ACP reasonably requests to consummate the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ACP
Subject to the exceptions and qualifications set forth in the Disclosure Schedule, ACP represents and warrants to AmTrust as follows:
Section 3.1    Organization, Standing and Corporate Power. ACP is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted.
Section 3.2    Authority. ACP has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by ACP and the consummation by ACP of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of ACP and no other corporate action or proceeding on the part of ACP or any Affiliate of ACP is necessary (including any shareholder vote). This Agreement and each of the other Transaction Documents has been duly executed and delivered by ACP and, assuming this Agreement and the other Transaction Documents constitute the valid, legal and binding agreement of AmTrust, constitutes a valid, legal and binding obligation of ACP, enforceable against ACP in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
Section 3.3    Noncontravention; Consents. Neither the execution and delivery of this Agreement or the other Transaction Documents by ACP, nor the consummation by ACP of the transactions contemplated hereby or thereby, nor performance or compliance by ACP with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate or articles of incorporation, code of regulations, by-laws or other comparable charter or organizational documents of ACP or (ii) assuming (A) that the actions described in Section 4.02(a) of the Merger Agreement have been completed, (B) that the authorizations, consents and approvals referred to in this Section 3.3 are obtained and (C) that the filings referred to in this Section 3.3 are made and any waiting periods thereunder have terminated or expired, in the case of each of clauses (A) through (C), prior to the Effective Time, (x) conflict with, contravene or violate any Law, judgment, writ or injunction of any Governmental Entity applicable to ACP or the Tower Companies or (y) conflict with, contravene or violate or constitute a default or breach under any of the terms, conditions or provisions of any Contract to which ACP or any of the Tower Companies is a party or accelerate ACP's or any of the Tower Companies', if applicable, obligations under any such Contract. Except for (a) compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (b) compliance with the rules and regulations of the NASDAQ Stock Market, (c) the filing of appropriate documents with the relevant authorities of other jurisdictions in which any of the Tower Companies is qualified to do business, (d) compliance with any applicable state securities or blue sky laws and (e) the Regulatory Approvals as set forth in Section 3.3 of the Disclosure Schedule, no consent or approval of, action by or in respect of, or filing, license, permit or authorization, declaration or registration with, any court or governmental or regulatory authority or agency, domestic or foreign (a "Governmental Entity"), the performance by ACP of its obligations pursuant to this Agreement and the other Transaction Documents and the consummation by ACP of the transactions contemplated hereunder and thereunder.
Section 3.4    Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of ACP or the Tower Companies.
Section 3.5    No Other Representations and Warranties. Except for the representations and warranties contained in this Article III (including the related portions of the Disclosure Schedules), none of ACP or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of ACP, including any representation or warranty as to the accuracy or completeness of any information regarding the Tower Companies furnished or made available to AmTrust and its representatives.
Section 3.6    Merger Agreement Representations, Warranties and Covenants. To ACP's knowledge, the representations and warranties set forth in the Merger Agreement are true and correct as of the Closing Date (as defined in the Merger Agreement). For the avoidance of doubt, all qualifiers as to materiality, material adverse effect and all other qualifiers contained in such representations and warranties in the Merger Agreement shall be given effect in the determination of the accuracy of such representations and warranties pursuant to this Section 3.6.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF AMTRUST

Subject to the exceptions and qualifications set forth in the Disclosure Schedule, AmTrust represents and warrants to ACP as follows:
Section 4.1    Organization, Standing and Corporate Power. AmTrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted.
Section 4.2    Authority. AmTrust has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by AmTrust and the consummation by AmTrust of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of AmTrust. No action by the stockholders of AmTrust is necessary to authorize the execution and delivery by AmTrust of this Agreement and the other Transaction Documents and the consummation by AmTrust of the transactions contemplated hereby and thereby. This Agreement and each of the other Transaction Documents has been duly executed and delivered by AmTrust and, assuming this Agreement constitutes the valid, legal and binding agreement of ACP, constitutes a valid, legal and binding obligation of AmTrust, enforceable against AmTrust in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
Section 4.3    Noncontravention; Consents. The execution and delivery of this Agreement and the other Transaction Documents do not, and except as disclosed in Section 4.3 of the Disclosure Schedule, the consummation of the transactions contemplated hereby or thereby will not, (i) conflict with, be prohibited by, or require any approval that has not already been obtained under, any of the provisions of the certificate of incorporation or the by-laws of AmTrust or the comparable organizational documents of any of its Subsidiaries, (ii) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, be prohibited by, require approval or consent under, give rise to a right of termination under, or result in the creation of any Lien (other than a Permitted Lien) on any property or asset of AmTrust or any of its Affiliates under, any agreement, permit, franchise, license or instrument to which AmTrust or any of its Subsidiaries is a party or (iii) subject to the matters referred to in the next sentence, contravene, be prohibited by, or require approval or consent under, any Applicable Law, judgment, injunction or award applicable to AmTrust or any of its Subsidiaries, which, in the case of clauses (ii) and (iii) above, would materially impair the ability of AmTrust to consummate any of the transactions contemplated hereby or thereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to AmTrust or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Documents by AmTrust or the consummation by AmTrust of any of the transactions contemplated hereby or thereby, except for (i) the approvals, filings and notices required under the insurance laws of the jurisdictions set forth in Section 4.3 of the Disclosure Schedule, (ii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 4.3 of the Disclosure Schedule and (iii) such other consents, approvals, authorizations, declarations, filings or notices that are not required to be set forth pursuant to clauses (ii) and (iii) the failure to obtain or make which, in the aggregate, would not materially impair the ability of AmTrust to consummate any of the transactions contemplated hereby.
Section 4.4    Litigation. There is no suit, action, proceeding or arbitration pending or threatened in writing against or affecting AmTrust or any Affiliate of AmTrust that (i) seeks to restrain or enjoin the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents or (ii) would reasonably be expected to impair the ability of AmTrust to consummate any of the transactions contemplated by this Agreement or the other Transaction Documents.
Section 4.5    Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of AmTrust or any Affiliate.
ARTICLE V
COVENANTS
Section 5.1    Commercially Reasonable Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
Section 5.2    Consents, Approvals and Filings. ACP and AmTrust shall each use their commercially reasonable efforts, and shall cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents, approvals or authorizations of Governmental Entities and consents or waivers of all third parties necessary in connection with the consummation of the transactions contemplated by this Agreement. In connection therewith, ACP and AmTrust shall make and cause their respective Affiliates to make all legally required filings as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated by this Agreement, and shall provide and shall cause their respective Affiliates to provide such information and communications to Governmental Entities as such Governmental Entities may request. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of all necessary permits, orders or other consents, approvals or authorizations of Governmental Entities and consents or waivers of all third parties necessary in connection with the consummation of the transactions contemplated by this Agreement.
Section 5.3    Public Announcements. Until the Transaction Closing Date, the parties hereto shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated hereunder, and shall not issue any such press release or make any such public statement prior to such consultation and joint approval of AmTrust and ACP, except as may be required by Applicable Law, court process or the rules and regulations of any national securities exchange or national securities quotation system provided that, to the extent possible under the circumstances, the party making such disclosure consults with the other party, and considers in good faith the views of the other party, before doing so.
Section 5.4    Further Assurances. ACP and AmTrust agree, and ACP, prior to the Transaction Closing, and AmTrust, after the Transaction Closing, agree to cause the Tower Companies and each of their Subsidiaries, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.
Section 5.5    Notice of Events.
(a)    AmTrust shall promptly notify ACP, and ACP shall promptly notify AmTrust, in writing, upon (1) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the execution of this Agreement or the consummation of the transactions contemplated by this Agreement, or (2) receiving any notice from any Governmental Entity of its intention to (i) institute a suit or proceeding to restrain or enjoin the execution of this Agreement or the consummation of the transactions contemplated by this Agreement or (ii) nullify or render ineffective this Agreement or such transactions if consummated.
(b)    During the period from the date hereof to the Transaction Closing Date or the earlier termination of this Agreement, AmTrust shall promptly notify ACP in writing if AmTrust becomes aware of: (i) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause or constitute a breach of any of its representations or warranties had any such representation or warranty been made as of the time of AmTrust's discovery of such event, fact or condition; (ii) any material failure on its part or ACP's or the Tower Companies' part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; or (iii) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause or constitute a breach of any of ACP's representations or warranties hereunder.
(c)    During the period from the date hereof to the Transaction Closing Date or the earlier termination of this Agreement, ACP shall promptly notify AmTrust in writing if ACP becomes aware of: (i) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause or constitute a breach of any of its representations or warranties had any such representation or warranty been made as of the time of ACP's discovery of such event, fact or condition; (ii) any material failure on its part or AmTrust's part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; or (iii) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause or constitute a breach of any of AmTrust's representations or warranties hereunder.
Section 5.6    Merger Agreement. During the period from the date hereof to the Transaction Closing Date or the earlier termination of this Agreement, ACP shall promptly notify AmTrust in writing if ACP becomes aware of: (a) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause or constitute a material breach of any of Tower's representations or warranties set forth in the Merger Agreement had any such representation or warranty been made as of the time of ACP's discovery of such event, fact or condition; (b) any material failure on Tower's part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement; or (c) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause or constitute a material breach of any of Tower's representations or warranties under the Merger Agreement. ACP hereby agrees that without AmTrust's written consent that it shall not waive: (x) any material breach by Tower of any of its representation or warranty set forth in the Merger Agreement; or (y) any material failure by Tower to comply with any covenants or conditions to closing contained in the Merger Agreement.
Section 5.7    Transition Services. From time to time following the Transaction Closing Date, AmTrust may request from ACP any transition services that AmTrust reasonably determines are necessary for the Commercial Lines Business. AmTrust shall reimburse ACP for any costs actually incurred by ACP in providing any such services to AmTrust.
Section 5.8    Use of Office Space. From time to time following the Transaction Closing Date, AmTrust may elect to use of all or a portion of the office space used by any of the Companies prior to such date, including, without limitation, employee work stations, telephone and computer equipment and other facilities as AmTrust determines are reasonably necessary for the Commercial Lines Business. AmTrust shall reimburse ACP for costs actually incurred by ACP in connection therewith.
ARTICLE VI
RESERVED
ARTICLE VII
CONDITIONS PRECEDENT
Section 7.1    Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated hereby are subject to the satisfaction or waiver on or prior to the Transaction Closing Date of the following conditions:
(a)    Governmental Consents. All filings required to be made prior to the Transaction Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior thereto from, Governmental Entities in connection with the consummation of the transactions contemplated hereby by ACP and AmTrust set forth in Section 3.3 and Section 4.3 of the Disclosure Schedule shall have been made or obtained.
(b)    No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction and no Applicable Law of any Governmental Entity preventing the consummation of the Transactions or any of the other transactions contemplated hereby shall be in effect; provided, that the party invoking this condition shall have used all reasonable efforts to have any such order or injunction vacated, and no Governmental Entity shall have instituted any proceeding that is pending seeking any such order, preliminary or permanent injunction or other order to prohibit the consummation of the transactions contemplated hereby or any of the other transactions contemplated hereby.

(c)    Consents. All consents, waivers, clearances, approvals and authorizations from third parties under the contracts and agreements set forth on Section 7.1(c) of the Disclosure Schedule as being required to be obtained prior to Transaction Closing shall have been retained.
(d)    Merger Agreement.    The Closing (as defined in the Merger Agreement) of the Merger (as defined in the Merger Agreement) shall occur contemporaneous with the transactions contemplated herein.
(e)    Personal Lines Master Agreement. The transactions contemplated by the Personal Lines Master Agreement to be effected as of the "Transaction Closing" (as defined in the Personal Lines Master Agreement) shall occur contemporaneous with the transactions contemplated herein.
Section 7.2    Conditions to Obligations of AmTrust. The obligations of AmTrust to consummate the transactions contemplated hereby and the other actions to be taken at the Transaction Closing are further subject to the satisfaction or waiver by AmTrust on or prior to the Transaction Closing Date of the following conditions:
(a)    Representations and Warranties. The representations and warranties of ACP in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Transaction Closing Date as though made on and as of the Transaction Closing Date (except as to any representation or warranty which specifically relates to another date).
(b)    Performance of Obligations of ACP. ACP shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Transaction Closing Date.
(c)    Closing Deliveries. ACP shall have delivered to AmTrust each of the items described in Section 2.2.
Section 7.3    Conditions to Obligations of ACP. The obligations of ACP to consummate the transactions contemplated hereby and the other actions to be taken at the Transaction Closing are further subject to the satisfaction or waiver by ACP on or prior to the Transaction Closing Date of the following conditions:
(a)    Representations and Warranties. The representations and warranties of AmTrust set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Transaction Closing Date as though made on and as of the Transaction Closing Date (except as to any representation or warranty which specifically relates to another date).
(b)    Performance of Obligations of AmTrust. AmTrust shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Transaction Closing Date.
(c)    Closing Deliveries. AmTrust shall have delivered to ACP each of the items described in Section 2.3.

Section 7.4    Frustration of Closing Conditions. No party to this Agreement may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to cause the Transaction Closing to occur, as required by Section 5.1 hereof.
ARTICLE VIII
INDEMNIFICATION
Section 8.1    Obligation to Indemnify.
(a)    ACP agrees to indemnify, defend and hold harmless AmTrust and its Affiliates and their respective representatives from and against all Losses to the extent arising from or related to any material breach of any of the covenants and agreements of ACP contained in this Agreement.
(b)    AmTrust agrees to indemnify, defend and hold harmless ACP and its Affiliates and their respective representatives from and against all Losses to the extent arising from or related to any breach of any of the covenants and agreements of AmTrust contained in this Agreement.
(c)    The parties' obligations pursuant to this Section 8.1 shall terminate as of the Transaction Closing Date, except for claims based on actual fraud, criminal activity or willful misconduct. Following the Transaction Closing Date, the parties' indemnification rights and obligations shall be as set forth in the applicable Transaction Document.
Section 8.2    Indemnification Procedures.
(a)    If any third party shall notify either party (the "Indemnified Party") with respect to any matter (a "Third-Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article VIII, then the Indemnified Party shall promptly (and in any event within five Business Days after receiving notice of the Third-Party Claim) notify the Indemnifying Party thereof in writing.
(b)    An Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third-Party Claim with counsel of its choice; provided, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.
(c)    Unless and until an Indemnifying Party assumes the defense of the Third-Party Claim as provided in Section 8.2(b) above, the Indemnified Party may defend against the Third-Party Claim in any manner it may reasonably deem appropriate.
(d)    In no event will the Indemnified Party consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of each of the Indemnifying Parties.

ARTICLE IX
TERMINATION PRIOR TO CLOSING
Section 9.1    Termination of Agreement. This Agreement may be terminated at any time prior to the Transaction Closing:
(a)    by the written agreement of AmTrust and ACP;
(b)    by either ACP or AmTrust in writing, if there shall be any order, injunction or decree of any Governmental Entity which prohibits or restrains any party from consummating the transactions contemplated hereby, and such order, injunction or decree shall have become final and nonappealable;
(c)    by either ACP or AmTrust in writing, if a Governmental Entity shall have disapproved a Regulatory Approval;
(d)     unless ACP or AmTrust otherwise agree in writing, upon the withdrawal of filings submitted in connection with any Regulatory Approvals; or
(e)    automatically, following the termination of the Merger Agreement.
Section 9.2    Effect of Termination. In the event of termination pursuant to Section 9.1, this Agreement shall become null and void and have no effect (other than Section 5.3 (Public Announcements), Article VIII (Indemnification), this Section 9.2 and Article X (General Provisions), all of which shall survive termination of this Agreement), and there shall be no liability on the part of ACP, the Tower Companies or AmTrust or their respective directors, officers and Affiliates, except (a) as liability may exist pursuant to the sections specified in the immediately preceding parenthetical that survive such termination and (b) that no such termination shall relieve any party from liability for any willful and material breach by such party of any representation, warranty, covenant or agreement set forth in this Agreement or fraud. For purposes hereof, "willful and material breach" means a material breach by a party of the applicable provision of this Agreement as a result of an action or failure to act by such Person that it knew would result in a breach of this Agreement.
ARTICLE X
GENERAL PROVISIONS
Section 10.1    No Survival of Representations, Warranties, Covenants and Agreements. This Article X, Article VIII and the agreements of ACP and AmTrust contained in Article II, Article V and Article VI shall survive the Effective Time. No other representations, warranties, covenants or agreements in this Agreement shall survive the Effective Time.
Section 10.2    Fees and Expenses. Whether or not the transactions contemplated hereby are consummated, each party hereto shall pay its own fees and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. For the avoidance of doubt, ACP shall be solely responsible for the payment of all of the transaction expenses incurred by or on behalf of ACP or the Tower Companies incident to the transaction which is the subject of this Agreement, including investment banking fees, accounting fees and legal fees.
Section 10.3    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed as provided below) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
if to AmTrust, to
59 Maiden Lane, 43rd Floor
New York, New York 10038
(646) 458-7913
Fax: (212) 220-7130
Attention: Stephen Ungar, Esq.
if to ACP, to

Washington Mall
7 Reid Street, Suite 404
Hamilton HM11 Bermuda
Attn: General Counsel
Notice given by personal delivery or overnight courier shall be effective upon actual receipt. Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next Business Day if not received during the recipient's normal business hours. All notices by facsimile shall be confirmed promptly after transmission in writing by personal delivery or overnight courier.
Section 10.4    Interpretation. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section of, or an exhibit or schedule to, this Agreement unless otherwise indicated. The inclusion of any information in the Disclosure Schedule will not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the Disclosure Schedule, that such information is required to be listed in the Disclosure Schedule or that such items are material to the Tower Companies. The specification of any dollar amount in the Disclosure Schedule is not intended to imply that such amount, or higher or lower amounts is or is not material for purposes of this Agreement and no party shall use the fact of the setting forth of such amount in any dispute or controversy between the parties as to whether any obligation, item or matter not described therein is or is not material for purposes of this Agreement. Unless the Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Disclosure Schedule is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business (except as expressly provided herein), and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy among the parties as to whether any obligation, item or matter not described in this Agreement or included in any Disclosure Schedule is or is not in the ordinary course of business for purposes of this Agreement (except as expressly provided herein). The disclosure of an item in one section of the Disclosure

Schedule as an exception to a particular covenant, representation or warranty will be deemed adequately disclosed as an exception with respect to all other covenants, representations or warranties to the extent that the relevance of such item to such other covenants, representations or warranties is reasonably apparent on the face of such item, notwithstanding the presence or absence of an appropriate section of the Disclosure Schedule with respect to such other covenants, representations or warranties or an appropriate cross-reference thereto. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.
Section 10.5    Entire Agreement; Third-Party Beneficiaries. This Agreement (including all exhibits and schedules hereto) constitutes the entire agreement, and supersedes all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter of this Agreement. AmTrust has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the transactions contemplated hereby and is capable of bearing the economic risks thereof. Except as expressly provided herein, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.
Section 10.6    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles, except to the extent the provisions of the laws of Bermuda are mandatorily applicable to the Merger.
Section 10.7    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
Section 10.8    Dispute Resolution; Enforcement.
(a)    In the event of any dispute arising under this Agreement, prior to the commencement of litigation, a senior officer of AmTrust and a senior officer of ACP shall attempt in good faith to resolve the dispute consistent with the terms of this Agreement. If they are unable to resolve the dispute in this manner within a reasonable period of time, the parties may pursue judicial remedies with respect to such dispute. This section shall not apply to any application to obtain emergency judicial intervention.
(b)    All actions and proceedings arising out of or relating to the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated by this Agreement (except to the extent any such proceeding mandatorily must be brought in Bermuda) shall be heard and determined in the United States District Court for the Southern District of New York and any Federal appellate court therefrom (or, if United States federal jurisdiction is unavailable over a particular matter, the Supreme Court of the State of New York, New York County) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action or proceeding. The consents to jurisdiction and venue set forth in this Section 10.8(b) shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any action or proceeding arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 10.3 of this Agreement. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, that nothing in the foregoing shall restrict any party's rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
Section 10.9    WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
Section 10.10    Severability; Amendment and Waiver.
(a)    Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
(b)    This Agreement may be amended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance.
(c)    No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.
Section 10.11    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
Section 10.12    Commercially Reasonable Efforts. AmTrust and ACP acknowledge and agree that any reference made to commercially reasonable efforts in this Agreement shall not include any obligation to commence or continue any contested arbitration or litigation other than the filing of a proof of claim or similar filing requirement necessary to preserve a claim against any insolvent or otherwise financially impaired debtor.
Section 10.13    Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 10.8(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated hereunder and without that right, neither AmTrust nor ACP would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Applicable Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10.13 shall not be required to provide any bond or other security in connection with any such order or injunction.
[Signature Page Follows]

IN WITNESS WHEREOF, ACP and AmTrust have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

ACP RE, LTD

By /s/ Michael Karfunkel
Name: Michael Karfunkel
Title: Chairman

AMTRUST FINANCIAL SERVICES, INC.

By /s/ Stephen Ungar
Name: Stephen Ungar
Title: SVP, Secretary and General Counsel

[Signature Page to Commercial Lines Master Agreement]

Exhibit A
LOSS PORTFOLIO TRANSFER AGREEMENT

by and AMONG
TOWER INSURANCE COMPANY OF NEW YORK,
CASTLEPOINT NATIONAL INSURANCE COMPANY,
TOWER NATIONAL INSURANCE COMPANY,
HERMITAGE INSURANCE COMPANY,
CASTLEPOINT FLORIDA INSURANCE COMPANY,
NORTH EAST INSURANCE COMPANY,
YORK INSURANCE COMPANY OF MAINE,
MASSACHUSETTS HOMELAND INSURANCE COMPANY,
PRESERVER INSURANCE COMPANY,
CASTLEPOINT INSURANCE COMPANY
(THE “COMPANIES”)
AND
CASTLEPOINT REINSURANCE COMPANY LTD,
(the “Reinsurer”)

Exhibit 10.1

LOSS PORTFOLIO TRANSFER AGREEMENT

THIS LOSS PORTFOLIO TRANSFER AGREEMENT (this “Agreement”) is entered into as of [ ], 2014 by and among TOWER INSURANCE COMPANY OF NEW YORK, an insurance company organized under the laws of New York, CASTLEPOINT NATIONAL INSURANCE COMPANY, an insurance company organized under the laws of Illinois, TOWER NATIONAL INSURANCE COMPANY, an insurance company organized under the laws of Massachusetts, HERMITAGE INSURANCE COMPANY, an insurance company organized under the laws of New York, CASTLEPOINT FLORIDA INSURANCE COMPANY, an insurance company organized under the laws of Florida, NORTH EAST INSURANCE COMPANY, an insurance company organized under the laws of Maine, YORK INSURANCE COMPANY OF MAINE, an insurance company organized under the laws of Maine, MASSACHUSETTS HOMELAND INSURANCE COMPANY, an insurance company organized under the laws of Massachusetts, PRESERVER INSURANCE COMPANY, an insurance company organized under the laws of New Jersey, and CASTLEPOINT INSURANCE COMPANY, an insurance company organized under the laws of New York, as the Companies (collectively, the “Companies” and, individually, each a “Company”), and CastlePoint Reinsurance Company Ltd. (the “Reinsurer”) (collectively, the “Parties”).
WHEREAS, ACP Re, Ltd., a Bermuda corporation (the “Seller”), AmTrust Financial Services, Inc., a Delaware corporation (“AmTrust”), and National General Holdings Corporation, a Delaware corporation (“National General”) are entering into a series of agreements by which Seller has agreed to acquire Tower Group International, Ltd. (“Tower”), a Bermuda insurance holding company, which transacts commercial and personal lines insurance business in the United States through the Companies which are parties to this Agreement, and, in connection therewith, AmTrust and National General have agreed to administer the run-off of Tower’s legacy business, provide stop-loss coverage to Reinsurer with respect thereto, and, prospectively, manage and reinsure all business to be written by the Companies after the Effective Time;

WHEREAS, Seller, pursuant to that certain Merger Agreement among Seller, Merger Sub and Tower dated as of January 3, 2014 (the “Merger Agreement”) is acquiring Tower and its subsidiaries, including, indirectly, all of the issued and outstanding shares of capital stock of the Companies, through the merger of Merger Sub with and into Tower with Tower surviving such merger (the “Merger”);
WHEREAS, AmTrust and Seller, pursuant to that certain Commercial Lines Master Agreement dated as of April __, 2014, have agreed to enter into the Transaction Documents (as described therein) by which AmTrust will manage and reinsure Commercial Lines Business written after the Effective Time for and on behalf of the Companies;
WHEREAS, National General and Seller, pursuant to that certain Personal Lines Master Agreement dated as of April __, 2014, have agreed to enter into the Transaction Documents (as described therein) by which National General will manage and reinsure Personal Lines Business written after the Effective Time for and on behalf of the Companies;
WHEREAS, Technology Insurance Company, Inc. (the “Commercial Lines Reinsurer”) and the Companies are parties to that certain Commercial Lines Cut-Through Quota Share Reinsurance Agreement, dated January 3, 2014 (the “Commercial Lines Cut-Through QSA”) pursuant to which the Commercial Lines Reinsurer is reinsuring Subject Policies and Included Existing Contracts (as defined in the Commercial Lines Cut-Through QSA and herein called the “Commercial Lines New Policies”) relating to the Commercial Lines Business (as defined in the Commercial Lines Cut-Through QSA);

WHEREAS, Integon National Insurance Company (the “Personal Lines Reinsurer”) and the Companies are parties to that certain Personal Lines Cut-Through Quota Share Reinsurance Agreement dated as of January 3, 2014 (the “Personal Lines Cut-Through QSA”) pursuant to which the Personal Lines Reinsurer is reinsuring Subject Policies and Included Existing Contracts (as defined in the Personal Lines Cut-Through QSA, and together with the Commercial Lines New Policies herein called the “New Policies”) relating to the Personal Lines Business (as defined in the Personal Lines Cut-Through QSA); and
WHEREAS, as more particularly set forth herein, the Companies and the Reinsurer wish to enter into a new reinsurance arrangement pursuant to which the Reinsurer will reinsure all the business written by the Companies prior to the Effective Time.
NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1    Defined Terms.
The following terms shall have the respective meanings specified below throughout this Agreement.
“Agreement” has the meaning set forth in the first paragraph.
“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract, as trustee or executor, or otherwise).
“Alternative Accountants” has the meaning set forth in Section 2.2(c).
“AmTrust” has the meaning set forth in the Recitals.
“Ancillary Agreements” shall mean the Merger Agreement, the Commercial Lines Cut-Through QSA, the Personal Lines Cut-Through QSA, the Commercial Lines Master Agreement and the Personal Lines Master Agreement.
“Applicable Law” means any domestic or foreign federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Governmental Entity pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.
“Claim” and “Claims” means any and all claims, requests, demands or notices made by or on behalf of policyholders, beneficiaries or third party claimants for the payment of Losses and any other amounts due or alleged to be due under or in connection with the Insurance Contracts.
“Closing Date” means the date upon which the Merger is effected.

“Commercial Lines LPTA Administrative Services Agreement” means the Commercial Lines LPTA Administrative Services Agreement to be entered into by Reinsurer, the Companies and AmTrust North America, Inc. pursuant to the Commercial Lines Master Agreement in the form attached thereto.
“Commercial Lines New Policies” has the meaning set forth in the Recitals.
“Commercial Lines Reinsurer” has the meaning set forth in the Recitals.
“Commercial Lines Cut-Through QSA” has the meaning set forth in the Recitals.
“Commercial Lines Master Agreement” means the Commercial Lines Master Agreement dated April __, 2014 between the Seller and AmTrust.
“Company” has the meaning set forth in the first paragraph.
“Damages” means all damages, losses, liabilities and expenses (including reasonable attorneys’ fees and reasonable expenses of investigation in connection with any action, suit or proceeding).
“Effective Time” means 12:01 a.m. Eastern Time on the Closing Date.
“Governmental Entity” means any foreign, domestic, federal, territorial, state or local U.S. or non-U.S. governmental authority, quasi-governmental authority, instrumentality, court or government, self-regulatory organization, commission, tribunal or organization or any political or other subdivision, department, branch or representative of any of the foregoing.
“IBNR” has the meaning set forth in the definition for the term Loss Reserves.
“Initial Reserve Transfer Amount” has the meaning set forth in Section 2.2(a).
“Insurance Contracts” means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders and endorsements issued or written in connection therewith and extensions thereto, whether or not in-force, issued, renewed, or written by or on behalf of any Company prior to the Effective Time (other than the New Policies reinsured under the Commercial Lines QSA or the Personal Lines QSA).
“Inuring Reinsurance” means all reinsurance agreements, treaties and contracts, including any renewals or extensions thereof, to the extent such reinsurance agreements, treaties and contracts provide reinsurance coverage for the Insurance Contracts.
“Losses” shall mean liabilities and obligations to make payments to policyholders, beneficiaries and/or other third party claimants under the Insurance Contracts (excluding liabilities or assessments arising from a Company’s participation, if any, in any voluntary or involuntary pools, guaranty funds, or other types of government-sponsored or government-organized insurance funds) and all loss adjustment expenses and defense costs, including, without limitation, (i) all expenses incurred by or on behalf of a Company related to the investigation, appraisal, adjustment, litigation, defense or appeal of claims under or covered by the Insurance Contracts and/or coverage actions under or covered by the Insurance Contracts, (ii) all liabilities for consequential, exemplary, punitive or similar extra contractual damages, or for statutory or regulatory fines or penalties, or for any loss in excess of the limits arising under or covered by any Insurance Contract, and (iii) court costs accrued prior to final judgment, prejudgment interest or delayed damages and interest accrued after final judgment.

“Loss Reserves” shall mean, with respect to a Company, as of any date the amount recorded on the books of such Company, net of Inuring Reinsurance but without taking into account the reinsurance ceded to the Reinsurer hereunder, on account of its actual or potential obligations for unpaid Losses as of such date, including, without limitation, amounts for incurred but not reported Losses (“IBNR”), calculated consistent with the established actuarial practices applied by such Company in respect of the Insurance Contracts, but in all cases consistent with the reserve requirements, statutory accounting rules and actuarial principles applicable to such Company under Applicable Law as of the date at issue. For avoidance of doubt, such reserve requirements, statutory accounting rules and actuarial principles as of the date hereof shall be those in effect prior to giving effect to the Merger but thereafter such reserve requirements, statutory accounting rules and actuarial principles shall be those then in effect.
“Merger” has the meaning set forth in the Recitals.
“Merger Agreement” has the meaning set forth in the Recitals.
“Merger Sub” means London Acquisition Company Limited.
“National General” has the meaning set forth in the Recitals.
“New Policies” has the meaning set forth in the Recitals.
“Parties” has the meaning set forth in the first paragraph.
“Person” shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, estate, unincorporated organization, Government Entity or other entity.
    “Personal Lines Cut-Through QSA” has the meaning set forth in the Recitals.
“Personal Lines LPTA Administrative Services Agreement” means the Commercial Lines LPTA Administrative Services Agreement to be entered into by Reinsurer, the Companies and AmTrust North America, Inc. pursuant to the Commercial Lines Master Agreement in the form attached thereto.
“Personal Lines Reinsurer” has the meaning set forth in the Recitals.
“Personal Lines Master Agreement” means that certain Personal Lines Master Agreement dated April __, 2014 between the Seller and National General Holdings Corp.
“Reinsurer” has the meaning set forth in the first paragraph.
“Reserve True Up Report” has the meaning set forth in Section 2.2(b).
“Reserve Adjustment” has the meaning set forth in Section 2.2(d).
“Seller” has the meaning set forth in the Recitals.
“Tower” has the meaning set forth in the Recitals.
“Trust Account” has the meaning set forth in Section 3.3(b).
“Trust Agreement(s)” has the meaning set forth in Section 3.3(b).
“Trustee” has the meaning set forth in Section 3.3(b).

“Unearned Premium Reserves” means the reserves established by the Companies for their liability for return of the portion of premiums related to the unexpired term of the Insurance Contracts as of the Effective Time.

ARTICLE 2
BASIS OF REINSURANCE AND BUSINESS REINSURED
Section 2.1    Existing Business.
(a)    Each Company hereby cedes, and the Reinsurer hereby assumes, one hundred percent (100%) of all Losses occurring on Insurance Contracts for which such Company is liable (other than Losses assumed under the Commercial Lines Cut-Through QSA and the Personal Lines Cut-Through QSA). All Losses reinsured hereunder and any payments of Claims with respect to such Losses by the Reinsurer shall be net Inuring Reinsurance paid and collected for the benefit of the applicable Company.
(b)    In the event the Reinsurer makes an indemnity payment on behalf of a Company directly to any policyholder, insured or third party pursuant to any Insurance Contract that pays, in full or in part, a Loss, cost or expense under such Insurance Contract, such payment satisfies and extinguishes any and all obligation of the Reinsurer hereunder to indemnify such Company for such Loss, cost or expense to the extent of such payment. In no event shall the Reinsurer be obligated hereunder to indemnify with respect to any Loss, cost or expense under an Insurance Contract for an amount in excess of such Loss, cost or expense.
Section 2.2    Transfer of Loss Reserves and Unearned Premium Reserves.
(a)    On the Closing Date, the Companies shall convey to the Reinsurer one hundred percent (100%) of the aggregate Loss Reserves and Unearned Premium Reserves of the Companies by wire transfer of immediately available funds in an amount equal to [ ] Dollars ($[ ]), which amount represents the estimate of the sum of the Loss Reserves and Unearned Premium Reserves as of the Closing Date (the “Initial Reserve Transfer Amount”).
(b)    Within ninety (90) days following the Closing Date, the Reinsurer shall perform a calculation of the sum of the aggregate Loss Reserves and Unearned Premium Reserves of the Companies as of the Closing Date, and, if different from the Initial Reserve Transfer Amount, the Reinsurer shall send to the Companies its computation of the sum of such aggregate Loss Reserves and Unearned Premium Reserves together with its work papers used to compute the same (the “Reserve True Up Report”). The sum of such aggregate Loss Reserves and Unearned Premium Reserves shall be calculated utilizing the established actuarial practices as followed by the Companies in respect of the Insurance Contracts, as well as the reserve requirements, statutory accounting rules and actuarial principles applicable to the Companies as of the Effective Time.
(c)    Within ten (10) days following the Companies’ receipt of the Reserve True-Up Report, the Parties shall confer in good faith with regard to any disputed calculations and an appropriate adjustment shall be made to the sum of the aggregate Loss Reserves and aggregate Unearned Premium Reserves as agreed upon by the Parties. If the Parties are unable to agree on an appropriate adjustment within twenty (20) days of the Reserve True Up Report, “Alternative Accountants,” whose decision on the matter shall be binding on the Parties, shall be designated by agreement between the Companies and the Reinsurer. If the Parties fail to agree on the selection of the Alternative Accountants, the Alternative Accountants shall be selected by mutual agreement of each of the Companies’ and the Reinsurer’s outside independent auditors.

The Alternative Accountants shall conduct such analysis as they deem appropriate, during a period not to exceed thirty (30) days after they are selected, to determine the amounts which they conclude should have been reflected in the Reserve True Up Report and shall issue their decision (which shall be rendered in writing and shall specify the reasons for the decision) within fifteen (15) days after the conclusion of their analysis. The Alternative Accountants’ decision shall include a determination of the aggregate Loss Reserve and aggregate Unearned Premium Reserve, the amounts which they have determined should be used for the Reserve True Up Report and a determination of the Reserve Adjustment (as that term is defined in Section 2.2(d)) due to the Reinsurer or the Companies, as the case may be. Each Party shall make available to the other Party and the Alternative Accountants such work papers as may be reasonably necessary to calculate the aggregate Loss Reserves and aggregate Unearned Premium Reserves and Reserve Adjustment under this Section 2.2(c). No Party shall have any ex parte discussions or communications, directly or indirectly, with the Alternative Accountants regarding the subject matter of a dispute arising under this Section 2.2(c), unless the Party seeking such discussions or communications first obtains the other Party’s written consent to such ex parte contact with the Alternative Accountants. For the avoidance of doubt, in the event of any dispute with respect to the Loss True Up Report, such dispute shall be governed by this Section 2.2 and the procedures set forth herein.
(d)    On the fifth (5th) business day following the deemed acceptance of, the mutual written agreement of the Companies and the Reinsurer to, or the determination by the Alternative Accountants of, the aggregate Loss Reserves and aggregate Unearned Premium Reserves, if the sum of the aggregate Loss Reserves and aggregate Unearned Premium Reserves exceeds the Initial Reserve Transfer Amount, the Companies shall remit funds to the Reinsurer equal to the difference, and if the sum of the aggregate Loss Reserves and Unearned Premium Reserves are less than the Initial Reserve Transfer Amount, the Companies shall be paid such difference by the Reinsurer (the amount so transferred being herein called the “Reserve Adjustment”).
(e)    From and after the Effective Time, the Reinsurer shall maintain as a liability on its statutory financial statements adequate reserves for all liabilities ceded under this Agreement. The Reinsurer shall provide the Companies with its periodic reports filed with its insurance regulators and a copy of its audited financial statements along with the audit report thereon within fifteen (15) days of the Reinsurer’s filing of such statements and reports with the insurance regulator of its jurisdiction of domicile.
Section 2.3    Inuring Reinsurance.
As additional consideration for the liabilities assumed by the Reinsurer pursuant to this
Agreement, the parties hereby agree that all Inuring Reinsurance shall inure to the benefit of the
Reinsurer and, accordingly, any recovery of funds under the Inuring Reinsurance shall be paid promptly to the Reinsurer.

ARTICLE 3
PAYMENTS, OFFSET, AND SECURITY
Section 3.1    Offset Rights.
Except as otherwise expressly provided, each Party hereto, and each of its respective Affiliates at the time an offset is asserted, shall have, and may exercise at any time and from time to time, the right to offset any balance or balances due to the other Party under this Agreement at the time an offset is asserted; provided, however, that in the event of the insolvency of a Party hereto or any of its Affiliates, offsets shall only be allowed in accordance with the provisions of Applicable Law.

Section 3.2    Reports and Remittances.
(a)    The Parties shall conduct quarterly settlements based upon quarterly bordereaux to be provided by or on behalf of the Companies pursuant to the Commercial Lines LPTA Administrative Services Agreement and Personal Lines LPTA Administrative Services Agreement evidencing the amount due or to be due in a form, and containing such detail, as is agreed to by the Parties. Each Party shall pay or credit in cash or its equivalent to the other all gross amounts for which it may be liable under the terms and conditions of this Agreement within thirty (30) days after receipt of each monthly bordereau.
(b)    The Companies and the Reinsurer shall furnish each other with such records, reports and information with respect to the Losses, Claims, Inuring Reinsurance, and the reinsurance contemplated hereby as may be reasonably required by the other Party to comply with any internal reporting requirements or reporting requirements of any Governmental Entity or to prepare and complete such Party’s quarterly and annual financial statements.
(c)    If a Company or the Reinsurer receives notice of, or otherwise becomes aware of, any inquiry, investigation, proceeding, from or at the direction of a Governmental Entity, or is served or threatened with a demand for litigation, arbitration, mediation or any other similar proceeding relating to the Insurance Contracts, such Company or the Reinsurer, as applicable, shall promptly notify the other party thereof, whereupon the parties shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner in light of all the relevant business, regulatory and legal facts and circumstances.
(d)    Each Party shall have the right, through authorized representatives and upon reasonable advance notice during normal business hours, to periodically audit and inspect all books, records, and papers of the other Party solely in connection with the Insurance Contracts, the Inuring Reinsurance and any reinsurance hereunder or claims in connection therewith. Each Party shall treat the other Party’s books, records, and papers in confidence. Each Party shall comply in all material respects with its privacy policies as to and all Privacy Laws with respect to Personal Information. “Personal Information” means any information related to an identified or identifiable natural person and does not meet the definition of de-identified as defined by the Health Insurance Portability and Accountability Act of 1996. “Privacy Laws” shall mean any laws, statutes, rules, regulations, codes, orders, decrees, and rulings thereunder of any federal, state, regional, county, city, municipal or local government of the United States that relate to privacy, data protection or data transfer issues.
Section 3.3    Security.
(a)    As regards Insurance Contracts coming within the scope of this Agreement, each Company agrees that, when it files with the applicable jurisdiction(s) or sets up on its books reserves for the Policies covered hereunder, which it is required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves applicable to it. For purposes of this Article, "reserves" will consist of:
(i)    Loss and loss adjustment expense paid by such Company but not recovered from the Reinsurer;
(ii)    Loss and loss adjustment expense reported and outstanding;
(iii)    A reserve amount for incurred but not reported losses; and
(iv)    Unearned premium.

(b)    The Reinsurer hereby agrees that with respect to each Company severally, it will fund an amount equal to the Reinsurer’s proportion of such reserves by establishing a trust account pursuant to trust agreement (“Trust Account”) which may be combined with one or more of the following:
(i)    Cash advances or funds withheld; or
(ii)    Letters of credit
(c)    Except as otherwise provided herein, the Reinsurer will have the option of determining the method of funding referred to above, provided it is reasonably acceptable to the applicable Company and, to the extent that funding is required for such Company to receive credit for the reinsurance under this Agreement, each applicable regulatory authority. Income on the amounts funded as provided above shall accrue to the benefit of the Reinsurer.
(d)    If a Reinsurer's choice of funding is or includes a letter of credit, it will apply for and secure delivery to the applicable Company of a clean, irrevocable, unconditional letter of credit, dated on or before December 31 of the year in which the request is made, issued by a member of the Federal Reserve System or any other bank approved for use by the National Association of Insurance Commissioners' Securities Valuation Office and such Company, containing provisions acceptable to the insurance regulatory authorities having jurisdiction over such Company's reserves in an amount equal to the Reinsurer's proportion of such reserves as shown in the statement prepared by such Company.
(e)    Any letter of credit will be issued for a period of not less than one year, and will be automatically extended for one year from its date of expiration or any future expiration date unless thirty (30) days prior to any expiration date the issuing bank notifies the Company that is the beneficiary of such letter of credit by registered mail that the issuing bank elects not to consider the letter of credit extended for any additional period. An issuing bank, not a member of the Federal Reserve System or not chartered in the state of domicile of the Company that is the beneficiary of such letter of credit, will provide 60 days’ notice to such Company prior to any expiration in the event of nonextension.
(f)    Notwithstanding any other provisions of this Agreement, a Company or its court-appointed successor in interest may draw upon and apply any amounts which it may draw against such letter of credit or trust agreement (pursuant to the terms of the agreement under which the letter of credit or trust agreement is held), or any other method of funding that may apply, at any time without diminution because of the insolvency of such Company or of Reinsurer for one or more of the following purposes only:
(i)    To reimburse such Company for the Reinsurer's share of unearned premium (if applicable) on Insurance Contracts reinsured hereunder on account of cancellations of such Insurance Contracts.
(ii)    To pay the Reinsurer's share or to reimburse such Company for the Reinsurer's share of any Loss reinsured by this Agreement, which has not been otherwise paid.
(iii)    To make refund of any sum in excess of 102% of the actual amount of the Reinsurer’s security requirement under this Agreement.
(iv)    In the event of nonextension of the letter of credit as provided for above, to establish deposit of the Reinsurer's security requirement under this Agreement. Such cash deposit will be held in an interest-bearing account separate from such Company's other assets, and interest thereon will accrue to the benefit of the Reinsurer, except that any such interest shall accrue to the benefit of such Company to the extent that the Reinsurer has not fully complied with its funding obligations hereunder.
(v)    In the event that the Reinsurer funds its obligations hereunder by use of a trust agreement, where such Company has received notification of termination of the trust account established by the trust agreement to secure the Reinsurer’s obligations to such Company and where the Reinsurer’s entire obligations to such Company under the Agreement remain unliquidated and undischarged ten (10) days prior to the termination date, to withdraw amounts equal to such Reinsurer’s obligations under the Agreement, including reserves for outstanding claims (including claims incurred but not reported), reserves for loss adjustment expenses and reserves for unearned premium, if applicable, and deposit those amounts in a separate account, in the name of such Company in any qualified United States financial institution as defined in relevant state insurance laws and regulations apart from its general assets, in trust for such uses and purposes specified above as may remain executory after such withdrawal and for any period after the termination date.
(vi)    To pay the Reinsurer's share of any other amounts such Company claims are due under this Agreement.
(g)    Quarterly, each Company will prepare, for the sole purpose of determining the funding required in this Article, a specific statement of the Reinsurer's security requirement under this Agreement. If the statement shows that the Reinsurer's security requirement exceeds the balance of funding as of the statement date, the Reinsurer will, within fifteen (15) days after receipt of notice of such excess, make an adjustment increasing the amount of such funding by the amount of such difference. If, however, the statement shows that the Reinsurer's security requirement is less than the balance of funding as of the statement date, such Company will, within fifteen (15) days after receipt of written request from the Reinsurer release such excess by making the appropriate adjustment.
ARTICLE 4
CLAIMS, UNDERWRITING AND OTHER ADMINISTRATION
(a)    All services related to claims, underwriting and administration with respect to Commercial Lines Business reinsured hereunder shall be provided by AmTrust and its Affiliates pursuant to the Commercial Lines LPTA Administrative Services Agreement.
(b)    All services related to claims, underwriting and administration with respect to Personal Lines Business reinsured hereunder shall be provided by National General and its Affiliates pursuant to the Personal Lines LPTA Administrative Services Agreement.

ARTICLE 5
REGULATORY MATTERS
At all times during the term of this Agreement, each Company and the Reinsurer shall hold and maintain all licenses and authorizations required under Applicable Law and otherwise take all actions that may be necessary to perform its obligations hereunder.

ARTICLE 6
DUTY OF COOPERATION & INDEMNITY
Section 6.1    Cooperation.
Each Party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.
Section 6.2    Indemnity.
This Agreement is an agreement for indemnity reinsurance solely between the Companies and the Reinsurer and shall not create any legal relationship whatsoever between the Reinsurer and any Person other than the Companies.

ARTICLE 7
[INTENTIONALLY OMITTED]
ARTICLE 8
INSOLVENCY
In the event of the insolvency of a Company, this reinsurance shall be payable directly to such Company or its liquidator, receiver, conservator or statutory successor on the basis of the amount of the claims allowed in the insolvency proceeding without diminution because of the insolvency of such Company or because the liquidator, receiver, conservator or statutory successor of such Company has failed or is unable to pay all or a portion of a claim, except where (a) this Agreement specifically provides another payee of such reinsurance in the event of such Company’s insolvency, provided that this exception shall only apply to the extent that the reinsurance proceeds due such payee are actually paid by the Reinsurer, or (b) the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of such Company as direct obligations of the Reinsurer to the payees under such policies and in full and complete substitution for the obligations of such Company to such payees. It is agreed, however, that the liquidator, receiver, conservator or statutory successor shall give written notice to the Reinsurer of the pendency of a claim against such Company indicating the Insurance Contract which involves a possible liability on the part of the Reinsurer within reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership and that, during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to such Company or its liquidator, receiver, conservator or statutory successor. The expenses thus incurred by the Reinsurer shall be chargeable, subject to the Court’s approval, against such Company as part of the expense of the conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to such Company solely as a result of the defense undertaken by the Reinsurer.
ARTICLE 9
REGULATORY APPROVALS
The Companies and the Reinsurer shall submit all necessary registrations, filings and notices with, and obtain all necessary consents, approvals, qualifications and waivers from, all Governmental Entities and other parties which may be required under Applicable Law as a result of the transactions contemplated by this Agreement. The Parties agree that where formal approval is required by any Governmental Entity, this Agreement shall not be effective as to any and all Insurance Contracts to be reinsured hereunder in such jurisdiction until such approval is obtained.
ARTICLE 10

DURATION
This Agreement shall not be subject to termination by any Party except (i) by written agreement between Reinsurer and the Companies on the date indicated by such agreement, after receipt of any required approval from Government Entities, or (ii) upon the expiration of all liability on all Insurance Contracts, and the complete performance by Reinsurer and the Companies of all obligations and duties arising under this Agreement.
ARTICLE 11

FOLLOW THE FORTUNES
The Reinsurer’s liability shall attach simultaneously with that of the Companies and shall be subject in all respects to the same risks, original terms and conditions, interpretations, waivers, and to the same cancellation of the Insurance Contracts as the Companies are subject to, the true intent of this Agreement being that the Reinsurer shall, in every case to which this Agreement applies, follow the fortunes and follow the settlements of the Companies.
ARTICLE 12

SURVIVAL; INDEMNIFICATION
Section 12.1    Indemnification.
(a)    The Reinsurer agrees to indemnify and hold the Companies and their Affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against and in respect of all Damages resulting from or relating to a breach by the Reinsurer of any covenant or agreement of the Reinsurer in this Agreement and to be performed after the date hereof.

(b)    Each Company agrees, severally and not jointly, to indemnify and hold the Reinsurer and its Affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against and in respect of all Damages, resulting from or relating to a breach by such Company of any covenant or agreement of such Company in this Agreement and to be performed after the date hereof.
ARTICLE 13

MISCELLANEOUS
Section 13.1    Notices. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the Parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:
(a)    If to any Company, to:
Tower Group
120 Broadway
New York, NY 10271
Attention: William E. Hitselberger
Facsimile: (212) 655-2067
E-mail: bhiltselberger@twrgrp.com

or to such other person or address as the Companies shall furnish to the Reinsurer in writing.

(b)	If to the Reinsurer, to:

CastlePoint Re, Ltd.
Washington Mall
7 Reid Street Suite 404
Hamilton HM11 Bermuda
Attn: General Counsel

or to such other person or address as the Reinsurer shall furnish to the Companies in writing.
If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any Party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

Section 13.2    Assignment; Parties in Interest.
(a)    Assignment. Except as expressly provided herein, the rights and obligations of a Party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other Party.
(b)    Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns. Except as provided in Section 3.1, nothing contained herein shall be deemed to confer upon any other Person any right or remedy under or by reason of this Agreement.
Section 13.3    Waivers and Amendments; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power, remedy or privilege, nor any single or partial exercise of any such right, power, remedy or privilege, preclude any further exercise thereof or the exercise of any other such right, remedy, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have under Applicable Law or in equity.
Section 13.4    Governing Law; Venue. This Agreement shall be construed and interpreted according to the internal laws of the State of New York excluding any choice of law rules that may direct the application of the laws of another jurisdiction. Subject to the provisions of Article 7, the Parties hereby stipulate that any action or other legal proceeding arising under or in connection with this Agreement may be commenced and prosecuted in its entirety in the federal or state courts sitting in New York, New York, each Party hereby submitting to the personal jurisdiction thereof, and the Parties agree not to raise the objection that such courts are not a convenient forum. Process and pleadings mailed to a party at the address provided in Section 13.1 shall be deemed properly served and accepted for all purposes.
Section 13.5    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 13.6    Entire Agreement; Merger. This Agreement, the Ancillary Agreements, and any exhibits, schedules and appendices attached hereto and thereto together constitute the final written integrated expression of all of the agreements among the Parties with respect to the subject matter hereof and is a complete and exclusive statement of those terms, and supersede all prior or contemporaneous, written or oral, memoranda, arrangements, contracts and understandings between the Parties relating to the subject matter hereof. Any representations, promises, warranties or statements made by any Party which differ in any way from the terms of this Agreement or any applicable provisions contained in the Ancillary Agreements shall be given no force or effect. The Parties specifically represent, each to the other, that there are no additional or supplemental agreements or contracts between or among them related in any way to the matters herein contained unless specifically included or referred to in this Agreement or any applicable provisions contained in the Ancillary Agreements. No addition to or modification of any provision of this Agreement or any applicable provisions of the Ancillary Agreements shall be binding upon either Party unless embodied in a dated written instrument signed by both Parties.

Section 13.7    Exhibits and Schedules. All exhibits, schedules and appendices are hereby incorporated by reference into this Agreement as if they were set forth at length in the text of this Agreement.
Section 13.8    Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.
Section 13.9    Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Law or regulations, that provision shall not apply and shall be omitted to the extent so contrary, prohibited, or invalid; but the remainder of this Agreement shall not be invalidated and shall be given full force and effect insofar as possible.
Section 13.10    Expenses. Regardless of whether or not the transactions contemplated in this Agreement are consummated, each of the Parties shall bear their own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.
Section 13.11    Currency. The currency of this Agreement and all transactions under this Agreement shall be in United States Dollars.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above to be effective as of the Effective Time.
CASTLEPOINT REINSURANCE COMPANY LTD.
By
Title

TOWER INSURANCE COMPANY OF NEW YORK
By
Title

CASTLE POINT NATIONAL INSURANCE COMPANY
By
Title

TOWER NATIONAL INSURANCE COMPANY
By
Title

HERMITAGE INSURANCE COMPANY
By
Title

CASTLE POINT FLORIDA INSURANCE COMPANY

By
Title

NORTH EAST INSURANCE COMPANY
By
Title

YORK INSURANCE COMPANY OF MAINE,
By
Title

MASSACHUSETTS HOMELAND INSURANCE COMPANY
By
Title

PRESERVER INSURANCE COMPANY
By
Title

CASTLE POINT INSURANCE COMPANY
By
Title

Exhibit B
COMMERCIAL LINES LPTA ADMINISTRATIVE SERVICES AGREEMENT
BY AND AMONG
CASTLEPOINT NATIONAL INSURANCE COMPANY,
NORTH EAST INSURANCE COMPANY,
PRESERVER INSURANCE COMPANY,
YORK INSURANCE COMPANY OF MAINE,
MASSACHUSETTS HOMELAND INSURANCE COMPANY,
TOWER INSURANCE COMPANY OF NEW YORK,
TOWER NATIONAL INSURANCE COMPANY,
HERMITAGE INSURANCE COMPANY,
CASTLEPOINT FLORIDA INSURANCE COMPANY,
CASTLEPOINT INSURANCE COMPANY,
CASTLEPOINT REINSURANCE COMPANY, LTD.
AND
AMTRUST NORTH AMERICA, INC.

COMMERCIAL LINES LPTA ADMINISTRATIVE SERVICES AGREEMENT
THIS COMMERCIAL LINES LPTA ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is made and entered into as of __________, 2014, by and among:

1.
CastlePoint National Insurance Company ("CastlePoint"), an insurance company organized under the laws of Illinois, North East Insurance Company ("North East"), an insurance company organized under the laws of Maine, Preserver Insurance Company ("Preserver,"), an insurance company organized under the laws of New Jersey, York Insurance Company of Maine ("York"), an insurance company organized under the laws of Maine, Massachusetts Homeland Insurance Company ("Massachusetts,"), an insurance company organized under the laws of Massachusetts, Tower Insurance Company of New York ("TIC"), an insurance company organized under the laws of New York, Tower National Insurance Company ("TNIC"), an insurance company organized under the laws of Massachusetts, Hermitage Insurance Company ("Hermitage"), an insurance company organized under the laws of New York, CastlePoint Florida Insurance Company ("CPF"), an insurance company organized under the laws of Florida, and CastlePoint Insurance Company ("CPIC") (collectively, the "Companies");

2.	CastlePoint Reinsurance Company, Ltd., a Bermuda corporation ("Reinsurer"); and

3.	AmTrust North America, Inc., a Delaware corporation (the "Administrator") (collectively, the "Parties" and each, a "Party").
RECITALS
WHEREAS, ACP Re, Ltd., a Bermuda corporation ("ACP"), AmTrust Financial Services, Inc., a Delaware corporation ("AmTrust"), and National General Holdings Corporation, a Delaware corporation ("National General") are entering into a series of agreements by which Seller has agreed to acquire Tower Group International, Ltd. ("Tower"), a Bermuda insurance holding company, which transacts commercial and personal lines insurance business in the United States through the Companies which are parties to this Agreement, and, in connection therewith, AmTrust and National General have agreed to administer the run-off of Tower’s legacy business, provide stop-loss coverage to Reinsurer with respect thereto, and, prospectively, manage and reinsure all business to be written by the Companies after the Effective Time;
WHEREAS, in connection with the transactions described above, Reinsurer and the Companies entered into that certain Loss Portfolio Transfer Agreement (the "LPTA"), pursuant to which Reinsurer assumed all insurance liabilities and unearned premium liability (to the extent not previously assumed by Affiliates of AmTrust or National General) of the Companies;
WHEREAS, each of the Companies previously conducted or currently conducts a commercial lines insurance business involving policies that fall within the Commercial Lines Business and which have been issued prior to the Effective Date in the states or other jurisdictions where they are respectively authorized to conduct such business through independent agents appointed by the Companies (collectively, the "Subject Business" or "Subject Policies," as the context dictates); and
WHEREAS, for a period of time following the Effective Date and as more particularly set forth herein, each of the Companies wishes to appoint Administrator as its third-party administrator for purposes of performing the claims administration related to the runoff of claims under Subject Policies issued by such Company prior to the Effective Time, pursuant to the LPTA, and claims administration related to Insurance Contracts and Claims arising under the Cut-Through Agreement (as defined below).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:
ARTICLE 1:
DEFINITIONS
1.1    Definitions. The following terms have the respective meanings set forth below throughout this Agreement and the following definitions are equally applicable to both the singular and plural forms of any of the terms defined herein:
"Administrator Indemnitees" has the meaning set forth in Section 9.2.
"Affiliate" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person.
"Agreement" has the meaning set forth in the preamble.
"AmTrust" has the meaning set forth in the Recitals.
"Assignment Termination Date" has the meaning set forth in Section 8.3.
"Books and Records" means all hard-copy and electronic policy information, data, records and policy forms in the possession or control of the Companies relating primarily to the Subject Business, including, but not limited to, administrative records, claim records, marketing compliance records, policy files, sales records, files and records relating to regulatory matters, files and records relating to tax information and tax qualification reporting, reinsurance records, underwriting records and accounting records (in whatever form maintained and wherever housed or held); provided, however, that if any such records contain information which does not relate to the Subject Business, such information shall not constitute "Books and Records" and may be redacted from the "Books and Records" as the Companies reasonably deem appropriate. Books and Records shall exclude any records that are subject to attorney-client privilege. Except with respect to records or documents that are subject to the attorney-client privilege or that do not relate to the Subject Business, the Companies shall provide Administrator with reasonable access to any books and records that are excluded herein from the definition of "Books and Records" and retained by the Companies to the extent reasonably required by Administrator to perform its obligations under this Agreement.
"Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are permitted or obligated by applicable Law to be closed.
"Commercial Lines Business" means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders, endorsements, renewals and extensions (other than Personal Lines Business) issued by a Company.
"Companies" has the meaning set forth in the preamble.
"Company Indemnitees" has the meaning set forth in Section 9.1.
"Confidential Information" means all Books and Records and all documents and information concerning (i) one Party or any of its Affiliates, (ii) a Policyholder, or (iii) the Subject Business, in each case furnished to a Party or such Party’s Affiliates (the "Receiving Party") or representatives in connection with this Agreement or the Services contemplated hereby, except that, to the extent not prohibited by applicable Law, Confidential Information shall not include information which: (i) at the time of disclosure or thereafter is generally available to and known by the public other than by way of a wrongful disclosure by the Receiving Party hereto or by any representative of the Receiving Party; (ii) was available on a non-confidential basis from a source other than the Receiving Party or its representatives, provided that such source is not and was not bound by a confidentiality agreement with the Party disclosing such information; (iii) prior to the disclosure, was already in the Receiving Party’s possession as evidenced by written records kept in the ordinary course of the Receiving Party’s business or by proof of actual use by the Receiving Party (other than the Books and Records which shall remain "Confidential Information"); or (iv) was independently developed by the Receiving Party without violating any obligations under this Agreement and without the use of any Confidential Information.
"Cut-Through Agreement" means the Commercial Lines Cut-Through Quota Share Reinsurance Agreement, dated as of January 3, 2014, by and among the Companies and Technology Insurance Company, Inc., an insurance company organized under the laws of New Hampshire.
"Disbursement Account" means a bank account or accounts to be established by a Company, Reinsurer and/or Affiliate of AmTrust prior to the Effective Date and to be used by Administrator on behalf of the Companies as provided in this Agreement and as more particularly described in ARTICLE 3.
"Effective Date" means the date hereof.
"Effective Time" means 12:01 a.m. Eastern Standard Time on the Effective Date.
"Government Entity" means any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other.
"Law" or "Laws" means any statute, law, ordinance, rule, regulation, administrative or judicial order, bulletin or other governmental pronouncement issued or adopted by any Government Entity.
"Legally Required Company Action" means any specific action that the Companies are required by applicable Law or Government Entities to take on their own behalf, without Administrator acting in their name or on their behalf, solely with respect to the Subject Business.
"Loss" has the meaning set forth in Section 9.1.
"Miscellaneous Costs" has the meaning set forth in Section 5.1.
"Out-of-Pocket Costs" has the meaning set forth in Section 5.1.
"Party" or "Parties" have the meanings set forth in the preamble.
"Person" means any individual, corporation, partnership, firm, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, Government Entity, business unit, division or entity.
"Personal Lines Business" means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders, endorsements, renewals and extensions for personal automobile liability and physical damage, homeowners, personal excess and umbrella coverage issued by the Companies.

"Policyholder" means the owner and/or named insured on policies that are included within the Subject Business.
"Reinsurer" has the meaning set forth in the Recitals.
"Services" has the meaning set forth in Section 2.1(c).
"Subject Business" has the meaning set forth in the Recitals.
"Subject Business Losses" shall mean liabilities and obligations to make payments to policyholders, beneficiaries and third party claimants under the Subject Business and all loss adjustment expenses and defense costs, including (i) all expenses incurred by or on behalf of the Companies in the investigation, appraisal, adjustment, litigation, defense or appeal of claims under the Subject Business and/or coverage actions under the Subject Business, (ii) all liabilities for consequential, exemplary, punitive or similar extracontractual damages, or for statutory or regulatory fines or penalties, or for any loss in excess of the limits of any Subject Business, whether owing to the policyholders or insureds under the Subject Business, and (iii) court costs accrued prior to final judgment, prejudgment interest or delayed damages and interest accrued after final judgment.
"Subject Consideration" has the meaning set forth in Section 5.1.
"Taxes" or "Tax" means all federal, state, local or foreign taxes, charges, fees, levies, rates or dues, or other assessments, including all income, capital gains, capital, sales, use, excise, transfer, goods and services, value added, franchise, withholding, payroll, premium, gross receipts, employment, employment insurance, business, property or other taxes, customs, duties, surtaxes, fees, assessments, charges or governmental imposts of any kind whatsoever imposed by any governmental authority or taxing authority, together with any interest, penalty, fine, or addition thereto, whether disputed or not.
ARTICLE 2:
SERVICES APPOINTMENT
2.1    Appointment and Acceptance; Standards.
(a)    Effective as of the Effective Time until the complete performance by Administrator and Reinsurer of all obligations and duties arising under this Agreement, and subject to Section 2.2, the Companies and Reinsurer hereby appoint Administrator to perform on their respective behalf (i) all claims administration services related to claims under Subject Policies written by the Companies prior to the Effective Time, as more particularly set forth in this ARTICLE 2 and (ii) all claims administration services related to the Insurance Contracts and Claims under the Cut-Through Agreement (Insurance Contracts and Claims having the meaning set forth therein) (collectively, the "Services"), and Administrator hereby accepts such appointment and agrees to act as the designated representative of the Companies as necessary to perform the Services in accordance with the terms of this Agreement and applicable Law.
(b)    Subject to Section 2.2, Administrator agrees that in providing the Services it shall conduct itself in accordance with all reasonable commercial and professional standards of skill, diligence, care, effort and expertise that are at least equal in quality to the standards Administrator exercises in carrying out its own insurance business; provided, that such standards must be in material compliance with the provisions of applicable Law.

(c)    For the avoidance of doubt, and notwithstanding anything contained herein to the contrary, no authority is given or obligations assigned or imposed upon Administrator under this Agreement with respect to (i) the administration of Personal Lines Business written by the Companies (if any), or (ii) the billing, collection, cancellation, renewals or other activities commonly associated with the issuance and administration of policies (other than claims activities) and related to the Subject Business. For the further avoidance of doubt, the claims and other administration of the Personal Lines Business or other personal lines business written by the Companies shall be provided by National General, pursuant and subject to the Personal Lines LPTA Administrative Services Agreement by and among National General and the Companies.
2.2    Control of Subject Business. The performance of the Services by Administrator pursuant to this Agreement shall in no way impair the absolute control, and responsibility for, the business and operations of the Companies by their respective officers and boards of directors. The Companies have the ultimate control over the functions and Services delegated to Administrator pursuant to this Agreement in regards to their Subject Business. Administrator shall comply with any written directions from the Companies with respect to all matters affecting the Services in regards to their Subject Business, so long as such directions comply with applicable Law and are not inconsistent with the terms of this ARTICLE 2; provided, that nothing in this Agreement shall be construed to conflict with the Companies’ ultimate authority and obligation to make decisions with respect to the administration of the Subject Business. In respect of such directions involving the Business, the Companies shall jointly and severally indemnify and hold harmless Administrator and its Affiliates in following such directions.
2.3    Power of Attorney. The Companies hereby appoint and name Administrator, acting through its duly authorized officers, employees and agents, as their true and lawful attorney-in-fact insofar as necessary to enable Administrator to provide the Services in the name of the Companies, from and after the Effective Time for so long as Administrator is authorized hereunder to provide the Services. Without limiting the foregoing, Administrator is expressly authorized, subject to Section 2.2: (a) to do any and all lawful acts that the Companies might have done with respect to the Subject Business insofar as such acts qualify as Services; (b) to proceed by all lawful means to perform any and all of the Companies’ claims administration obligations with respect to the Subject Business; (c) to enforce any right and defend against any liability arising under the Subject Business as they relate to the Services; (d) to sue or defend in the name of the Companies, or any of them, any action arising under the Subject Business; (e) to sign in the name of the Companies vouchers, receipts, releases and other papers in connection with any of the foregoing matters, and (f) to endorse checks payable to the Companies for deposit. If requested by Administrator, the Companies shall execute and deliver to Administrator powers of attorney evidencing such power in a form reasonably acceptable to the Companies.
2.4    Confidentiality and Privacy.
(a)    The Parties agree that, other than as contemplated hereunder and to the extent permitted or required to implement this Agreement, each of them will and will cause their officers, employees and agents to keep confidential and will not use or disclose Confidential Information and the terms and conditions of this Agreement, including, without limitation, the exhibits and schedules hereto, except as otherwise required by applicable Law or as may be agreed in writing by the Parties hereto.
(b)    The Parties acknowledge and agree that Administrator and its Affiliates shall and shall cause their agents to only use Confidential Information regarding Policyholders or the Subject Business in accordance with this Agreement and applicable Law and with due and careful regard for rights of confidentiality and privacy, in order to perform the Services.

(c)    Administrator shall and shall cause its Affiliates and their officers, employees and agents to implement and maintain appropriate administrative, technical and physical safeguards to (i) ensure the security, confidentiality and integrity of Confidential Information regarding Policyholders and the Subject Business, (ii) protect against reasonably anticipated threats or hazards to the security or integrity of such Confidential Information, and (iii) protect against unauthorized access to, or use of, such Confidential Information.
(d)    Nothing in this Section 2.4 shall prohibit Administrator or any of its Affiliates providing services associated with the Subject Business from allowing disclosures of Confidential Information required under applicable Law or to Governmental Entities or as reasonably requested by rating agencies.
2.5    Communication with Government Entities. Except as otherwise provided herein, and subject to Section 2.2 and ARTICLE VI hereof, from and after the Effective Time, Administrator shall be responsible on behalf of the Companies to communicate, make filings and/or correspond with Government Entities with respect to the Subject Business and/or the Services. The Companies, as applicable, shall have the right to receive, as promptly as shall be commercially practicable, copies of all communications, filings, and correspondence with respect to the Subject Business and/or the Services, whether made to or received from Government Entities by Administrator, and shall have the right to prior review, at their expense, of such communications, filings and correspondence to or with Government Entities.
2.6    Audit Rights. During the term of this Agreement and for a period of three (3) months thereafter, each Company shall have the right, at its sole cost and expense, to audit the Services during regular business hours and upon reasonable notice.
2.7    Administrator’s Services. From and after the Effective Date and until the termination of this Agreement, and subject to Section 2.2, Administrator shall provide the following administrative services on behalf of the Companies with respect to the Subject Business in accordance with applicable Law and subject to the terms of the Subject Business:
(a)    Facilities, Supplies and Staffing. Administrator shall provide the facilities and retain all personnel required to perform the Services as determined in the reasonable discretion of the Administrator. Administrator shall also furnish all of the operating forms, printing supplies and any other related items which may become necessary for the operation of the Subject Business, except, for the forms specified by the Companies which they shall provide and which are technically compatible with Administrator’s facilities and equipment.
(b)    Losses, Claim Expenses, Attorney Appointments, Loss Reporting and Reinsurance.
(i)    Administrator shall receive, consider, review, investigate, defend, reject, supervise the adjustment of, settle, compromise and pay all Losses on the Subject Business, and shall also pay all survey, investigating, legal and other costs thereof, provided that the Companies shall have the ultimate and final authority as to payment or nonpayment of claims in regards to their respective Subject Policies and shall have reasonable access to Administrator’s claim files and other claim records in regards to their respective Subject Policies during normal business hours upon reasonable notice. Administrator shall pay all such losses and claims expenses out of funds held in the Disbursement Account. Administrator shall have no access to, or power to draw on, any other account of the Companies for purposes of this Agreement.
(ii)    Administrator shall maintain claims files on all Subject Business, which claims files shall be subject to review by the Companies, or their Representatives, in regards to their Subject Business during normal business hours and upon reasonable notice.

(iii)    Administrator shall appoint claims, defense and loss control attorneys or other outside vendors for the Subject Business.
(iv)    Administrator shall report all losses to the Companies and any applicable reinsurers in a timely manner.
(v)    Administrator shall determine and evaluate coverage issues arising out of or in connection with the Subject Business and prepare and send all applicable correspondence relating to the Subject Business, including, but not limited to reservation of rights and coverage denial letters.
(vi)    Administrator shall have the obligation to exercise control and direction over litigation involving the Subject Business and defend against such litigation pursuant to this Agreement, and shall have the authority to settle or consent to judgment in any such litigation subject to obtaining the applicable Company’s prior written consent, which consent shall not be unreasonably withheld.
(vii)    Administrator shall perform all commercially reasonable services to pursue salvage and subrogation recoveries and to properly credit recoveries to the appropriate claim file.
(viii)    Following reasonable written request therefore, specifying information or reports and filing dates, Administrator shall prepare and submit to the Companies, as applicable, all Tax information and Tax-related business reports related to the Services and reasonably necessary for the Companies to file all Tax returns or reports, and shall do so no later than fifteen (15) days before such Tax returns or reports must be filed.
(ix)    To the extent Administrator collects any premium in respect of the Subject Business, Administrator shall remit such premium to the Companies within 15 days of the end of the month in which it was collected.
(c)    Books and Records.
(i)    From and after the Effective Time, the Companies, or their Representatives, shall deliver to Administrator a copy of any Books and Records as reasonably requested by Administrator to the extent that Administrator or any of its Affiliates does not already possess copies of such Books and Records. Administrator shall keep all information related to the Subject Business and the Books and Records confidential, subject to Section 2.4, and shall not disclose or provide access to such information to any third party, except as otherwise contemplated or permitted under this Agreement or required by applicable Law or with the Companies’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, upon termination of the Services under this Agreement, any copies of the Books and Records and all other books and records maintained at such time by Administrator pertaining to the Subject Business, or copies thereof, shall be delivered promptly to the Companies, as the case may be, or such other person or entity as they shall designate in writing.
(ii)    Administrator agrees that it will and will cause its Affiliates and agents to maintain books and records, including the Books and Records, with respect to the Services, in accordance with the same standards Administrator applies to its own business and applicable Law, including all such books and records as may be required by applicable Law, and all such books and records, including the Books and Records, shall be (A) the property of the Companies in regards to their Subject Business, and (B) available for inspection and copying by the Companies, or their Representatives, in regards to their Subject Business and at their sole cost and expense, and any

Government Entities at any reasonable time during Administrator’s normal business hours upon prior reasonable notice. Administrator shall maintain facilities and procedures comparable to the facilities and procedures it employs for its own books and records for the safekeeping of all books and records used in the performance of the Services and in accordance with applicable Law.
(iii)    Administrator agrees to maintain an adequate system of internal controls over financial reporting as it relates to the Services, and at the Companies’ sole option and cost, to allow the Companies, or their Representatives, to conduct periodic tests of such internal controls over financial reporting in regards to their Subject Business during normal business hours and upon reasonable notice. Administrator shall make the relevant employees of Administrator or its Affiliates available to the Companies, and/or their Representatives, for purposes of this Section 2.7(c)(iii).
(d)    Accounting and Reporting. Administrator agrees to provide the following accounting and reporting services:
(i)    Within fifteen (15) days after the close of each quarter, Administrator or its Representatives shall render a quarterly account to the Companies summarizing the following items pertaining to the Subject Business and the Services and any amounts due in this regard to the Companies:
(A)    paid Subject Business Losses less subrogation and salvages and amounts received during the quarter;
(B)    a statement of the gross and net Subject Business Losses outstanding (including loss reserves) at the close of each quarter; and
(C)    a statement of reinsurance recoverables on paid and unpaid Subject Business Losses from third party reinsurance.
(ii)    Administrator or its Representatives shall also provide such other reports with respect to the Subject Business as may be reasonably requested by the Companies that arise out of or relate to the Services, including, but not limited to, such reports as are necessary to prepare the Companies’ Tax returns and financial statements, actuarial analyses of the Subject Business and related reserves, or any report required by any Government Entity, in each case within the time frame needed by the Companies to comply with their own contractual or other legal obligations or as otherwise mutually agreed by the Parties.
(iii)    The Companies and Administrator will cooperate with each other in good faith to develop a mutually acceptable format for the accounts, statements or other reports required under this Section
(iv)    The quarterly accounting and cash settlement are unconditional upon the performance of any other agreement or Person.
(e)    Miscellaneous Services. Without limiting the foregoing, Administrator shall provide any and all other services on behalf of the Companies that may be necessary, required or appropriate for the provision of the Services, including, but not limited to, the following, but only insofar as they constitute claims administration or claims-related services for the Subject Business: (i) providing or causing the provision of usual and customary services for Policyholders; (ii) processing or causing the processing of all necessary Policyholder notifications and collections; (iii) answering all inquiries; (iv) subject to ARTICLE 11, preparing and handling all regulatory filings; (v) performing all necessary accounting, financial and regulatory reporting, and where applicable, providing the statistical and other information required for such reporting to the Companies in a timely manner, as reasonably required by the Companies from time to time in accordance with the terms of this Agreement.
(f)    Services Not Covered. For the avoidance of doubt, each of the Companies will be responsible for performing all of its own accounting, financial and regulatory reporting, and Manager will have no responsibility with respect thereto; provided, that Manager will provide the Companies with the statistical and other information required for such reporting in a timely manner, as reasonably requested by the Companies from time to time in accordance with the terms of this Agreement.
ARTICLE 3:
DISBURSEMENT ACCOUNT
3.1    Disbursement Account.
(a)    Any and all amounts needed to pay Subject Business Losses arising under the Subject Business shall be paid on behalf of the Companies by Administrator exclusively from one or more disbursement accounts identified by the Companies and/or Reinsurer for such purposes (the "Disbursement Account").
(b)    The Disbursement Account shall be funded by the Companies and/or Reinsurer on a monthly basis based on reasonable estimates of cash flow and capital requirements; provided, that if the amounts in the Disbursement Account are insufficient to cover Subject Business Losses, the Companies and/or Reinsurer shall, within two Business Days of notice thereof from Administrator, deposit additional amounts sufficient to cover such Subject Business Losses.
(c)    No later than five days prior to the end of each month during the term of this Agreement, Administrator and its Affiliates shall remit to the Companies any and all amounts they receive for or on behalf of the Companies in respect of the Subject Business during such month.
(d)    All investment income on funds held in the Disbursement Account shall be credited to the Companies and/or the Reinsurer.
(e)    Administrator acknowledges and agrees that it has a fiduciary obligation to the Companies and/or Reinsurer to access and disburse funds from the Disbursement Account solely for the purposes set forth in this Section 3.1.

ARTICLE 4:
TERM AND TERMINATION RIGHTS
4.1    Term.
(a)    Unless terminated earlier as set forth in this Sections 4.1(a) or 4.2 of this Agreement, the Services provided hereunder with respect to the Subject Business shall terminate as to the Subject Business on the first to occur of: (i) and the complete performance by Administrator and Reinsurer of all obligations and duties arising under this Agreement; or (ii) upon the mutual written consent by the Parties hereto to the termination of this Agreement.

(b)    Upon the expiration or termination of this Agreement pursuant to Sections 4.1(a) or 4.2, Reinsurer and/or its Affiliates shall assume responsibility for performance of the Services relative to the Subject Business, and Administrator shall cooperate with Reinsurer and/or its Affiliates to effect an orderly transition of the Services to Reinsurer and/or its Affiliates at Reinsurer’s sole cost and expense. Such cooperation on the part of Administrator shall include, without limitation: (i) transferring all Books and Records to Reinsurer or its Affiliates, and (ii) using its commercially reasonable efforts to assign at the Reinsurer’s sole cost and expense, for the benefit of Reinsurer or its Affiliates, any agreements with authorized third-party administrators or other service providers relating to the Services.
4.2    Termination Rights. Without limiting any other rights of any Party under this Agreement:
(a)    Reinsurer shall have the right to terminate this Agreement (i) if Administrator does not cure, within thirty (30) days of receiving written notice thereof: (A) any material breach of Administrator’s services hereunder, including without limitation any material breach of Administrator’s obligation to perform the Services in accordance with the standards set forth in Section 2.1, or (B) any material failure by Administrator to perform the Services to the reasonable satisfaction of Reinsurer; or (ii) upon written notice to Administrator if: (A) Administrator becomes subject to dissolution, liquidation, conservation, rehabilitation, bankruptcy, statutory reorganization, receivership, or similar proceedings in any jurisdiction, (B) creditors of Administrator take over its management, (C) Administrator otherwise enters into any arrangement with creditors or makes an assignment for the benefit of creditors, (D) any significant part of Administrator’s undertakings are enjoined, or Administrator’s property is impounded or confiscated, by actions of any Government Entity, or (E) Administrator breaches its fiduciary obligations under Section 3.1(e); and
(b)    Administrator shall have the right to terminate this Agreement upon a Change of Control of Reinsurer, provided that such Change of Control shall have been approved by all applicable insurance regulators and other Government Entities. For purposes of this Section, "Change of Control" means any transaction or a series of transactions which results, directly or indirectly, in the transfer of control of Reinsurer or all or substantially all of its assets or businesses, in all cases, to a third party not then affiliated with Reinsurer, including without limitation: (i) any merger, consolidation, reorganization, recapitalization or other business combination pursuant to which a third party not then affiliated with Reinsurer is transferred to or combined with that of another non-affiliated entity; or (ii) the acquisition by a non-affiliated person or entity of (i) beneficial ownership of any shares of capital stock (or rights to acquire the same) of Reinsurer representing more than 50% of the voting power of Reinsurer or the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the members of the board of directors of Reinsurer or (ii) all or substantially all of the assets of Reinsurer.
ARTICLE 5:
COMPENSATION
5.1    Subject Consideration. Reinsurer shall reimburse Administrator for the following costs and expenses: (i) the portion of the total actual costs incurred by Administrator for the claims operations for the Subject Business (including wages and employee benefits provided to Administrator’s employees, and overhead costs related to the performance of the Services, including without limitation, other loss adjustment expenses not incurred in relation to a specific claim within the Subject Business), (ii) all of Administrator’s out-of-pocket expenses in respect of the Subject Business, including, without limitation, claims investigations, legal fees, defense costs and loss containment expenses, or other third-party vendor costs that are incurred in relation to a specific claim within the Subject Business ("Out-of-Pocket Costs"), (iii) costs paid in connection with any modifications to Administrator’s claims system necessary to perform the Services

("Miscellaneous Costs"), and (iv) an allocated portion of the Claims Service Expenses paid by the Companies pursuant to the Cut-Through Agreement (collectively, the "Subject Consideration").
5.2    Procedure. Within thirty (30) days following the end of each quarter, Administrator shall provide Reinsurer with requests for payment hereunder consisting of a reasonably itemized bill and other reasonable proof requested by Reinsurer for such amounts. Subject to the foregoing and relative to undisputed amounts, Reinsurer shall pay Administrator the Subject Consideration no later than 15 days following its receipt of a request for payment. Disputed amounts under this Section 5.1 will be paid subject to the dispute resolution provisions incorporated in Article 10. For the avoidance of doubt, the Subject Consideration shall not include any amounts for Out-of-Pocket Costs or Miscellaneous Costs incurred or paid by Administrator that are not reasonably related or allocable to the performance of the Services.

ARTICLE 6:
REGULATORY MATTERS
6.1    Regulatory Matters. From and after the Effective Date, Administrator, on behalf of the Companies, shall be responsible for all state insurance department filings and compliance with all regulatory requirements (if any), but only insofar as they arise out of claims administration or Services for the Subject Business, and subject to prior review and approval by the Companies in the case of any such filing outside of the ordinary course of business.
6.2    Legally Required Company Actions. From and after the Effective Date, Administrator will give the Companies timely notice of any Legally Required Company Action insofar as they arise out of the Services for the Subject Business, including, without limitation, filings with insurance regulators and other Government Entities, which, in each case, relate to the Subject Business. Administrator will, reasonably prior to the date on which such filings are required, provide to the Companies all information with respect to the Subject Business that may be required by it to prepare and make such filings. In addition, Administrator shall cooperate with the Companies and provide such information necessary for them to comply with all applicable reporting, withholding and disclosure requirements under the federal Internal Revenue Code and state and local tax laws with respect to the Subject Business.

ARTICLE 7:
CAPACITY OF ADMINISTRATOR
7.1    Capacity. Administrator has and will continue to have and maintain during the term of this Agreement all licenses, authorizations and resources necessary to provide, or to obtain a licensed and authorized subcontractor to provide, the Services in accordance with applicable Law, and Administrator has, or has available to it via agents or subcontractors, sufficient expertise, trained personnel, resources, systems, controls and procedures (financial, legal, accounting, administrative, data processing or otherwise) as may be necessary or appropriate to discharge Administrator’s services hereunder.
7.2    Insurance. Administrator agrees to maintain general liability and errors and omissions coverages for itself and for its directors, officers and employees as outlined in Schedule 7.2 and to provide updated evidence of that coverage as reasonably requested by the Companies and/or Reinsurer.

7.3    Inability to Perform Services. Without limitation to any of the Companies’ rights hereunder, in the event that Administrator shall be unable to materially perform the Services as required by this Agreement for any reason whatsoever for a period that can reasonably be expected to exceed five Business Days, Administrator shall promptly notify the Companies and/or Reinsurer in writing and cooperate with them in obtaining an alternative means of providing such Services.

ARTICLE 8:
RESERVED

ARTICLE 9:
RESERVED

ARTICLE 10:
RESOLUTION OF DISPUTES
10.1    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State.
10.2    Dispute Resolution; Enforcement.
(a)    In the event of any dispute arising under this Agreement, prior to the commencement of litigation, a senior officer of Administrator and a senior officer of Reinsurer shall attempt in good faith to resolve the dispute consistent with the terms of this Agreement. If they are unable to resolve the dispute in this manner within a reasonable period of time, the parties may pursue judicial remedies with respect to such dispute. This section shall not apply to any application to obtain emergency judicial intervention.
(b)    All actions and proceedings arising out of or relating to the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated by this Agreement shall be heard and determined in the United States District Court for the Southern District of New York and any Federal appellate court therefrom (or, if United States federal jurisdiction is unavailable over a particular matter, the Supreme Court of the State of New York, New York County) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action or proceeding. The consents to jurisdiction and venue set forth in this Section 10.2(b) shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any action or proceeding arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 11.3 of this Agreement. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
10.3    WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
10.4    Survival. This ARTICLE 10 and Section 2.4 shall survive the termination of this Agreement.

ARTICLE 11:
MISCELLANEOUS
11.1    Cooperation. Each Party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.
11.2    Assignment; Parties in Interest.
(a)    Assignment. Except as expressly provided herein, the rights and obligations of a Party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other Party.
(b)    Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns. Nothing contained herein shall be deemed to confer upon any other Person any right or remedy under or by reason of this Agreement.
11.3    Notices. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the Parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:
If to a Company:
c/o Tower Group
120 Broadway

New York, NY 10271
Attention: William E. Hitselberger
Facsimile: (212) 655-2067
E-mail: bhiltselberger@twrgrp.com
If to Reinsurer:
c/o ACP Re, Ltd.
Washington Mall
7 Reid Street Suite 404
Hamilton HM11 Bermuda
Attn: General Counsel

If to Administrator:
c/o AmTrust Financial Services, Inc.
59 Maiden Lane, 43rd Floor
New York, NY 10038
Attn:    Stephen Ungar
Facsimile No.: (212) 220-7130
E-mail: Steve.Ungar@amtrustgroup.com
or to such other person or address as a Party shall furnish to the Companies in writing.
If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next Business Day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any Party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.
11.4    Entire Agreement; Merger. This Agreement and any exhibits, schedules and appendices attached hereto together constitute the final written integrated expression of all of the agreements among the Parties with respect to the subject matter hereof and is a complete and exclusive statement of those terms, and supersede all prior or contemporaneous, written or oral, memoranda, arrangements, contracts and understandings between the Parties relating to the subject matter hereof, except for any applicable provisions contained in the LPTA. Any representations, promises, warranties or statements made by any Party which differ in any way from the terms of this Agreement or any applicable provisions contained in any of the LPTA shall be given no force or effect. The Parties specifically represent, each to the other, that there are no additional or supplemental agreements or contracts between or among them related in any way to the matters herein contained unless specifically included or referred to in this Agreement or any applicable provisions contained in any of the LPTA. No addition to or modification of any provision of this Agreement or any applicable provisions of any of the LPTA shall be binding upon either Party unless embodied in a dated written instrument signed by both Parties.
11.5    Waivers and Amendments; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power, remedy or privilege, nor any single or partial exercise of any such right, power, remedy or privilege, preclude any further exercise thereof or the exercise of any other such right, remedy, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have under applicable Law or in equity.
11.6    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
11.7    Governing Law. This Agreement shall be construed and interpreted according to the internal laws of the State of New York excluding any choice of law rules that may direct the application of the laws of another jurisdiction. Subject to the provisions of ARTICLE 10, the Parties hereby stipulate that any action or other legal proceeding arising under or in connection with this Agreement may be commenced and prosecuted in its entirety in the federal or state courts having jurisdiction over New York, each Party hereby submitting to the personal jurisdiction thereof, and the Parties agree not to raise the objection that such courts are not a convenient forum. Process and pleadings mailed to a party at the address provided in Section 11.3 shall be deemed properly served and accepted for all purposes.
11.8    Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.
11.9    Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable Law or regulations, that provision shall not apply and shall be omitted to the extent so contrary, prohibited, or invalid; but the remainder of this Agreement shall not be invalidated and shall be given full force and effect insofar as possible.
11.10    Expenses. Regardless of whether or not the transactions contemplated in this Agreement are consummated, each of the Parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.
11.11    Currency. The currency of this Agreement and all transactions under this Agreement shall be in United States Dollars.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on the day and year first written above.

AMTRUST NORTH AMERICA, INC.
By
Title

TOWER INSURANCE COMPANY OF NEW YORK
By
Title

CASTLEPOINT NATIONAL INSURANCE COMPANY
By
Title

TOWER NATIONAL INSURANCE COMPANY
By
Title

HERMITAGE INSURANCE COMPANY
By
Title

CASTLEPOINT FLORIDA INSURANCE COMPANY
By
Title

NORTH EAST INSURANCE COMPANY
By
Title

YORK INSURANCE COMPANY OF MAINE
By
Title

MASSACHUSETTS HOMELAND INSURANCE COMPANY
By
Title

PRESERVER INSURANCE COMPANY
By
Title

CASTLEPOINT INSURANCE COMPANY
By
Title

Exhibit C
COMMERCIAL LINES MANAGING GENERAL AGENT AGREEMENT
by and among
CASTLEPOINT NATIONAL INSURANCE COMPANY,
NORTH EAST INSURANCE COMPANY,
PRESERVER INSURANCE COMPANY,
YORK INSURANCE COMPANY OF MAINE,
MASSACHUSETTS HOMELAND INSURANCE COMPANY,
TOWER INSURANCE COMPANY OF NEW YORK,
TOWER NATIONAL INSURANCE COMPANY,
HERMITAGE INSURANCE COMPANY,
CASTLEPOINT FLORIDA INSURANCE COMPANY,
CASTLEPOINT INSURANCE COMPANY,
ACP RE LTD
and
AMTRUST NORTH AMERICA, INC.

dated as of
_____________ __, 2014

COMMERCIAL LINES MANAGING GENERAL AGENT AGREEMENT
This Commercial Lines Managing General Agent Agreement (this "Agreement") is made as of _____________, 2014 (the "Effective Date") by and among:

1.
CastlePoint National Insurance Company ("CastlePoint"), an insurance company organized under the laws of Illinois, North East Insurance Company ("North East"), an insurance company organized under the laws of Maine, Preserver Insurance Company ("Preserver"), an insurance company organized under the laws of New Jersey, York Insurance Company of Maine ("York"), an insurance company organized under the laws of Maine, Massachusetts Homeland Insurance Company ("Massachusetts"), an insurance company organized under the laws of Massachusetts, Tower Insurance Company of New York ("TIC"), an insurance company organized under the laws of New York, Tower National Insurance Company ("TNIC"), an insurance company organized under the laws of Massachusetts, Hermitage Insurance Company ("Hermitage"), an insurance company organized under the laws of New York, CastlePoint Florida Insurance Company ("CPF"), an insurance company organized under the laws of Florida, and CastlePoint Insurance Company ("CPIC") (collectively, the "Companies");

2.	Solely for purposes of Section X.B hereof, ACP Re Ltd ("ACP"), a Bermuda exempted company; and

3.	AmTrust North America, Inc., Delaware corporation (the "Manager" and, collectively with the Companies, the "Parties" and each, a "Party").
RECITALS
WHEREAS, this Agreement is being entered into in connection with that certain Commercial Lines MGA Quota Share Reinsurance Agreement (the "Reinsurance Agreement"), dated as of the date hereof, by and among Technology Insurance Company, Inc., a New Hampshire corporation ("Reinsurer"), and the Companies, pursuant to which Reinsurer will assume 100% of the business written by the Companies pursuant to the Program, and the Companies will cede to Reinsurer 100% of collected premium attributable to the Program;
WHEREAS, each Company desires to appoint Manager as its agent to produce certain classes of insurance in the states where it is licensed to transact insurance business;
WHEREAS, each Company and Manager have agreed that this Agreement shall govern their relationship with respect to the Program and Claim Services (each as defined herein) and compensation payable to the Parties with respect to this Agreement;
WHEREAS, Manager desires to serve as underwriting manager on behalf of each Company and to provide Claim Services for each Company with respect to the Commercial Lines Business (the "Program"); and
WHEREAS, each Company desires to engage Manager to act as underwriting manager and to provide Claim Services on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

I.	DEFINITIONS.

A.	"ACP Parties" shall have the meaning set forth in Section X.B.

B.	"Cause" shall mean Company Cause or Manager Cause.

C.	"Ceding Commission" has the meaning ascribed to such term in the Reinsurance Agreement.

D.
"Claim" or "Claims" means any monetary demand or suit arising out of or in connection with any actual or alleged incident, occurrence or accident as such terms are defined in the Policy(ies) arising out of or related to the Program.

E.	"Claim Services" shall have the meaning set forth in Section II(A).

F.
"Commercial Lines Business" means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders, endorsements, renewals and extensions (other than Personal Lines Business) issued by a Company.

G.	"Cut-Through MGA Agreement" means the Managing General Agent Agreement, dated as of January 3, 2014, by and between the Manager and Tower Risk Management Corp.

H.	"Laws" shall mean all federal, state and local statutes, regulations and ordinances applicable to Manager’s duties under this Agreement.

I.	"Loss Fund Account" shall have the meaning set forth in Section VIII.E

J.	"Master Agreement" shall mean the Commercial Lines Master Agreement, dated as of ______, 2014, by and between ACP and AmTrust Financial Services, Inc., a Delaware corporation.

K.	"National General" shall mean National General Holdings Corp., a Delaware corporation.

L.	"Person" means any individual, sole proprietorship, partnership, corporation, limited liability company, unincorporated society or association, trust or other entity.

M.
"Personal Lines Business" means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders, endorsements, renewals and extensions for personal automobile liability and physical damage, homeowners, personal excess and umbrella coverage issued by the Companies.

N.	"Policy" or "Policies" shall mean all policies, master policies, binders, certificates, endorsements and contracts of insurance issued by a Company through Manager in connection with the Program.

O.
"Program Losses" shall mean liabilities and obligations to make payments to policyholders, beneficiaries and third party claimants under the Program and all loss adjustment expenses and defense costs, including (i) all expenses incurred by or on behalf of the Companies in the investigation, appraisal, adjustment, litigation, defense or appeal of claims under the Program and/or coverage actions under the Program, (ii) all liabilities for consequential, exemplary, punitive or similar extracontractual damages, or for statutory or regulatory fines or penalties, or for any loss in excess of the limits of any Program, whether owing to the policyholders or insureds under the Program, and (iii) court costs accrued prior to final judgment, prejudgment interest or delayed damages and interest accrued after final judgment.

P.	"Recoveries" shall include any and all credits, subrogation, overpayments, voided or returned checks, or other recoveries which shall be credited to the Policy.

Q.	"Reinsurance Agreement" has the meaning set forth in the recitals.

R.	"Reinsurer" has the meaning set forth in the recitals.

S.	The "Term" of this Agreement shall commence on the Effective Date and shall terminate or be canceled in accordance with Article XIII hereof.

T.
"Termination Date" means the effective date of any termination of this Agreement, whether such termination is subject to the expiration of a notice period or is effective immediately upon notice, or otherwise.

U.	"Termination Notice Date" means the date of receipt of any notice of termination.

V.
"Underwriting Guidelines" means the guidelines and other instructions provided to Manager by any of the Companies describing the policy term, limits, coverage classifications, territories and including without limitation (i) the maximum annual premium volume, (ii) the basis of the rates to be charged, (iii) the types of risks which may be written, (iv) maximum limits of liability, (v) applicable exclusions, (vi) territorial limitations, (vii) policy cancellation provisions, and (viii) the maximum policy period; as modified by the applicable Company at its sole discretion from time to time.

II.	APPOINTMENTS.

A.
Each Company hereby appoints Manager as its underwriting manager to produce insurance risks under the Program, as more particularly set forth in Article IV, and as its provider of all claims administration services with respect to Claims under the Program (collectively, the "Claims Services"), as more particularly set forth in Article V, with such power and authority as is set forth herein. Each Company shall make the appropriate notifications of this appointment, or subsequent termination thereof, to any state insurance department as may be required of an insurer.

B.	Manager hereby accepts this appointment and shall make the appropriate notifications of such appointment, or subsequent termination thereof, to any state insurance department as may be required.

C.	Manager will place with each Company business covered by the Program that meets such Company's Underwriting Guidelines.

D.
No Party to this Agreement shall have authority over the operations of the other Party to this Agreement. Each Party to this Agreement shall at all times continue to be directed by its respective management and board of directors.

E.	Each Company at its sole discretion may immediately suspend Manager’s underwriting authority during the pendency of a dispute regarding cause for termination.

III.	TERRITORY.

A.
Manager is authorized to act as underwriting manager in all states in which the applicable Company is licensed to write business pursuant to the Program, subject to the applicable Company’s filed forms and rates (the "Territory").

B.	Manager is authorized to provide Claims Services in accordance with Article V in the Territory.

IV.	DUTIES OF MANAGER REGARDING UNDERWRITING.
Subject to the terms and conditions of this Agreement, and subject to all Laws, Manager shall provide services for the Companies as follows:

A.
Underwriting During the Term of this Agreement. Manager is hereby granted authority to solicit, receive, underwrite, bind, accept, non-renew and cancel insurance risks under the Program on behalf of each Company in accordance with the Underwriting Guidelines. In conducting such underwriting, Manager is hereby authorized to perform the following administrative services on Policies placed with each Company under this Agreement:

1.	Manager shall solicit, receive, review and process all applications and submissions for insurance business under the Program in accordance with Underwriting Guidelines.

2.
Manager shall determine the acceptability of any insurance risk, and issue quotes and Policies in the name of a Company on policy forms approved by such Company. Manager will utilize its policy issuance system for the issuance of quotes, Policies and other Policy documents.

3.
Manager shall issue and deliver Policies to qualified insureds and maintain on behalf of the Companies such information as is necessary to assure the timely and proper issuance, delivery, execution or countersignature of all Policies.

4.
Manager shall develop and maintain proper underwriting files on behalf of Company that shall contain adequate information to clearly demonstrate the reasons for acceptance or rejection of any risk and documentation of the rate development for the premiums charged under the Policy.

5.	Consistent with applicable Laws and the terms and conditions of the Policy, Manager may cancel, terminate or otherwise non-renew Policies bound or written under the Program.

6.
Manager shall provide proper and timely notice of any cancellation, non-renewal, change in coverage to policyholders, certificate holders, loss payee and/or any regulatory authority, as required by the Policy or any applicable Laws. Any such cancellation, non-renewal, change in coverage shall be properly documented in such underwriting files maintained by Manager on behalf of the applicable Company.

7.
Manager shall market the Program and shall perform such related marketing, sales and production activities, and in so doing, shall comply at all times with applicable Laws. In addition, Manager’s marketing activities shall be subject further to the limitations under Section XVI of this Agreement.

8.
Manager shall administer the collection and receipt of premiums, any policy related fees, any applicable late payment fees, reinstatement fees and/or all other sums chargeable and/or due in respect of any and all Policies ("Premiums"), and pay return premiums due in respect of all Policies.

9.	Manager shall pay commission due to producers, including Sub-Producers.
Company shall have the right to cancel or non-renew any Policy, consistent with the terms of such Policy, except as limited by applicable insurance Laws or regulations.

B.	Reinsurance. Manager shall negotiate but not bind reinsurance on behalf of a Company on any business Manager places with such Company.

C.
Sub-Producers. Manager shall be authorized to assign or delegate any of its authority hereunder to an affiliate of Manager without written approval from any Company. Manager shall not be authorized to assign or delegate any of its authority to an unaffiliated party without the prior written approval from the applicable Company, provided, that notwithstanding the foregoing, Manager may designate and license producers (each individually, a "Sub-Producer") solely for the production of business under the Program without written approval from the applicable Company. Manager shall ensure that any party so designated shall be lawfully licensed to transact the type of insurance for which designation is made, and shall require that during the term of such designation, such license shall be maintained continuously and in full force and effect. Manager shall be responsible to insure the compliance by all Sub-Producers with the term of this Agreement and all other written rules and regulations of the applicable Company, and treat as confidential and use only in the interest of such Company all instructions, information and materials of such Company. Manager shall be solely responsible for the performances of any Sub-Producer under the terms and provision hereof. Manager shall require each Sub-Producer to maintain Errors and Omissions and fidelity insurance in an amount and upon terms reasonably acceptable to Manager and the applicable Company. Manager will terminate the designation and licensing of any Sub-Producer at the sole discretion of the Company, with or without cause.

D.
Authorizations. Manager represents and warrants that it possesses licenses or authorizations to perform the functions and duties set forth in this Agreement in the Territory, as may be required by law, and will promptly inform the applicable Company in writing of any and all changes in any of such licenses or authorizations in all states or territories relating to the authority of Manager to conduct the activities required of it under this Agreement.

V.	DUTIES OF MANAGER REGARDING CLAIM ADMINISTRATION.
Subject to the terms and conditions of this Agreement, and subject to all Laws, Manager shall provide the following Claim Services in respect of Policies bound or written under this Agreement:

A.
Facilities, Supplies and Staffing. Manager shall provide the facilities and retain all personnel required to perform the Claim Services as determined in the reasonable discretion of the Manager. Manager shall also furnish all of the operating forms, printing supplies and any other related items which may become necessary for the operation of the Program, except, for the forms specified by the Companies that they shall provide and that are technically compatible with Manager’s facilities and equipment.

B.	Losses, Claim Expenses, Attorney Appointments, Loss Reporting and Reinsurance.

1.
Manager shall receive, consider, review, investigate, defend, reject, supervise the adjustment of, settle, compromise and pay all Losses in respect of the Program, and shall also pay all survey, investigating, legal and other costs thereof, provided that the Companies shall have the ultimate and final authority as to payment or nonpayment of claims in regards to their respective Policies and shall have reasonable access to Manager’s claim files and other claim records in regards to their respective Policies during normal business hours upon reasonable notice. Manager shall pay all such losses and claims expenses out of funds held in the Loss Fund Account. Manager shall have no access to, or power to draw on, any other account of the Companies for purposes of this Agreement.

2.
Manager shall maintain claims files on all claims made under the Policies, which claims files shall be subject to review by the Companies, or their Representatives, in regards to their Policies during normal business hours and upon reasonable notice.

3.	Manager shall appoint claims, defense and loss control attorneys or other outside vendors for the Program.

4.	Manager shall report all losses to the Companies and any applicable reinsurers in a timely manner.

5.
Manager shall determine and evaluate coverage issues arising out of or in connection with the Program and prepare and send all applicable correspondence relating to the Program, including, but not limited to reservation of rights and coverage denial letters.

6.
Manager shall have the obligation to exercise control and direction over litigation involving the Program and defend against such litigation pursuant to this Agreement, and shall have the authority to settle or consent to judgment in any such litigation subject to obtaining the applicable Company’s prior written consent, which consent shall not be unreasonably withheld.

7.	Manager shall perform all commercially reasonable services to pursue salvage and subrogation recoveries and to properly credit recoveries to the appropriate claim file.

8.
Following reasonable written request therefore, specifying information or reports and filing dates, Manager shall prepare and submit to the Companies, as applicable, all Tax information and Tax-related business reports related to the Claim Services and reasonably necessary for the Companies to file all Tax returns or reports, and shall do so no later than fifteen (15) days before such Tax returns or reports must be filed.

C.
Miscellaneous Services. Without limiting the foregoing, Manager shall provide any and all other services on behalf of the Companies that may be necessary, required or appropriate for the provision of the services provided hereunder, including, without limitation, the services described in Article IV and the Claim Services. Such other services shall include, without limitation, the following: (i) providing or causing the provision of usual and customary services for Policyholders; (ii) processing or causing the processing of all necessary policyholder notifications and collections; and (iii) answering all inquiries.

D.
Services Not Covered. For the avoidance of doubt, each of the Companies will be responsible for performing all of its own accounting, financial and regulatory reporting, and Manager will have no responsibility with respect thereto; provided, that Manager will provide the Companies with the statistical and other information required for such reporting in a timely manner, as reasonably requested by the Companies from time to time in accordance with the terms of this Agreement.

VI.	REPORTING AND REMITTANCES.

A.	Manager shall provide all accounting and reporting services with respect to the Program to satisfy the requirements of each Company, including but not necessarily limited to the following:

1.
No later than fifteen (15) days after the end of each month, each Company shall submit to Manager a monthly account ("Monthly Underwriting Activity Report") setting forth Premiums written, Premium collected, and Premium adjustments made, including but not limited to, additional or return premiums, audit and rate adjustments and commissions paid during such month, in each case subject to, and in accordance with, Section VI.B.

2.
No later than fifteen (15) days after the close of each month, Manager or its Representatives shall render a monthly account to the Companies summarizing the following items pertaining to the Program and the Claim Services and any amounts due in this regard to the Companies:

(a)	paid Program Losses less subrogation and salvages and amounts received during the month;

(b)	a statement of the gross and net Program Losses outstanding (including loss reserves) at the close of each month;

(c)	a statement of reinsurance recoverables on paid and unpaid Program Losses from third party reinsurance; and

(d)
such other reports with respect to the Program as may be reasonably requested by the Companies that arise out of or relate to the Claim Services, including, but not limited to, such reports as are necessary to prepare the Companies’ Tax returns and financial statements, actuarial analyses of the Program and related reserves, or any report required by any insurance department or other regulatory authority, in each case within the time frame needed by the Companies to comply with their own contractual or other legal obligations or as otherwise mutually agreed by the Parties (a though d, collectively, the "Monthly Claim Services Report").

3.
As reasonably requested from time to time by a Company, Manager shall submit to such Company a copy of monthly banking statements with respect to the Loss Fund Account for said month, and shall effect reconciliation of such accounts in accordance with customary accounting practices. As and when requested by a

Company, Manager shall provide such Company with appropriate documentation in support of any specific transaction or reconciled entry.

B.	Remittances.

1.
Upon receipt of any Premiums (as defined in Section IV.A.8), Manager shall deposit such Premiums, net of Ceding Commission attributable thereto, into a bank account or accounts designated by Reinsurer.

2.	Manager shall deposit such Ceding Commission, net of any remuneration owed to Manager pursuant to Article XI, into a bank account or accounts designated by the Companies.

VII.	DUTIES AND AUTHORITY OF MANAGER.

A.	Regulatory Compliance.

1.
Manager shall provide, at its own expense, and within a reasonable time, as necessary, such information in its possession required to satisfy reporting requirements imposed upon the Companies by any regulatory authority, boards, bureaus or associations to enable the Companies to file required financial statements and reports, unit statistical and financial calls for information with insurance departments, regulatory bodies of competent jurisdiction, reinsurers, boards, bureaus or associations with regard to the business transacted or services provided pursuant to this Agreement.

2.
Manager shall promptly forward to the applicable Company, in no event later than the first business day after receipt thereof, any written notices, complaints, or inquiries received by any insurance department or any other regulatory authority from policyholders or claimants in connection with the Program and, in addition, shall provide to the applicable Company all information from its records which will assist such Company in its response to such Insurance Department or other regulatory authority, and otherwise cooperate fully with such Company in connection with any such notice, complaint or inquiry, and if requested by such Company, shall prepare and/or assist in the preparation of any response as reasonably necessary in defense of such Company.

3.
Manager shall promptly advise the applicable Company whenever it receives any notice of any regulatory audit, action or threat of sanctions charged against Manager or such Company with respect to or arising out of Manager’s acts or omissions with respect to or which affects the Program, and if requested by such Company, shall take and/or assist in any action as is reasonable and necessary to respond and/or address such matter. Manager agrees to cooperate fully in the handling of any such audit, action or regulatory sanction.

4.
Any fines or penalties levied against a Company arising out of or related to the business produced, Policies serviced or Claim Services provided pursuant to this Agreement shall be paid by Manager to the extent and to the degree directly resulting from any act, error or omission whether intentional or unintentional, of Manager or any of its respective agents, sub-agents, brokers, producers, advisors, or contractors. Except however, to the extent such fine or penalty is directly attributable to an action of a Company, then such Company shall be responsible for a full or pro-rata share, as applicable, of such fine or penalty to the extent that such action of such Company contributed to said fine or penalty.

B.
Limitations of Authority. In addition to any other limitations expressly or implicitly contained in this Agreement, Manager shall not have authority to do any of the following acts in connection with this Agreement:

1.	commit a Company to participate in insurance or reinsurance syndicates, associations or pools or bind a Company to reinsurance agreements or arrangements;

2.	permit any Sub-Producer to serve on Manager’s board of directors;

3.	jointly employ any individual who is employed with a Company;

4.	exceed the maximum Policy limits established by the applicable Company from time to time;

5.
on behalf of a Company, make, accept or endorse notes or otherwise incur any liability which is not incurred in the ordinary course of business of Manager pursuant to the terms and conditions of this Agreement;

6.	waive a forfeiture or issue a guaranty, other than as permitted expressly in writing by a Company;

7.	waive Premium payment, withhold any monies or property of a Company, or offer or pay any rebate of Premium, without the express written consent of such Company;

8.	bind coverage more than 10 days subsequent to the effective date of the Policy without the prior written approval of a Company;

9.
effect or authorize a flat cancellation more than forty-five (45) days after the effective date without the prior written approval of the applicable Company. (In the event of such flat cancellation, Manager shall reasonably document the existence of substituted coverage or other reasons why such Company has no liability for payment of loss while coverage was in force); or

10.	reinstate Policies or certificates cancelled by a Company for other than non-payment of Premium without the prior written approval of such Company.

VIII.	DUTIES OF COMPANY.
Subject to the terms and conditions of this Agreement, and subject to all applicable Laws, each Company agrees to perform the following duties with respect to the Program:

A.
Changes in Authorizations. Each Company will promptly inform Manager in writing of all changes in its licenses or eligibility in the Territory relating to the authority of Company to transact the business of insurance under this Agreement.

B.	Manager Compensation. Each Company shall pay Manager’s compensation as provided in Section XII.

C.
Timely Cooperation. Each Company shall comply in a timely and prompt manner with any reasonable request for instructions or approvals which Manager may make from time to time in order to perform its duties under this Agreement.

D.
Company Policy Issuance. During the Term of this Agreement, each Company shall accept all Policies placed by Manager under the Program in accordance with the Underwriting Guidelines of such Company and the terms of this Agreement.

E.	Creation and Funding of the Loss Fund Accounts.

1.
Any and all amounts needed to pay Program Losses arising under the Program shall be paid on behalf of the applicable Company by Manager exclusively from one or more disbursement accounts identified by the applicable Company for such purposes (the "Loss Fund Accounts").

2.
The Loss Fund Accounts shall be funded on behalf of the applicable Company on a monthly basis based on reasonable estimates of cash flow and capital requirements; provided, that if the amounts in a Loss Fund Account are insufficient to cover Program Losses, additional amounts will be deposited on behalf of the applicable Company sufficient to cover such Program Losses within two Business Days of notice thereof from Manager to the applicable Company,

3.	All investment income on funds held in the Loss Fund Accounts shall be credited to the applicable Company.

4.	Manager acknowledges and agrees that it has a fiduciary obligation to the Companies to access and disburse funds from the Loss Fund Accounts solely for the purposes set forth in this Section VIII.E.

IX.	BOOKS AND RECORDS.

A.
During the Term of this Agreement, Manager shall maintain, at its own expense, separately identifiable books and records and electronic files in connection with the Policies and Claims under the Program and the Claim Services, including but not limited to the following: accounting records, underwriting files, claim files, Policy and premium records, Policy register, bank records, records relating to the Loss Fund Account, licensing files, records of notices, complaints, inquiries, actions and suits served against Manager or, to the extent available to Manager, the Companies, Policies (both in-force and cancelled), and reports and records required to be retained in connection with this Agreement or required under applicable Laws for and on behalf of the Companies (hereinafter collectively referred to as "Books and Records"), with respect to each Policy for a period of seven (7) years following the end of the calendar year in which such Policy expires, is cancelled, non-renewed or otherwise terminated, or for any longer period which may be required by Law. All Books and Records other than those related to policy expirations are the property of the applicable Company, and upon its request, such Company shall be entitled to receive copies of any and all Books and Records. Manager shall be responsible for retaining the Books and Records required to be maintained by Manager under this Agreement, in hard copy form, microfilm, computer software systems and/or other generally accepted information storage medium, as well as, in any reasonable back-up form directed by Company for the period described above. Manager is obligated to provide to a Company copies of any and all such Books and Records, electronically in a format acceptable to such Company.

B.
During the Term of this Agreement, the Companies, or their representatives, shall deliver to Manager a copy of any Books and Records as reasonably requested by Manager to the extent that Manager or any of its Affiliates does not already possess copies of such Books and Records.

C.
Each Company or its designated representatives, without restrictions or limitations, shall, upon reasonable notice to Manager, have broad authority to inspect, copy and audit all Books and Records of Manager pertaining to the business written under this Agreement during reasonable business hours, and, at its own expense, may make copies or extracts of any Books and Records pertaining thereto as such Company may deem necessary.

D.
Both during the Term of this Agreement and following the Termination Date, Manager’s use and control of the expirations, the records thereof and Manager’s work product shall remain in the undisputed possession and ownership of Manager, and each Company’s record of such expirations and other material information relating to specific risks, will not be disclosed by such Company to any agent or broker. Nothing contained in this Section IX.D. shall interfere with a Company’s obligation to renew or service policies following a Termination Date.

E.
Each Company has the right at any time to place in Manager’s office up to six (6) of its underwriting and/or claim representatives to monitor Manager’s performance under this Agreement. Manager will provide such Company representatives with reasonable accommodations, including office space and services as required.

F.
The ownership of Policy supplies, undelivered Policies, or other property furnished by a Company for the purpose of conducting the business which is the subject of this Agreement, shall be vested in such Company. Manager hereby agrees to surrender the same to the applicable Company, without expense to such Company. Manager has no authority to release blank Policy or certificate supplies to any Sub-Producer; and agrees to maintain a Policy register of all voided Policies and shall retain and store all voided Policies on behalf of each Company, and deliver to or make such voided Policies available to the applicable Company or its authorized representatives immediately upon the Termination Date, or at any time upon the request of such Company.

X.	CONFIDENTIAL INFORMATION; RESTRICTIVE COVENANTS.

A.	Confidential Information.

1.
The Parties hereby agree to treat as confidential any and all reports, information, and data relating to, obtained by, prepared or assembled by, or given to the other or developed as a result of information supplied by or on behalf of any Party under this Agreement, or by reason of, or relating to, the transactions contemplated by or incidental to this Agreement, including but not limited to any materials, presentations, records, and all matters affecting or relating to the proposed business and operations under the Program (such information being collectively referred to herein as "Confidential Information"). For purposes of this Section X.A, the party disclosing Confidential Information will be referred to as the "Disclosing Party" and the party receiving Confidential Information will be referred to as the "Receiving Party."

2.
The Parties shall each take appropriate steps to ensure that all Confidential Information is kept confidential by the respective Parties and each of their directors, officers, principals, shareholders, affiliates, employees, agents and advisors, and that such Confidential Information will not be divulged, disclosed or communicated to any person, firm, association, corporation or other entity, during or subsequent to the Term of this Agreement, provided, however, that (a) disclosure of any Confidential Information to which the Disclosing Party has consented in writing may be made; (b) any Confidential Information may be disclosed to regulatory authorities or other appropriate parties pursuant to Laws or legal process after notice is given to the Disclosing Party to allow the Disclosing Party to contest or limit the scope of Confidential Information to be disclosed; (c) Confidential Information may also be disclosed to auditors of any Receiving Party, Company reinsurers or retrocessionaires, to the extent reasonably appropriate; and (d) Confidential Information may also be disclosed by a Receiving Party to its Affiliates, provided the Receiving Party directs such Affiliates to treat such Confidential Information confidentially and in accordance with the terms of this Agreement.

3.
In the event of a breach of this Section X relating to Confidential Information, the affected Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach, which shall not be deemed to be the exclusive remedy for such breach, but shall be in addition to all the remedies available at law or equity.

4.
The term "Confidential Information" as used in this Agreement does not include information which (i) was or becomes generally available to the public other than as a result of the disclosure by or on behalf of the Receiving Party; or (ii) was or becomes available on a non-confidential basis from a source other than the Receiving Party or its representatives, provided that such source is not bound by a confidentiality agreement with, or similar obligation to the Disclosing Party.

5.
Manager agrees that any policyholder information, insured information, claimant information and any other information subject to a Federal, State or local Laws or regulations requiring information to be confidential, including but not limited to, non-public personal information and health information of an individual, will be treated as confidential in accordance with the requirement of such Laws or regulations. Any such confidential information about individuals that Manager obtains in furtherance of its services under this Agreement may only be used as necessary to effect, administer or enforce a policyholder transaction. Manager and its employees, agents, representatives, successors or assigns are not authorized to otherwise use or disclose such information to any third party, unless authorized by the applicable Company’s privacy policy or notice. Manager agrees to adopt and implement privacy procedures that are consistent with any applicable Laws or regulations, as well as consistent with Company’s privacy notice and policy when Manager is servicing a Company’s policyholders. Manager shall require its agents, representatives, Sub-Producers, Sub-Claim Adjusters and employees to comply with the foregoing privacy provisions. Manager shall prepare, at its own cost and expense, for the applicable Company’s review and approval, all privacy notices required by applicable statutes, rules or regulations to be sent or delivered to policyholders or other persons. Upon the applicable Company’s approval, Manager shall, at its own cost and expense, send such privacy notice to its intended recipient.

6.
Manager may from time to time provide each Company with access to certain proprietary systems developed by Manager, including without limitation, any source code, object code, executable code, data, databases, and related documentation in respect thereof (collectively, the "Manager IP"). Each Company acknowledges and agrees that the Manager IP, including without limitation program code, specifications, logic, design, ideas, techniques, know-how and procedures contained therein and all related documentation are confidential intellectual property exclusively owned by Manager.  This Agreement does not grant and shall not be construed to grant any license or right to use the Manager IP except as expressly authorized in writing by Manager. Each Company and its employees shall not disclose Manager IP or any part thereof to any third party, including affiliates, except as expressly authorized by Manager.  Each Company shall not (a) use or access the Manager IP for any purpose other than performing its duties under this Agreement; or (b) modify, enhance, reverse engineer, delink, disassemble or decompile any of the Manager IP or part thereof.

B.	Covenant Not to Compete, Solicit or Hire.

1.
Each Company and ACP (collectively, the "ACP Parties") acknowledges and agrees that Manager and its Affiliates would be irreparably damaged if any ACP Party were to provide services or to otherwise participate in the business of any Person competing with the Commercial Lines Business in a similar business and that any such competition by an ACP Party would result in a significant loss of goodwill by Manager in respect of the Commercial Lines Business. Each ACP Party further acknowledges and agrees that the covenants and agreements set forth in this Section X.B were a material inducement to Manager to enter into this Agreement and the other Transaction Documents (as defined in the Master Agreement) and to perform its obligations hereunder and thereunder, and that Manager and its Affiliates would not obtain the benefit of the bargain set forth in this Agreement or the other Transaction Documents as specifically negotiated by the parties hereto and thereto if any ACP Party breached the provisions of this Section X.B. Therefore, in further consideration of Manager's performance of its obligations hereunder and under the other Transaction Documents, each of the ACP Parties agrees that during the period in which any parties have any obligations under any of the Transaction Documents and the five-year period thereafter, it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, either for itself, himself or herself or through any other Person, engage in, participate in, or permit such Person’s name to be used by any enterprise engaging in or participating in, the Commercial Lines Business. For purposes of this Agreement, the term "participate" includes any direct or indirect interest in any enterprise, whether as a stockholder, member, partner, joint venturer, franchisor, franchisee, executive, consultant or otherwise (other than by ownership of less than two percent (2%) of the stock of a publicly held corporation) or rendering any direct or indirect service or assistance to any Person. Each ACP Party agrees that this covenant is reasonably designed to protect Manager’s substantial investment and is reasonable with respect to its duration, geographical area and scope.

2.
For so long as any ACP Party has continuing obligations under Section X.B.1 above, such ACP Party shall not (and shall cause its, his or her Subsidiaries not to) directly, or indirectly through another Person, (a) induce or attempt to induce (other than by a general solicitation advertisement, posting or similar job solicitation process) any employee, agent or producer of Manager or its Affiliates engaged in the Commercial Lines Business to leave the employ of Manager or any of its Subsidiaries or Affiliates, or in any way interfere with the relationship between Manager or any of its Subsidiaries or Affiliates and any such employee, except in accordance with Section XI, (b) hire (other than by a general solicitation advertisement, posting or similar job solicitation process) any employee, agent or producer of Manager or any of its Subsidiaries or Affiliates at any time during the six-month period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the Parties so as to avoid disputes under this Section X.B.2 that any such hiring (other than by a general solicitation advertisement, posting or similar job solicitation process) within such six-month period is in violation of clause (i) above) , except in accordance with Section XI, or (c) call on, solicit or service any customer, agent, producer, supplier, licensee, licensor or other business relation of the Commercial Lines Business in order to induce or attempt to induce such Person to cease doing or decrease their business with Manager or any of its Subsidiaries or Affiliates, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and Manager or any of its Subsidiaries or Affiliates (including making any negative statements or communications about Manager or any of its Subsidiaries or Affiliates).

3.
If, at the time of enforcement of any of the provisions of this Section X.B, a court determines that the restrictions stated herein are unreasonable under the circumstances then existing, then the Parties agree that the maximum period, scope or geographical area reasonable under the circumstances shall be substituted for the stated period, scope or area. The Parties further agree that such court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope or geographical area permitted by law.

4.
If an ACP Party the "Restricted Persons") breaches, or threatens to commit a breach of, any of the provisions of this Section X.B (the "Restrictive Covenants"), Manager will have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Manager at law or in equity:

(a)
the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Manager and that money damages would not provide an adequate remedy to Manager; and

(b)
the right and remedy to require the Restricted Persons to account for and pay over to Manager any profits, monies, accruals, increments or other benefits derived or received by the Restricted Persons as the result of any transactions constituting a breach of the Restrictive Covenants.

XI.	COMPANY EMPLOYEES.

A.
From time to time on or after the date hereof, upon ten (10) days written notice to ACP and National General (an "Employee Offer Notice"), subject to subsection (b) below, Manager may, or may cause an Affiliate to, offer employment to employees of any Company or its Affiliates that Manager reasonably determines are necessary for the Commercial Lines Business under terms and conditions satisfying the obligations of ACP under the Merger Agreement (as defined in the Master Agreement) with respect to such employees.

B.
If within ten (10) days of receipt of an Employee Offer Notice, neither National General nor ACP has objected in writing to the making of offers of employment to the employees indicated in such Employee Offer Notice, Manager may make an offer of employment to such employees. If National General or ACP provides such written objection, ACP, National General and Manager shall negotiate in good faith to coordinate the employment or retention of such employees among themselves. If an agreement as to the employment or retention of such employees is reached, Manager may make offers to such employees pursuant to such agreement. If within thirty (30) days of the delivery of any such objection, ACP, National General and Manager shall have failed to reach an agreement with respect to the employment or retention of such employees, ACP, Manager and National General shall enter mediation. In the event pursuant to such mediation ACP, National General and Manager shall reach an agreement as the employment or retention of such employees, Manager may make offers of employment to the employees designated in such agreement.

C.
Nothing contained in this Agreement shall confer upon any employee of any Company or any of its Affiliates any right with respect to continued employment by Manager or any of its Affiliates. No provision of this Agreement shall create any third-party rights in any such employee, or any beneficiary or dependent thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to such employee by Manager or any of its Affiliates or under any benefit plan that Manager or any of its Affiliates may maintain.

XII.	REMUNERATION.
Manager’s sole remuneration from the Companies for all services that Manager may perform under this Agreement including, without limitation, any MGA Run-Off Services, shall be as set forth in Exhibit A attached hereto and made a part of this Agreement. Manager will deduct the amount of such remuneration from any Ceding Commission payable to the Companies, in accordance with Section VI.B.

XIII.	COMMENCEMENT AND TERMINATION.

A.
This Agreement shall remain in full force and effect for a term of ten (10) years and will automatically renew for additional one-year periods unless terminated earlier by either Manager (as between Manager and one Company or all of the Companies) or a Company (as between such Company and Manager) as set forth in this Section XIII. Notwithstanding the foregoing, upon the termination by less than all of the Companies, this Agreement shall remain in full force and effect between Manager and the non-terminating Companies.

B.
Each Company may terminate this Agreement (i) upon written notice to Manager following Company Cause, as defined herein, (ii) on each anniversary of the date hereof by providing written notice to Manager no later than 180 days prior to the date of such anniversary, or (iii) by mutual written agreement of the Parties or as otherwise provided herein.

C.
Manager may terminate this Agreement (i) upon written notice to the applicable Company following Manager Cause, as defined herein, (ii) following the fifth (5th) anniversary of the date hereof, on each anniversary of the date hereof by providing written notice to the applicable Company no later than 180 days prior to the date of such anniversary, or (iii) by mutual written agreement of the Parties or as otherwise provided herein.

D.
Any termination under this Section XII shall not affect the rights or obligations of the Parties hereto as to transactions, acts, or things done by any Party prior to the Termination Date. Furthermore, subject to the provisions of Section XIII, any notice of termination under this Section XII.B shall not affect the authority of Manager as described under Sections IV, V and VII from the period beginning on the Termination Notice Date through but not including the Termination Date, except as otherwise instructed by the applicable Company.

E.
Upon the expiration or termination of this Agreement, the applicable Company and/or its Affiliates shall assume responsibility for performance of the Claim Services relative to the Program, and Manager shall cooperate with the applicable Company and/or its Affiliates to effect an orderly transition of the Claim Services to such Party, at such Party's sole cost and expense.

F.
Notwithstanding the foregoing, upon prior written notice, a Company may terminate this Agreement immediately (as between such Company and Manager), upon occurrence of any of the following grounds ("Company Cause"):

1.
if Manager or any of its affiliates, is or becomes insolvent, or is the subject of or commences any regulatory or judicial or other proceedings for its administrative oversight, conservation, supervision, dissolution, liquidation, bankruptcy, receivership or similar proceeding; or

2.
if all or a controlling portion of Manager’s capital stock or all or any part of its business is sold, transferred or merged into an entity which is not an affiliate of Manager, and such Company reasonably believes that such sale, transfer or merger has, or could have a material adverse impact on the Company's interests;

3.	the intentional misappropriation by Manager of any funds or property belonging to the Company;

4.	the fraud, gross negligence, or willful misconduct of Manager; or

5.	the material breach by Manager of this Agreement following notice and a reasonable opportunity to cure, which shall not exceed thirty (30) days.

G.
Notwithstanding the foregoing, upon written notice Manager may terminate this Agreement immediately (as between Manager and the subject Company), upon occurrence of any of the following grounds ("Manager Cause"):

1.
if a Company is or becomes insolvent, or is the subject of or commences any regulatory or judicial or other proceedings for the administrative oversight, conservation, supervision, dissolution, liquidation, bankruptcy, receivership or similar proceeding; or

2.	if all or a controlling portion of a Company's capital stock or all or any part of its business is sold, transferred or merged into an entity which is not an affiliate of such

Company, and Manager reasonably believes that such sale, transfer or merger has, or could have a material adverse impact on Manager's interests.

H.
If any required license or authority of a Company or Manager in any jurisdiction within the Territory covered by this Agreement is suspended, revoked or nonrenewed by a governmental or regulatory agency or becomes invalid or expires and is not renewed or reinstated, Company or Manager (as applicable for the purposes of this Section XII.E., the "Adversely Affected Party"), shall have sixty (60) days to cure such invalidity, expiration, nonrenewal, revocation and/or suspension during which time no Policies shall be issued or renewed in such jurisdictions. If the Adversely Affected Party has not, after such sixty (60) day period cured such invalidity, expiration nonrenewal, revocation or suspension, the other Party (as between such Company and Manager) may, at its option, terminate this Agreement as to such jurisdiction. This Agreement shall remain in full force and effect between Manager and Company as to such jurisdictions wherein the Adversely Affected Party’s license or authority has not been revoked, nonrenewed or suspended.

I.
If in connection with any termination of this Agreement in accordance with this Section XII, the ultimate result of which could subject a Company or Manager to penalty, fine or assessment for improper cancellation or non-renewal of insurance coverages in force, or for the unlawful withdrawal of business, the other Party hereby agrees that it shall reasonably cooperate with the threatened Party to remedy or mitigate such effect in accordance with applicable Laws or regulatory directive.

J.
Except as provided in Section XIII or as required by applicable Law, upon the Termination Date, the rights and/or powers granted by the terminating Company to Manager hereunder shall be revoked, and Manager shall have no further authority to bind or write Policies for such Company, nor extend, renew or increase such Company’s liability on any existing Policy, nor administer Claims for such Company. Except as provided herein, Manager shall immediately cease exercising such rights and/or shall execute any and all documents necessary or requested by the terminating Company to effect or confirm such revocation.

K.
In the event that Manager shall at any time become delinquent in the payment of any amounts due Company, Manager hereby agrees to pay any expenses which Company may incur in collecting such monies, including attorneys’ fees and other costs. No provision of this Agreement must effect, be construed as or operate as a waiver of the right of the Party aggrieved by any breach of this Agreement to be compensated for any injury or damage resulting therefrom which is incurred either before or after the Termination Date.

L.
Nothing contained in this Section XII shall affect or impair any rights or obligations or liabilities arising prior to or at the time of the Termination Date, or which may arise by reason of an event causing the termination of this Agreement, and all such rights, obligations and liabilities of the Parties pursuant to this Agreement shall also survive the termination of this Agreement. The rights and remedies provided in this Section XII and all other remedies provided for in this Agreement shall be cumulative and not exclusive and shall be in addition to any other remedies which the Parties may have under this Agreement or otherwise.

XIV.	CONTINUING DUTIES OF MANAGER AFTER TERMINATION.

A.	Continuation of Duties. Following a Termination Date, Manager shall perform all of the duties necessary pursuant to this Agreement in respect of the terminating Company and for the proper servicing of all Policies bound or written under this Agreement (the "MGA Run-Off Services"); provided, that at any time following a Termination Date, Reinsurer may, subject to the applicable Company's consent, which consent shall not be unreasonably withheld or delayed, assume authority from the terminating Company or Companies in all matters relating to the MGA Run-Off Services, including, without limitation, the administration of the Policies and any Claims thereunder. The MGA Run-Off Services shall include, without limitation, accounting for Premiums and commissions, statistical filing, canceling Policies, non-renewing Policies, issuing mandatory endorsements, settling of balances, and administration of Claims.

B.
Authority. In furtherance of Reinsurer's right to assume authority for administration of the MGA Run-Off Services, each Company hereby appoints Reinsurer as its attorney-in-fact with respect to the rights, duties and privileges and obligations of such Company in and to the Policies, with full power and authority to act in the name, place and stead of such Company with respect to the Policies, including without limitation, the power to service such contracts, to adjust, defend, settle and to pay all Claims, to recover salvage and subrogation for any losses incurred and to take such other and further actions as may be necessary or desirable to effect the transactions contemplated by this Agreement, provided, that Reinsurer covenants to exercise such authority in a professional manner and to use the same level of care as is used in administering Reinsurer’s other insurance business. In furtherance of such assumption of authority, each Company grants full authority to Reinsurer to adjust, settle or compromise all Losses hereunder, and all such adjustments, settlements and compromises shall be binding on such Company. In connection with any such assumption of authority, each Company agrees to cooperate fully with Reinsurer in any transfer of administration, and Reinsurer agrees to be responsible for such administration.

XV.	RELATIONSHIP OF THE PARTIES.
The Parties are independent contractors and nothing herein contained shall be construed to create a relationship of employer and employee between any of the Parties and any of the Parties’ employees, officers, representatives, producers, agents, brokers, Sub-Producers, Sub-Claim Adjusters, sub-agents, sub-brokers or the like. It is expressly understood and agreed by the Parties hereto that the relationship existing between each Company and Manager under this Agreement contemplates Manager as such Company’s agent or representative only in connection with the services or transactions set forth in this Agreement and directly related to each of Manager’s functions under this Agreement. Furthermore, nothing contained herein shall prohibit a Company from entering into any claims services agreement, underwriting management agreement, agency agreement, producer agreement (or similar arrangement) or reinsurance agreement with respect to the business covered by the Program with any other party or parties.

XVI.	INDEMNIFICATION.

A.
Indemnification of the Companies by Manager. Manager shall defend, indemnify and hold harmless each Company and their respective directors, officers, employees, shareholders, and affiliates (individually and collectively, the "Company Indemnitees") from and against any and all loss, claim, damage, or liability (or any action in respect thereof) (collectively, a "Loss") which is caused by or results from any malfeasance, negligence, action or inaction of Manager, its Sub-Producers, its Sub-Claim Adjusters and officers, directors, employees and agents of its duties and obligations under this Agreement; provided, that Manager shall not be obligated to indemnify any Company Indemnitee in respect of any Loss caused by such Company Indemnitee's negligence, willful misconduct or breach hereof. If any claim, demand, action, suit, or proceeding is made or brought against any of the Company Indemnitees with respect to matters that are the subject of this indemnity, Manager shall assume the defense thereof with counsel reasonably satisfactory to the Company Indemnitees and shall pay all costs of such defense. The provisions of this Section XVI.A. shall survive the termination of this Agreement.

B.
Indemnification of Manager and Claim Administrator by each Company. Each Company shall defend, indemnify and hold harmless Manager and its directors, officers, employees, shareholders, and affiliates (individually and collectively, the "Manager Indemnitees") from and against any and all Loss which is caused by or results from the malfeasance, negligence, action or inaction of such Company with respect to this Agreement; provided, that no Company shall be obligated to indemnify Manager in respect of any Loss caused by Manager's negligence, willful misconduct or breach hereof. If any claim, demand, action, suit or proceeding is made or brought against any of the Manager Indemnities with respect to matters that are the subject of this indemnity, such Company shall assume the defense thereof with counsel reasonably satisfactory to the Manager Indemnitees and shall pay all costs of such defense. The provisions of this Section XVI.B shall survive the termination of this Agreement.

C.	Indemnification Procedures.

1.
Any Party hereto entitled to indemnification pursuant to this Section XV (the "Indemnitee"), shall promptly notify the Party responsible for such indemnification (the "Indemnitor") if the Indemnitee becomes aware of any Loss with respect to which indemnity may be asserted; and the failure to give such notice promptly shall not relieve the Indemnitor of its obligations hereunder. Promptly after (i) the receipt by an Indemnitee of notice of any third party claim or (ii) the commencement of any action or proceeding, the Indemnitee will, if a claim with respect thereto is to be made against the Indemnitor, give the Indemnitor written notice in reasonable detail of such claim or the commencement of such action or proceeding and shall permit the Indemnitor to assume the defense of any such claim or any litigation resulting from such claim. Failure by the Indemnitor to notify the Indemnitee of its election to defend any such action within a reasonable time, but in no event more than thirty (30) days after notice thereof shall have been given to the Indemnitor, shall be deemed a waiver by the Indemnitor of its right to defend such action.

2.
If the Indemnitor assumes the defense of any such claim or litigation resulting therefrom, the obligations of the Indemnitor as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding the Indemnitee harmless from and against any and all Losses caused by, arising out of or relating to any settlement approved by the Indemnitor or any judgment in connection with such claim or litigation resulting therefrom. The Indemnitee may participate, at its expense, in the defense of such claim or any litigation provided that the Indemnitor shall direct and control the defense of such claim or litigation. The Indemnitor shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment or enter into any settlement other than a judgment or settlement involving only the payment of money, except with the written consent of Indemnitee, such consent not to be unreasonably withheld.

3.
If the Indemnitor does not assume the defense of any such claim or litigation resulting therefrom, the Indemnitee may defend against such claim or litigation in such manner as it may deem appropriate. The Indemnitee shall not enter into any settlement of such claim or litigation without the written consent of the Indemnitor, which consent shall not be unreasonably withheld. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all reasonable expenses, legal or otherwise, incurred by the Indemnitee in connection with the defense against or settlement of such claims or litigation. If no settlement of such claim or litigation is made, the Indemnitor shall promptly reimburse the Indemnitee for the amount of any judgment rendered with respect to such claim or in such litigation and of all reasonable expenses, legal or otherwise, incurred by the Indemnitee in the defense of such claim or litigation. The provisions of this Section XV.C. shall survive the termination of this Agreement.

D.
Errors and Omissions. Manager represents and warrants that it shall maintain during the Term of this Agreement, and for a period of three (3) years after the effective date of termination of this Agreement, Errors and Omissions Liability insurance for Manager with policy limits equal to $5,000,000 for each occurrence and in the aggregate with deductibles not greater than $1,000,000, with an insurer acceptable to Company. The Company shall be provided a Certificate of Insurance evidencing the existence of the required errors and omissions liability insurance coverage which certificate shall contain the following provision: "The Company will receive thirty (30) days’ written notice of any cancellation or other termination of this policy."

E.
Fidelity Bond. Manager represents and warrants that it shall maintain during the Term of this Agreement, and for a period of three (3) years after the effective date of termination of this Agreement, a Fidelity Bond insurance coverage for Manager with policy limits equal to $5,000,000 with an insurer and on a form and with a deductible acceptable to Company. The Company shall be provided a Certificate of Insurance for the fidelity bond which certificate shall contain the following provision: "The Company will receive thirty (30) days’ written notice of any cancellation or other termination of this policy.

XVII.	ADVERTISEMENT.
Manager shall use only advertising material pertaining to the Policies and the Program that has been approved by the applicable Company in advance of its use. Subject to the applicable Company's approval, Manager may, at its own expense, develop and produce advertising or promotional materials to promote the sale of the Policies pursuant to this Agreement. None of the Parties shall use the name, logo, trademark or other such promotional material of another Party or any of its affiliates in any advertising and/or promotional materials without obtaining the prior review and consent of such other Party for each separate promotion, advertisement or use.

XVIII.	NOTICES.

A.	All notices, consents, requests, waivers, elections and other communications (collectively "Notices") authorized, required or permitted to be given under this Agreement shall be addressed as follows:

To the Companies:

c/o Tower Group, Inc.
120 Broadway
New York, NY 10271
Attention: William E. Hitselberger
Facsimile: (212) 655-2067
E-mail: bhitselberger@twrgrp.com

Or to such other person or address as the applicable Company shall furnish to the other Parties in writing.

To Manager:

c/o AmTrust Financial Services, Inc.
59 Maiden Lane, 43rd floor
New York, NY 10038
Attention: Stephen Ungar, Esq.
Facsimile No: (212) 220-7130
E-mail: stephen.ungar@amtrustgroup.com

Or to such other person or address as the Manager shall furnish to the other Parties in writing.

B.
All Notices must be in writing and will be deemed to have been duly given (a) when delivered in person, (b) when dispatched by electronic transfer (by facsimile or otherwise), (c) one Business Day after having been dispatched by a nationally recognized overnight courier service or (d) five Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the appropriate party at the address or facsimile number specified below

C.
In the event that any legal process, notice, regulatory bulletin, or the like, is served on Manager, in a suit or proceeding against Company, or for any other reason whatsoever, Manager shall promptly and forthwith forward such process, notice or bulletin to Company as directed above, via registered certified or overnight mail.

XIX.	CHOICE OF LAW, VENUE, JURISDICTION.

A.
This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York without regard to principles of conflict of laws otherwise applicable to such determination. Any judicial proceeding brought against any of the Parties to this Agreement or any dispute arising in connection with or related to this Agreement shall be brought only in the State Court located in New York County, New York or the Federal District Court located in New York, New York and by execution and delivery of this Agreement, each of the Parties to this Agreement accepts the exclusive jurisdiction of each such court and irrevocably agrees to be bound by any judgment (as finally adjudicated) rendered thereby in connection with this Agreement. To the fullest extent permitted by applicable law, each Party hereto hereby (i) irrevocably consents to the service of process outside the territorial jurisdiction of said courts in any such proceeding, (ii) agrees that any trial in connection with any such proceeding shall be before the court in said venue and (iii) waives any right it may otherwise have to a trial by jury in connection with any such proceeding.

B.
The Parties hereto acknowledge and agree that in the event of any breach of this Agreement, the non-breaching Party may suffer immediate and irreparable injury not compensable by money damages and for which the non-breaching Party may not have an adequate remedy available at law. Accordingly, the non-breaching Party shall be entitled to obtain, from a court of competent jurisdiction, without the posting of any bond or security, such injunctive relief, restraining orders, specific performance or other equitable relief as may be necessary or appropriate to prevent or curtail any such breach. The foregoing shall be in addition to and without prejudice to such other rights or remedies as the non-breaching Party may have at law or in equity.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THIS AGREEMENT IS INTENDED TO COMPLY WITH APPLICABLE RULES AND REGULATIONS GOVERNING THE CONDUCT OF MANAGING GENERAL AGENTS, PROMULGATED BY APPLICABLE REGULATORY AUTHORITY; AS SUCH THIS AGREEMENT SHALL BE AMENDED TO THE EXTENT NECESSARY TO COMPLY WITH SUCH STATUTORY OR REGULATORY REQUIREMENT AS MAY BE AMENDED FROM TIME TO TIME.

XX.	AMENDMENT.
No oral explanation or oral information by any of the Parties hereto shall alter the meaning or interpretation of this Agreement. No amendment, change or addition hereto shall be effective or binding on any of the Parties hereto unless reduced to writing, and signed by all Parties hereto.

XXI.	WAIVER.
No action, failure to act or any course of conduct of any Party hereto shall constitute a waiver of any provision of this Agreement.

XXII.	SEVERABILITY.
If any term or provision of this Agreement or the application thereof to any Party or circumstances shall, to any extent, be or become invalid or unenforceable, the remainder of this Agreement or the application of such term or provisions to Parties or circumstances other than those as to which it is held invalid or unenforceable under the applicable Laws now or hereafter in effect in the jurisdictions governing this Agreement, shall not be affected thereby, and each term and provision shall be valid and enforceable. To the extent that any term or provision of this Agreement or the application thereof to any Party or circumstances shall be or becomes invalid or unenforceable under the laws or Insurance Department regulations now or hereafter in effect in the jurisdictions governing this Agreement, then such term or provision shall be deemed to conform with such applicable insurance Laws or regulation, and this Agreement shall not be affected thereby, and each term and provision shall be valid and enforceable.

XXIII.	ASSIGNMENT.
Except as expressly provided herein, this Agreement may not be assigned or transferred in whole or in part by any Party without the prior written consent of the other Parties.

XXIV.	COUNTERPARTS.
This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute a single agreement.

XXV.	HEADINGS.
All headings in this Agreement are for the purpose of information and identification only and shall not be construed as forming part of this Agreement.
[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on the day and year first written above.

AMTRUST NORTH AMERICA, INC.
By
Title

TOWER INSURANCE COMPANY OF NEW YORK
By
Title

CASTLEPOINT NATIONAL INSURANCE COMPANY
By
Title

TOWER NATIONAL INSURANCE COMPANY
By
Title

HERMITAGE INSURANCE COMPANY
By
Title

CASTLEPOINT FLORIDA INSURANCE COMPANY
By
Title

NORTH EAST INSURANCE COMPANY
By
Title

YORK INSURANCE COMPANY OF MAINE
By
Title

MASSACHUSETTS HOMELAND INSURANCE COMPANY
By
Title

PRESERVER INSURANCE COMPANY
By
Title

CASTLEPOINT INSURANCE COMPANY
By
Title

ACP RE LTD (SOLELY FOR PURPOSES OF SECTION X.B HEREOF)
By
Title

EXHIBIT A
REMUNERATION
During the term of this Agreement, Manager shall receive (a) a commission equal to 10% of all business written, (b) the amount of commissions payable to producing Agents for all business written and (c) an allocated portion of the Loss Adjustment Expenses paid by the Manager pursuant to the Cut-Through MGA Agreement.

Exhibit D
COMMERCIAL LINES
QUOTA SHARE REINSURANCE AGREEMENT

BY AND AMONG
TOWER INSURANCE COMPANY OF NEW YORK,
CASTLEPOINT NATIONAL INSURANCE COMPANY,
TOWER NATIONAL INSURANCE COMPANY,
HERMITAGE INSURANCE COMPANY,
CASTLEPOINT FLORIDA INSURANCE COMPANY,
NORTH EAST INSURANCE COMPANY,
YORK INSURANCE COMPANY OF MAINE,
MASSACHUSETTS HOMELAND INSURANCE COMPANY,
PRESERVER INSURANCE COMPANY,
CASTLEPOINT INSURANCE COMPANY
AND
TECHNOLOGY INSURANCE COMPANY, INC.

Exhibit 10.1

QUOTA SHARE REINSURANCE AGREEMENT

THIS COMMERCIAL LINES QUOTA SHARE REINSURANCE AGREEMENT (this “Agreement”) is entered into as of , 2014 by and among TOWER INSURANCE COMPANY OF NEW YORK, an insurance company organized under the laws of New York, CASTLEPOINT NATIONAL INSURANCE COMPANY, an insurance company organized under the laws of Illinois, TOWER NATIONAL INSURANCE COMPANY, an insurance company organized under the laws of Massachusetts, HERMITAGE INSURANCE COMPANY, an insurance company organized under the laws of New York, CASTLEPOINT FLORIDA INSURANCE COMPANY, an insurance company organized under the laws of Florida, NORTH EAST INSURANCE COMPANY, an insurance company organized under the laws of Maine, YORK INSURANCE COMPANY OF MAINE, an insurance company organized under the laws of Maine, MASSACHUSETTS HOMELAND INSURANCE COMPANY, an insurance company organized under the laws of Massachusetts, PRESERVER INSURANCE COMPANY, an insurance company organized under the laws of New Jersey, and CASTLEPOINT INSURANCE COMPANY, an insurance company organized under the laws of New York (the “Companies” and, each a “Company”), and TECHNOLOGY INSURANCE COMPANY, INC., an insurance company organized under the laws of New Hampshire (the “Reinsurer”) (collectively, the “Parties”).
WHEREAS, ACP Re Ltd. (“ACP Re”), has entered into that certain Agreement and Plan of Merger of even date herewith by and between Tower Group International, Ltd. (“Tower”), ACP Re and London Acquisition Company Limited (the “Merger Agreement”) whereby London Acquisition Company Limited is merging with and into Tower with Tower surviving such merger (the “Merger”);
WHEREAS, effective as of the Effective Time, the Companies and AmTrust North America, Inc. (“AmTrust”), an Affiliate of Reinsurer, have entered into that certain Commercial Lines Managing General Agency Agreement (the “CL MGA Agreement”), whereby AmTrust will produce and manage Commercial Lines Business for the Companies; and
WHEREAS, the Reinsurer, pursuant to this Agreement, will reinsure all Losses with respect to Policies (as defined herein) written by the Companies pursuant to the CL MGA Agreement.
NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1    Defined Terms.
The following terms shall have the respective meanings specified below throughout this Agreement.
“ACP Re” has the meaning set forth in the Recitals.
“Acquisition Costs” means actual out-of-pocket expenses incurred by the Companies for amounts paid or payable by, or on behalf of, the Companies to acquire the Policies, including all brokerage commissions and any adjustments thereto, and any Taxes, surcharges and other similar amounts on premiums required to be paid or collected by such Company or its producers or agents.

“Agreement” has the meaning set forth in the first paragraph.
“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract, as trustee or executor, or otherwise).
“AmTrust” has the meaning set forth in the Recitals.
“Applicable Law” means any applicable order, law, statute, regulation, rule, pronouncement, ordinance, bulletin, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Authority applicable to the parties hereto, or any of their respective businesses, properties or assets.
    “Ceding Commission” means an amount equal to the sum of (i) the Companies’ Acquisition Costs, including, without limitation, the compensation payable to AmTrust pursuant to the CL MGA Agreement, Taxes, surcharges and other similar amounts on premiums required to be paid or collected by such Company and not paid by AmTrust and (ii) two (2%) percent of gross written premium (net of cancellation and return premiums) collected by AmTrust for the Companies pursuant to the CL MGA Agreement.
“Claim” and “Claims” means any and all claims, requests, demands or notices made by or on behalf of Policyholders, beneficiaries or third party claimants for the payment of Losses and any other amounts due or alleged to be due under or in connection with Policies.
“CL MGA Agreement” has the meaning set forth in the Recitals.
“Closing Date” means the date upon which the Merger is effected.
“Commercial Lines Business” means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders, endorsements, renewals and extensions (other than Personal Lines Business) issued by a Company.
“Company(ies)” has the meaning set forth in the Recitals.
“Damages” means all damages, losses, liabilities and expenses (including reasonable attorneys’ fees and reasonable expenses of investigation in connection with any action, suit or proceeding).
“Effective Time” has the meaning set forth in the Merger Agreement.
“Governmental Authority” means any foreign, domestic, federal, territorial, state or local U.S. or non-U.S. governmental authority, quasi-governmental authority, instrumentality, court or government, self-regulatory organization, commission, tribunal or organization or any political or other subdivision, department, branch or representative of any of the foregoing.
“Losses” shall mean liabilities and obligations to make payments to Policyholders, beneficiaries and/or other third party claimants under the Policies (including, without limitation, liabilities or assessments arising from a Company’s participation, if any, in any voluntary or involuntary pools, guaranty funds, or other types of government-sponsored or government-organized insurance funds) and all loss adjustment expenses and defense costs, including, without limitation, (i) all expenses incurred by or on behalf of the a Company related to the investigation, appraisal, adjustment, litigation, defense or appeal of claims under or covered by Policies and/or coverage actions under or covered by the Policies, (ii) all liabilities for consequential, exemplary, punitive or similar extra contractual damages, or for statutory or regulatory fines or penalties, or for any loss in excess of the limits arising under or covered by any Policy, and (iii) court costs accrued prior to final judgment, prejudgment interest or delayed damages and interest accrued after final judgment. Notwithstanding the foregoing, “Losses” shall not include any liabilities or obligations incurred by or on behalf of a Company as a result of any willful, fraudulent and/or criminal act by a Company or any of its Affiliates or any of their respective officers, directors, employees or agents following the Effective Time.
“Merger” has the meaning set forth in the Recitals.
“Merger Agreement” has the meaning set forth in the Recitals.
“Parties” has the meaning set forth in the first paragraph.
“Person” shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, estate, unincorporated organization, Government Authority or other entity.
“Personal Lines Business” means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders, endorsements, renewals and extensions for personal automobile liability and physical damage, homeowners, personal excess and umbrella coverage issued by the Companies.
“Personal Lines Reinsurance Agreement” means that Personal Lines Quota Share Reinsurance Agreement, dated as of the date hereof, by and among Reinsurer and the Companies.
“Policies” means all insurance contracts, policies, certificates, binders, slips, covers or other agreements of insurance, including all supplements, riders, endorsements, renewals and extensions as to the Commercial Lines Business issued by the Companies pursuant to the CL MGA Agreement.
“Policyholder” means policyholders and named insureds of the Policies.
“Premium(s)” means all gross written premium(s), considerations, deposits, premium adjustments, fees and similar amounts related to the Policies, less cancellation and return premiums.
“Reinsurer” has the meaning set forth in the first paragraph.
“Taxes” (or “Tax” as the context may require) means all United States federal, state, county, local, foreign and other taxes (including, without limitation, income taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, premium taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital property taxes and import duties), and includes interest, additions to tax and penalties with respect thereto, whether disputed or not.
“Tower” has the meaning set forth in the Recitals.
ARTICLE 2

BASIS OF REINSURANCE AND BUSINESS REINSURED
Section 2.1    Covered Business.

(a)    From and after the Effective Time, each Company hereby cedes, and the Reinsurer hereby assumes, one hundred percent (100%) of all Losses for which such Company is liable in respect of the Policies that are issued pursuant to the CL MGA Agreement.
(b)    In the event the Reinsurer makes an indemnity payment on behalf of a Company directly to any Policyholder, insured or third party pursuant to any Policy that pays, in full, a Loss, cost or expense under such Policy, such payment satisfies and extinguishes any and all obligation of the Reinsurer hereunder to indemnify a Company for such Loss, cost or expense to the extent of such payment. In no event shall the Reinsurer be obligated hereunder to indemnify with respect to any Loss, cost or expense under a Policy for an amount in excess of such Loss, cost or expense.
Section 2.2    Termination of Commercial Lines Cut-Through Quota Share.
The Commercial Lines Cut-Through Quota Share Reinsurance Agreement dated January 3, 2014 between the Companies and the Reinsurer (the "Cut-Through Agreement") is hereby terminated in accordance with Article 9 thereof. Notwithstanding the foregoing, such termination shall be on a run-off basis, and the reinsurance with respect to the Subject Policies and the Included Existing Contracts (each as defined in the Cut-Through Agreement) shall remain in effect.
ARTICLE 3

PAYMENTS, OFFSET, AND SECURITY
Section 3.1    Premium.
(a)    As premium for Policies ceded under this Agreement, each Company shall pay to the Reinsurer (to the extent the Reinsurer has not retained such Premiums directly pursuant to Article 4) by wire transfers of immediately available funds one hundred percent (100%) of the collected Premiums attributable to the Policies, net of Ceding Commission.
(b)    The Reinsurer shall pay to the Companies the Ceding Commission pursuant to the monthly settlement under Section 3.4; provided, that if the Reinsurer reduces the ceding commission payable to the Companies pursuant to the Personal Lines Reinsurance Agreement but does not apply such reduction to the Ceding Commission payable hereunder, and such reduction is approved by all applicable Governmental Authorities, the Reinsurer shall immediately apply the amount of such reduction to the Ceding Commission payable hereunder.
Section 3.2    Offset Rights.
Except as otherwise expressly provided, each Party hereto shall have, and may exercise at any time and from time to time, the right to offset any balance or balances due to the other Party arising under this Agreement, and regardless of whether on account of Premiums, Ceding Commissions, or Losses related to or arising under the Policies; provided, however, that in the event of the insolvency of a Party hereto or any of its Affiliates, offsets shall only be allowed in accordance with the provisions of Applicable Law.
Section 3.3    Deposit of Premiums.
(a)    The Reinsurer is authorized to direct AmTrust to deposit Premiums, net of Ceding Commission, directly into one or more accounts designated by the Reinsurer. The Reinsurer and the Companies agree to maintain accounting and operational records and books in adequate detail so as to identify the specific Policies and Policyholders of the Companies with respect to all collected Premiums.

(b)    The Reinsurer shall: (i) timely pay any return premium coming due under Policies; or (ii) promptly reimburse a Company for any of the foregoing amounts that are instead paid by such Company.
Section 3.4    Reports and Remittances.
(a)    The Parties shall conduct monthly settlements based upon monthly bordereaux to be provided within fifteen (15) days of the end of each calendar month by the Companies or, at the direction of the Companies, by AmTrust, evidencing the amount due or to be due in a form, and containing such detail, as is agreed to by the Parties. Each Party shall pay or credit in cash or its equivalent to the other all net amounts for which it may be liable under the terms and conditions of this Agreement within ten (10) days after receipt of each monthly bordereau.
(b)    The Companies and the Reinsurer shall furnish each other with such records, reports and information with respect to the Losses, Claims and the reinsurance contemplated hereby as may be reasonably required by the other Party to comply with any internal reporting requirements or reporting requirements of any Governmental Authority or to prepare and complete such Party’s monthly and annual financial statements.
(c)    If any Company or the Reinsurer receives notice of, or otherwise becomes aware of, any inquiry, investigation, proceeding, from or at the direction of a Governmental Authority, or is served or threatened with a demand for litigation, arbitration, mediation or any other similar proceeding relating to the Policies, such Company or the Reinsurer, as applicable, shall promptly notify the other party thereof, whereupon the parties shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner in light of all the relevant business, regulatory and legal facts and circumstances.
(d)    Each Party shall have the right, through authorized representatives and upon reasonable advance notice during normal business hours, to periodically audit and inspect all books, records, and papers of the other Party solely in connection with the Policies and any reinsurance hereunder or claims in connection therewith and the performance of the claims, underwriting and other administration services pursuant to Article 4. Each Party shall treat the other Party’s books, records, and papers in confidence. A Party shall be permitted to conduct such audits no more frequently than semi-annually except as is otherwise reasonably necessary in the day-to-day administration of the Policies including but not limited to Claims.
Section 3.5    Collateral for Ceded Losses.
Without limiting the Reinsurer’s other obligations under this Section 3.5, in the event pursuant to Applicable Law of any state of the United States of America or the District of Columbia having jurisdiction over a Company, such Company is no longer able to take full reserve credit on its statutory financial statements for the reinsurance ceded to the Reinsurer without qualifying collateral therefor, the Reinsurer shall promptly agree to modifications to this Agreement so that the Reinsurer shall provide collateral for its obligations hereunder in the amount and form necessary for such Company to take full reserve credit on its statutory financial statements for the reinsurance provided hereunder on terms and conditions reasonably satisfactory to such Company and Reinsurer and in accordance with Applicable Law.

ARTICLE 4

CLAIMS, UNDERWRITING AND OTHER ADMINISTRATION
All services related to claims, underwriting and administration with respect to Policies reinsured hereunder shall be provided by AmTrust pursuant to the CL MGA Agreement.
ARTICLE 5

REGULATORY MATTERS
At all times during the term of this Agreement, the Companies and the Reinsurer shall hold and maintain all licenses and authorizations required under Applicable Law and otherwise take all actions that may be necessary to perform its obligations hereunder.
ARTICLE 6

DUTY OF COOPERATION & INDEMNITY
Section 6.1    Cooperation.
Each Party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.
Section 6.2    Reinsurance.
Without written consent of the Reinsurer (which consent may be withheld at Reinsurer’s sole discretion), the Companies shall not enter into any reinsurance agreements, treaties and contracts, including any renewals or extensions thereof, to the extent such reinsurance agreements, treaties and contracts provide reinsurance coverage for the Policies.
ARTICLE 7
INSOLVENCY
In the event of the insolvency of a Company, this reinsurance as to Policies issued by such Company shall be payable directly to such Company or its liquidator, receiver, conservator or statutory successor on the basis of the amount of the claims allowed in the insolvency proceeding without diminution because of the insolvency of such Company or because the liquidator, receiver, conservator or statutory successor of such Company has failed or is unable to pay all or a portion of a claim, except where (a) this Agreement specifically provides another payee of such reinsurance in the event of such Company’s insolvency, provided that this exception shall only apply to the extent that the reinsurance proceeds due such payee are actually paid by the Reinsurer, or (b) the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of such Company as direct obligations of the Reinsurer to the payees under such policies and in full and complete substitution for the obligations of such Company to such payees. It is agreed, however, that the liquidator, receiver, conservator or statutory successor shall give written notice to the Reinsurer of the pendency of a claim against such Company indicating the Policy which involves a possible liability on the part of the Reinsurer within reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership and that, during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to such Company or its liquidator, receiver, conservator or statutory successor. The expenses thus incurred by the Reinsurer shall be chargeable, subject to the Court’s approval, against such Company as part of the expense of the conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to such Company solely as a result of the defense undertaken by the Reinsurer.
ARTICLE 8

REGULATORY APPROVALS
The Companies and the Reinsurer shall submit all necessary registrations, filings and notices with, and obtain all necessary consents, approvals, qualifications and waivers from, all Governmental Authorities and other parties which may be required under Applicable Law as a result of the transactions contemplated by, or to perform its respective obligations under, this Agreement. The Parties agree that where formal approval is required by any Governmental Authority, this Agreement shall not be effective as to any and all Policies to be reinsured hereunder in such jurisdiction until such approval is obtained.
ARTICLE 9
DURATION
Subject to Section 2.1 above, this Agreement shall not be subject to termination by any Party except upon the termination or expiration of the CL MGA Agreement, the expiration of all liability on all Policies, and the complete performance by Reinsurer and the Companies of all obligations and duties arising under this Agreement.
ARTICLE 10

FOLLOW THE FORTUNES
The Reinsurer’s liability shall attach simultaneously with that of each Company and shall be subject in all respects to the same risks, original terms and conditions, interpretations, waivers, and to the same cancellation of the Policies as such Company is subject to, the true intent of this Agreement being that the Reinsurer shall, in every case to which this Agreement applies, follow the fortunes and follow the settlements of such Company.
ARTICLE 11
INDEMNIFICATION
Section 11.1    Indemnification.
(a)    Each Company agrees to indemnify and hold the Reinsurer and its Affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against and in respect of all Damages resulting from or relating to a breach by such Company of any covenant or agreement of such Company in this Agreement.
(b)    The Reinsurer agrees to indemnify and hold each Company and its Affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against and in respect of all Damages, resulting from or relating to a breach by the Reinsurer of any covenant or agreement of the Reinsurer in this Agreement or from any third party claim against a Company resulting from (i) the administration of Policies or Claims by Reinsurer or (ii) any action or failure to act of a Company pursuant to express written instructions of the Reinsurer.
ARTICLE 12
MISCELLANEOUS
Section 12.1    Notices. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the Parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:
(a)    If to a Company, to:
c/o Tower Group, Inc.
120 Broadway
New York, NY 10271
Attention: William E. Hitselberger
Facsimile: (212) 655-2067
E-mail: bhitselberger@twrgrp.com

or to such other person or address as the Company shall furnish to the Reinsurer in writing.
(b)    If to the Reinsurer, to:

c/o AmTrust Financial Services, Inc.
59 Maiden Lane, 43rd fl
New York, NY 10038
Attn:    Stephen Ungar, Esq.
Facsimile No.: (212) 220-7130
E-mail: Steve.Ungar@amtrustgroup.com

or to such other person or address as the Reinsurer shall furnish to the Companies in writing.
If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any Party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

Section 12.2    Assignment; Parties in Interest.
(a)    Assignment. Except as expressly provided herein, the rights and obligations of a Party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other Party.
(b)    Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns. Except as provided in Section 3.2, nothing contained herein shall be deemed to confer upon any other Person any right or remedy under or by reason of this Agreement.
Section 12.3    Waivers and Amendments; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power, remedy or privilege, nor any single or partial exercise of any such right, power, remedy or privilege, preclude any further exercise thereof or the exercise of any other such right, remedy, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have under Applicable Law or in equity.
Section 12.4    Governing Law; Venue. This Agreement shall be construed and interpreted according to the internal laws of the State of New York excluding any choice of law rules that may direct the application of the laws of another jurisdiction. The Parties hereby stipulate that any action or other legal proceeding arising under or in connection with this Agreement may be commenced and prosecuted in its entirety in the federal or state courts sitting in New York, New York, each Party hereby submitting to the personal jurisdiction thereof, and the Parties agree not to raise the objection that such courts are not a convenient forum. Process and pleadings mailed to a party at the address provided in Section 12.1 shall be deemed properly served and accepted for all purposes.
Section 12.5    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 12.6    Entire Agreement; Merger. This Agreement, the Transaction Documents, and any exhibits, schedules and appendices attached hereto and thereto together constitute the final written integrated expression of all of the agreements among the Parties with respect to the subject matter hereof and is a complete and exclusive statement of those terms, and supersede all prior or contemporaneous, written or oral, memoranda, arrangements, contracts and understandings between the Parties relating to the subject matter hereof. Any representations, promises, warranties or statements made by any Party which differ in any way from the terms of this Agreement or any applicable provisions contained in the Ancillary Agreements shall be given no force or effect. The Parties specifically represent, each to the other, that there are no additional or supplemental agreements or contracts between or among them related in any way to the matters herein contained unless specifically included or referred to in this Agreement or any applicable provisions contained in the Transaction Documents. No addition to or modification of any provision of this Agreement or any applicable provisions of the Transaction Documents shall be binding upon either Party unless embodied in a dated written instrument signed by both Parties.

Section 12.7    Exhibits and Schedules. All exhibits, schedules and appendices are hereby incorporated by reference into this Agreement as if they were set forth at length in the text of this Agreement.
Section 12.8    Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.
Section 12.9    Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Law or regulations, that provision shall not apply and shall be omitted to the extent so contrary, prohibited, or invalid; but the remainder of this Agreement shall not be invalidated and shall be given full force and effect insofar as possible.
Section 12.10    Expenses. Regardless of whether or not the transactions contemplated in this Agreement are consummated, each of the Parties shall bear their own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.
Section 12.11    Currency. The currency of this Agreement and all transactions under this Agreement shall be in United States Dollars.
(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above to be effective as of the Effective Time.
COMPANIES:

TOWER INSURANCE COMPANY OF NEW YORK
By
Title

CASTLEPOINT NATIONAL INSURANCE COMPANY
By
Title

TOWER NATIONAL INSURANCE COMPANY
By
Title

HERMITAGE INSURANCE COMPANY
By
Title

CASTLEPOINT FLORIDA INSURANCE COMPANY
By
Title

NORTH EAST INSURANCE COMPANY
By
Title

YORK INSURANCE COMPANY OF MAINE
By
Title

MASSACHUSETTS HOMELAND INSURANCE COMPANY
By
Title

PRESERVER INSURANCE COMPANY
By
Title

CASTLEPOINT INSURANCE COMPANY
By
Title

REINSURER:
TECHNOLOGY INSURANCE COMPANY, INC.
By
Title

Exhibit E

AGGREGATE STOP LOSS REINSURANCE CONTRACT
issued to
CASTLEPOINT REINSURANCE COMPANY, LTD.
Bermuda

AGGREGATE STOP LOSS REINSURANCE CONTRACT TABLE OF CONTENTS
Article		Page
1	Business Covered	1
2	Retention and Limit	1
3	Term	2
4	Exclusions	2
5	Premium	2
6	Definitions	2
7	Uncollectability of Inuring Reinsurance	3
8	Original Conditions	3
9	No Third Party Rights	4
10	Notice of Loss and Loss Settlements	4
11	Currency	4
12	Taxes	5
13	Access to Records	5
14	Confidentiality	6
15	Indemnification and Errors and Omissions	7
16	Insolvency	8
17	Governing Law; Jurisdiction and Venue	9
18	Entire Agreement	9
19	Non-Waiver	9
20	Mode of Execution	9
	Company Signing Block

AGGREGATE STOP LOSS REINSURANCE CONTRACT
(the “Contract”)
issued to
CASTLEPOINT REINSURANCE COMPANY, LTD
Bermuda

(collectively, the “Company”)

by
THE SUBSCRIBING REINSURER(S) IDENTIFIED
IN THE INTERESTS AND LIABILITIES CONTRACT(S)
ATTACHED TO AND FORMING PART OF THIS CONTRACT
(the “Reinsurer”)

ARTICLE 1
BUSINESS COVERED
This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of loss or losses under Policies reinsured by the Company pursuant to the LPTA. This Contract will not apply in respect of any insurance issued by the Company, either before or after the Closing Date, other than the LPTA.
ARTICLE 2
RETENTION AND LIMIT
The Reinsurer shall indemnify the Company for 100% of the amount, if any, by which the aggregate of the Company’s Ultimate Net Loss exceeds the Retention. The Reinsurer’s aggregate limit of liability in the aggregate shall be $250 million. The liability of each person constituting the Reinsurer shall be limited to $250million multiplied by its share of the interest and liabilities of the Reinsurer, as specified in its Interest and Liabilities Contract. The liability of the persons constituting the Reinsurer is several only, and not joint and several.

ARTICLE 3
TERM
This Contract shall take effect on the Closing Date, and shall remain in effect until the Company has no further liability for Ultimate Net Loss under the LPTA.
ARTICLE 4
EXCLUSIONS
None.
ARTICLE 5
PREMIUM
The Company shall pay to the Reinsurer
ARTICLE 6
DEFINITIONS

A.	1. “Ultimate Net Loss” means “Losses”, as defined in the LPTA, paid by the Company or which the Company becomes liable to pay under or pursuant to the terms of the LPTA.

2.
Salvages and all recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

3.
All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

4.
The Company shall be deemed to be “liable to pay” a loss when a judgment has been rendered that the Company does not plan to appeal, and/or the Company has obtained a release, and/or the Company has accepted a proof of loss.

5.	Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company’s “Ultimate Net Loss” has been ascertained.

B.	“Policy” means any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, which is the subject of the LPTA.

C.	“Retention” means the sum of the Company’s reserves for losses and unearned premium after giving effect to, and under the terms of, the LPTA as of the Closing Date.

D.	“LPTA” means the Loss Portfolio Transfer Agreement effective on the Closing Date among the Company (as Reinsurer) and the U.S. Insurers.

E.	“Closing Date” means the date of the closing of the transactions described in the Merger Agreement and the Master Agreements.

F.	“Merger Agreement” means the Agreement and Plan of Merger dated as of January 3, 2014 by and among Tower Group International, Ltd., ACP RE, Ltd., and London Acquisition Company Limited.

G.
“Master Agreements” means the Commercial Lines Master Agreement dated April __, 2014 between ACP Re, Ltd., and AmTrust Financial Services, Inc., as amended and the Personal Lines Master Agreement dated April __, 2014 between ACP Re, Ltd., and National General Holding Corp.

H.
“U.S. Insurers” mean Tower Insurance Company of New York, CastlePoint National Insurance Company, Tower National Insurance Company, Hermitage Insurance Company, CastlePoint Florida Insurance Company, Northeast Insurance Company, York Insurance Company of Maine, Massachusetts Homeland Insurance Company, Preserver Insurance Company, and CastlePoint Insurance Company.

ARTICLE 7
UNCOLLECTABILITY OF INURING REINSURANCE
This Contract applies to any loss that the Company is obligated to pay under the LPTA, including amounts payable by the Company as a result of the inability of the Company or the U.S. Insurers’ to collect from any reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.
ARTICLE 8
ORIGINAL CONDITIONS
All liability of the Reinsurer for Ultimate Net Loss under this Contract shall be subject to the same terms, conditions, waivers and interpretations, and to the same modifications and alterations as the liabilities of the Company under the LPTA. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.
ARTICLE 9
NO THIRD PARTY RIGHTS
This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.
ARTICLE 10
NOTICE OF LOSS AND LOSS SETTLEMENTS
A. The Company shall advise the Reinsurer promptly of adverse development that, in the opinion of the Company, may result in Ultimate Net Loss in the aggregate exceeding 90% of the Retention and of all subsequent developments thereto that may materially affect the position of the Reinsurer.

B.
As respects losses subject to this Contract, all loss settlements made by the U.S. Insurers and assumed by the Company, whether under strict Policy terms or by way of compromise, and any Extra Contractual Obligations and/or Loss in Excess of Policy Limits (as those terms are defined in the [LPTA]), shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement immediately upon receipt of proof of loss.

C.
Should the aggregate of the Company’s Ultimate Net Loss exceed, at any time, an amount equal to the Retention, all additional Ultimate Net Loss thereafter shall be paid by the Reinsurer, subject to the limits of liability stated in the Retention and Limit Article. Any such payment shall be subject to adjustment in accordance with the terms of this Contract after the Reinsurer’s ultimate liability hereunder has been determined.

ARTICLE 11
CURRENCY

A.	Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars, and all payments hereunder shall be in United States Dollars.

B.	For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into

United States Dollars at the actual rates of exchange at which these premiums or losses are entered in the Company’s books.
ARTICLE 12
TAXES

A.
In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

B.
1.    Each Subscribing Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.

2.
In the event of any return of premium becoming due hereunder, the Subscribing Reinsurer shall deduct the applicable percentage of the premium from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

ARTICLE 13
ACCESS TO RECORDS

A.
The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the policy, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving five working days’ prior notice. This right shall be exercisable during the term of this Contract or after the expiration of this Contract. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company.

B.
Notwithstanding the above, the Company reserves the right to withhold from the Reinsurer any Privileged Documents. However, the Company shall permit and not object to the Reinsurer’s access to Privileged Documents in connection with the underlying claim reinsured hereunder following final settlement or final adjudication of the case or cases involving such claim, with prejudice against all claimants and all parties to such adjudications; the Company may defer release of such Privileged Documents if there are subrogation, contribution, or other third party actions with respect to that claim or case, and the Company’s defense might be jeopardized by release of such Privileged Documents. In the event that the Company seeks to defer release of such Privileged Documents, it shall, in consultation with the Reinsurer, take other steps as reasonably necessary to provide the Reinsurer with the information it reasonably requires to indemnify the Company without causing a loss of such privileges or protections. The Reinsurer shall not have access to Privileged Documents relating to any dispute between the Company and the Reinsurer.

C.	For purposes of this Article:

1.	“Privileged Documents” means any documents that are Attorney-Client Privilege Documents and/or Work Product Privilege Documents.

2.
“Attorney-Client Privilege Documents” means communications of a confidential nature between (a) the Company, or anyone retained by or at the direction of the Company, or its in‑house or outside legal counsel, or anyone in the control of such legal counsel, and (b) any in-house or outside legal counsel, if such communications relate to legal advice being sought by the Company and/or contain legal advice being provided to the Company.

3.
“Work Product Privilege Documents” means communications, written materials and tangible things prepared by or for in-house or outside counsel, or prepared by or for the Company, in anticipation of or in connection with litigation, arbitration, or other dispute resolution proceedings.

ARTICLE 14
CONFIDENTIALITY

A.
The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract ("Confidential Information") are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:

1.	are publicly known or have become publicly known through no unauthorized act of the Reinsurer;

2.	have been rightfully received from a third person without obligation of confidentiality; or

3.	were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:

1.	when required by retrocessionaires as respects business ceded in respect of this Contract;

2.	when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.	when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business.
Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

C.
Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

D.	The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.
ARTICLE 15
INDEMNIFICATION AND ERRORS AND OMISSIONS

A.	The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under any Policy. The Company shall be the sole judge as to:

1.	what shall constitute a claim or loss covered under any Policy;

2.	the Company’s liability thereunder;

3.	the amount or amounts that it shall be proper for the Company to pay thereunder.

B.	The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any Policy.

C.
Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.

ARTICLE 16
INSOLVENCY

A.
In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B.
Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.

C.
As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

ARTICLE 17
GOVERNING LAW; JURISDICTION AND VENUE
This Contract shall be governed as to performance, administration and interpretation by the laws of Bermuda. This Agreement shall be construed and interpreted according to the internal laws of Bermuda excluding any choice of law rules that may direct the application of the laws of another jurisdiction. The Parties hereby stipulate that any action or other legal proceeding arising under or in connection with this Agreement may be commenced and prosecuted in its entirety in Bermuda, each Party hereby submitting to the personal jurisdiction thereof, and the Parties agree not to raise the objection that such courts are not a convenient forum.

ARTICLE 18
ENTIRE AGREEMENT
This Contract, together with the Interest and Liabilities Contracts attached, sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may not be modified or changed except by an amendment to this Contract in writing signed by the Company and all persons constituting the Reinsurer. However, this Article shall not be construed as limiting the admissibility of evidence regarding the formation, interpretation, purpose or intent of this Contract.
ARTICLE 19
NON-WAIVER
The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future.
ARTICLE 20
MODE OF EXECUTION

A.	This Contract may be executed by:

1.	an original written ink signature of paper documents;

2.	an exchange of facsimile copies showing the original written ink signature of paper documents;

3.
electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B.
The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s) this _____day of __________, in the year of 2014.
CASTLEPOINT REINSURANCE COMPANY, LTD.

AGGREGATE STOP LOSS REINSURANCE CONTRACT

Interests and Liabilities Contract
(hereinafter referred to as the “Contract”)

of

AmTrust International Insurance, Ltd.
(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Aggregate Stop Loss Reinsurance Contract
Effective: ________, 2014
(hereinafter referred to as the “Stop Loss Contract”)

Issued to

CastlePoint Reinsurance Company, Ltd.
Bermuda
(the “Company”)

1.	The Subscribing Reinsurer shall have a 50% share in the Interests and Liabilities of the Reinsurer (as defined in the Agreement) as set forth in the Stop Loss Contract attached hereto.

2.	This Contract shall be effective from the Closing Date, as defined in the Stop Loss Contract, and shall remain in effect until there is no further liability under the Stop Loss Contract.

3.
The share of the Subscribing Reinsurer in the interests and liability of the Reinsurer shall be several and not joint with the share of any other subscribing reinsurer. In no event shall the Subscribing Reinsurer participate in the interests and liabilities of the other subscribing reinsurers.

4.
In the event that the Reinsurer becomes liable for the payment of Ultimate Net Loss in accordance with Article 10.C. of the Stop Loss Contract, the Company, on a monthly basis, provide the Subscribing Reinsurer such reports as the Company receives pursuant to the LPTA and the Subscribing Reinsurer shall pay to the Company such amounts for which it may be liabile under the terms and conditions of this Contract.

5.
All notices, requests, demands or other communications to the Reinsurer shall be given in writing and shall be delivered to the Subscribing Reinsurer by personal delivery, overnight mail by a reputable courier service or electronic mail (as provided by the Subscribing Reinsurer) as follows:

AmTrust International Insurance, Ltd.
7 Reid Street
Suite 400
Hamilton HM 11
Bermuda
Attention: CFO
Tel: 441.444.4803

In Witness Whereof, the parties hereto by their duly authorized representatives have executed this Contract effective ______, 2014.

CASTLEPOINT REINSURANCE COMPANY, LTD

BY:

ITS:

DATE:

AMTRUST INTERNATIONAL INSURANCE, LTD

BY:

ITS:

DATE:

Exhibit F
INVESTMENT MANAGEMENT AGREEMENT
THIS INVESTMENT MANAGEMENT AGREEMENT (this "Agreement") is effective the __ day of ____, 2014, by and between AII Insurance Management Limited ("Manager"), a Bermuda company and Tower Insurance Company of New York1 ("Company"), a New York property and casualty insurance company.
WITNESSETH
WHEREAS, ACP, AmTrust Financial Services, Inc., a Delaware corporation ("AmTrust"), and National General Holdings Corporation, a Delaware corporation ("National General") are entering into a series of agreements by which Seller has agreed to acquire Tower Group International, Ltd. ("Tower"), a Bermuda insurance holding company, which transacts commercial and personal lines insurance business in the United States through the subsidiaries of Tower set forth on Exhibit A hereto, including the Company, and, in connection therewith, AmTrust and National General have agreed to administer the run-off of Tower's legacy business, provide stop-loss coverage to CastlePoint Reinsurance Company, Ltd., a Bermuda corporation ("CP Re" and, collectively with ACP and the Companies, the "ACP Group"), with respect thereto, and, prospectively, manage and reinsure all business to be written by the Companies after the Effective Time;
WHEREAS, Manager is duly licensed in Bermuda to engage in business as an insurance manager, in which capacity it also provides investment management services to related companies; and
WHEREAS, Company wishes to retain Manager to perform certain management and administrative services on its behalf and Manager wishes to provide such services.
NOW, THEREFORE, in consideration of their respective promises and covenants hereinafter set forth, Manager and Company agree as follows:
1.Investment Management Services

(a)
Manager shall perform the investment management services on behalf of Company in accordance with the investment policy and objectives (see Appendix I), which Company may amend from time to time on five business days prior written notice, and under any regulatory requirements that would be placed on those investments. The Manager shall have the exclusive authority and responsibility to acquire, manage and dispose of Company's invested assets from time to time in its sole discretion, including the authority and power to enter into contracts binding on Company with respect thereto, and to:

(i)
establish, maintain and terminate discretionary and non-discretionary investment accounts with banks, brokers, dealers, investment advisers or other investment professionals ("Investment Service Providers"), provided, such Investment Service Providers maintain all required licenses, registrations, memberships and approvals required to perform the investment services being offered. If Manager delegates any of its discretionary investment, advisory and other rights, powers and functions hereunder to any Investment Service Provider, Manage shall remain liable to the Company for its obligations hereunder. References herein to Manager shall include, as the context may require, any of Manager's affiliates that are selected to manage assets under this Agreement.

1 NTD: Each member of the ACP Group will have its own version of this agreement.

(ii)
purchase, hold, sell, write, exchange, transfer, and otherwise invest and trade in property of all kind, without limitation as detailed in the Company's investment policy and objectives as approved by the Company's board of directors.

(iii)
place orders for the execution of transactions with or through Investment Service Providers as the Manager may select, and allocate transactions to such Investment Service Providers for execution on such markets, at such prices and at such commission rates as in the Manager's good faith judgment are appropriate, taking into consideration in the selection of Investment Service Providers not only the available prices and rates of brokerage commission, but also the relevant factors (such as, without limitation, reliability, financial responsibility, strength of the broker or dealer and its ability to efficiently execute transactions, research and other services provided by such Investment Service Providers which are expected to enhance the Manager's general portfolio management capabilities, the value of the Manager's ongoing relationship with such Investment Service Providers or such other factors as the Manager may lawfully consider (subject to best execution; and

(iv)
vote proxies, grant consents solicited by or with respect to the issuers of securities in which assets of the Account may be invested from time to time, provided that Company reserves the right to exercise or direct the exercise of voting rights with respect to securities which are Account assets or grant its consent with respect to solicitations by or with respect to the issuers of such securities, in each case upon consultation with Company.

(b)	Compliance with Statutory Limitations.

(i)
Notwithstanding anything in this Agreement to contrary, Manager’s discretion shall be subject to all applicable statutory and regulatory limitations applicable to the investment of assets by such Insurer.

(ii)
Notwithstanding anything in this Agreement to the contrary, this Agreement is not intended to and shall not transfer to Manager substantial control of the Company or any powers vested in its Board of Directors, its articles of incorporation or by-laws or substantially all of the basic function of such its management.

(c)
Information and Reports: Monthly, the Manager shall provide Company a written report and inventory of Company's invested assets in a format approved by Company and such other reports and information as Company shall request.

2.     Portfolio Transactions.
(a)    Manager may place orders for the execution of transactions for Company with or through Investment Service Providers as Manager may select. Manager agrees that securities are to be purchased through such brokers as, in Manager's best judgment, shall offer the best combination of price and execution. Manager, in seeking to obtain best execution of portfolio transactions for the Company, may consider the quality and reliability of brokerage services, as well as research and investment information and other services provided by brokers or dealers. A broker or dealer that provides brokerage and research services to Manager may be paid an amount as commission for effecting a transaction in excess of the amount of commission that another broker or dealer would have charged for effecting that transaction, if Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by the broker or dealer. These brokers and dealers may also assist Manager in rendering brokerage and research services to other clients, and not all such services will necessarily be used in connection with the Company. In addition, where permitted by applicable legal and regulatory requirements, Manager or its affiliates may execute transactions on behalf of the Company.
(b)    Except with respect to investments in private placement, the Investors authorize Manager to, at Manager’s discretion, bunch or aggregate orders for the Accounts with orders of other clients and to allocate the aggregate amount of the investment among the Accounts and other accounts managed by Manager (including accounts in which Manager, its affiliates and/or their personnel have beneficial interests) in a manner in which is fair over time to the participating accounts. When portfolio decisions are made on an aggregated basis, Manager may in its discretion, place a large order to purchase or sell a particular security for the Company and its Affiliate and the accounts of other clients. Because of the prevailing trading activity, it is frequently not possible to receive the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged and the Company will be charged or credited with the average price; and the effect of the aggregation may operate on some occasions to one or more Investor's disadvantage. Although in such an instance the Company will be charged the average price, Manager will make the information regarding the actual transactions available to an Investor upon such Investor's request. Neither Manager nor its affiliates, however, are required to bunch or aggregate orders, and, in connection with investments in private placements, may not bunch or aggregate orders. In such cases, an Investor may not receive the average price on any given trade.
3.    Affiliated Brokerage; Principal Transactions
(a)    Subject to Manager's execution obligations described in Section 2 above, the Investors hereby authorize Manager, when determined by MAnager in its capacity of a fiduciary to be in the best interest of an Investor, to effect agency transactions and agency cross-transactions through affiliated broker-dealers. Such transactions shall be effected at prevailing market levels in accordance with the procedures under Rule 17a-7(b) of the U.S. Investment Company Act of 1940 and other applicable law. The Company at any time without penalty may terminate in whole or in part its authorization to effect such transactions by written notice to Manager.
(b)    When determined by Manager in its capacity as a fiduciary to be in the best interest of the Investors, Manager may effect transactions in which, acting for its own account or an account of its affiliate, Manager buys a security from, or sells a security to, the Company, with the Company’s consent after written disclosure by Manager to the Company of the transaction and the capacity in which Manager is acting before the completion of such transaction, in accordance with applicable regulatory requirements.
4.    Information and Reports
Manager shall or shall direct the Investment Service Providers to provide to the Company copies of all account statements and account information with respect to accounts Manager establishes for the Company. Monthly, Manager shall provide the Company an account statement and such other reports and information as the Company shall request. Valuation levels for the assets listed in the written report and inventory will reflect Manager's good faith effort to ascertain fair market levels (including accrued income, if any) for the securities and other assets in the Account based on pricing and valuation information believed by Manager to be reliable for round lot sizes. Then current exchange rates will be applied in valuing holdings in foreign currency.
5.     Custody
Custody of the cash and assets shall be held by a custodian (the "Custodian") appointed by the Company, pursuant to a separate custody agreement or by the Company. The Custodian must be a qualified custodian as defined in Section 206(4)-2 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Company authorizes Manager to give Custodian instructions for the purchase, sale, conversion, redemption, exchange or retention of any security, cash or cash equivalents or other investment. Exclusive responsibility for the custody and safekeeping of the Company’s assets shall remain with the Custodian, and MANAGER and its affiliates shall not have custody or physical control of the assets and cash in the Accounts. Manager shall provide the Custodian with such documents and information, including certification of Manager's duly authorized representatives, as the Custodian may reasonably request. All directions given by Manager to the Custodian shall be in writing, and signed by an authorized representative of Manager; provided, however, that the Custodian may accept oral directions from Manager, subject to confirmation in writing. The Company will give Manager reasonable prior notice of any change the Custodian, together with the name and other relevant information with respect to the new Custodian.
6.    Compensation and Reimbursement of Expenses
(a)    For Investment Management Services performed by Manager pursuant to this Agreement, within 30 days of the end of each calendar quarter, Company shall pay to Manager an amount equal to (i) an annual rate of 0.05% of the average value of the Company's invested assets for the preceding calendar quarter if the average value of the such assets for the quarter was $1 billion or less or (ii) an annual rate of 0.0375% of the average value of the Company's invested assets for the preceding calendar quarter if the average value of such assets for the quarter was greater than $1 billion. For the purposes of this Section 2(b), the average value of the Company's invested assets shall include all assets managed by Manager for the ACP Group, but not assets which are not actively managed by Manager, including, without limitation, investments in affiliates and certain loans made by the Company Group.
(b)    Company shall reimburse manager for the payment of expenses advanced by manager on behalf of Company.
(c)    Manager shall be responsible for all expenses incurred in connection with the provision of the services hereunder for such items as salaries, benefits, consultants, legal services, accounting services, general overhead, including, but not limited to, office supplies, postage, telephone, and courier services.
7.    Term and Termination
(a)    This Agreement shall remain in effect for a period of one year from the Effective Date (the "Initial Term"). Thereafter, this Agreement shall automatically renew for successive one year terms unless (i) Company or Manager provides notice thirty (30) days prior to the end of a term of its intent not to renew, or (ii) this Agreement is terminated pursuant to Sections 3(b) or 3(c) below.
(b)    Company may terminate this Agreement immediately, upon written notice, upon the occurrence of the following events:

(i)
Manager fails to comply with any term or condition of this Agreement, or for whatever reason, does not commence fulfillment of duties provided in this Agreement, or once having commenced its duties, engages in neglect of its duties and obligations hereunder, fails or refuses to act to carry out its duties and obligations hereunder;

(ii)
Manager is sold, undergoes a material change in ownership, in its capital participation or control, change in management, board of directors, officers or key personnel or causes to be sold, transferred or pledged all or substantially all of its stock or assets to a third party; or

(iii)
Manager suffers the loss, suspension or revocation of any license or certificate of authority from any regulatory body that is material to the performance of its duties and obligations herein, or such license becomes invalid or expires and is not renewed without any lapse.

(c)    The Manager may terminate this Agreement immediately, upon written notice, in the event that Company is sold, undergoes a material change in ownership, in its capital participation or control, change in management, board of directors, officers or key personnel or causes to be sold, transferred or pledged all or substantially all of its stock or assets to a third party.

(d)	Upon termination, the Manager shall be entitled to all fees through the termination date.
8.    Confidentiality
It is understood and agreed that all information pertaining to Company, whether developed by Manager or Company, is the sole and exclusive property of Company ("Proprietary Information"). Manager shall maintain the confidentiality of the Proprietary Information and upon termination of this Agreement shall return or destroy all Proprietary Information as directed by Company. It is further understood and agreed that all of Company's files and records shall be made available only to inspection by directors, officers and employees of Manager, the directors, officers, employees and independent auditors of Company, and anyone properly authorized in writing by Company.

9.	Choice of Law
This Agreement shall be governed and construed by the laws of the State of New YorkrEach party submits to the jurisdiction of the federal and state courts located in the State of New York, which shall be the exclusive forum for adjudicating any dispute based on, arising out of, or in connection with this Agreement
10.    Assignment
No assignment of this Agreement shall be made by any party.
11.    Notices
All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person, by fax, e-mail, recognized overnight courier, or certified mail, postage prepaid and properly addressed as follows
To the Company:
120 Broadway
New York, NY 10271
Attention: William E. Hitselberger
Facsimile: (212) 655-2067
E-mail: bhitselberger@twrgrp.com
To Manager:
AII Insurance Management Limited
7 Reid Street, Suite
Hamilton HM 11
Attention: Chris Souter

Fax No.:

12.    General Control
Notwithstanding any other provision of this Agreement, the Insurers shall have ultimate control and responsibility of the functions delegated to AIM under this Agreement. The Insurers shall own and have custody of their general corporate accounts and records.
13.    Amendments
This Agreement shall not be amended, modified or terminated except (i) by a writing signed by all parties hereto or their respective successors, and (ii) with the prior approval of the relevant regulatory authorities.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

ACP Re Ltd.
By:
Name:
Its:

AII Insurance Management Limited
By:
Name:
Its:

Appendix I
ACP Re Ltd.
"Investment Policy and Objectives"

ACP Re Ltd. ("COMPANY")
Investment Policy and Objectives

I.    Policy Identification Information
This policy to be approved by Company's Board of Directors
II.    Investment Policy
To maximize investment income and total investment returns subject to an acceptable level of risk.
III.    Investment Committee
Company has established an Investment Committee which will consist of a minimum of three members who are approved by the Board of Directors, which is responsible for monitoring compliance with this Policy, approving certain investments in accordance with this Policy, making impairment evaluations in accordance with Company's Impairment Policy (Schedule 1), regularly evaluating the effectiveness of the Policy in meeting Company's Investment Objectives and the appropriateness of the Investment Objectives and presenting recommendations to the Board of Directors regarding changes to the Policy which result from such evaluations.
IV.    Investment Objectives

a)	Safety of principal;

b)	Maximize yield and growth;

c)	Stability of value—utilization of appropriate risk management techniques; higher levels of risk and fluctuations in asset value must be compensated by a commensurate increase in return;

d)	Appropriate level of liquidity;

e)	Proper diversification with respect to types of investments, geographical area, industry, maturity and individual exposures; and,

f)	Maintenance of an appropriate relationship between assets and liabilities regarding term and nature.

V.    Investment Guidelines
Investment portfolios will be divided as follows:
Debt Obligations and Sinking Fund Preferred Stock—A minimum of 30% invested assets must be maintained in debt obligations or sinking fund preferred stock rated, at time of purchase, investment grade by Standard & Poors, Moody's Investor Service or Finch.

Other Investments—Up to a maximum of 30% of invested assets may be maintained in high yield bonds, bank debt, common stock or other equity related securities, preferred stock, perpetual preferred stock, defaulted securities, direct debt obligations, put and call options, warrants and swaps.
VI.    Debt Obligations and Sinking Fund Preferred Stock Portfolio
a)    Eligible Assets
Debt obligations include U.S. Government and agency obligations, corporate bonds, taxable and tax exempt municipal securities, cash and money market instruments (including repurchase agreements) and mortgage backed securities, collateralized mortgage obligations (CMO's), and asset-backed securities, which otherwise meet requirements set forth in this section.
Preferred stock with mandatory sinking fund provision.
All securities must be rated BBB- and/or Baa3 of higher by Standard and Poors or Moody's Investor Service.
Short term investments shall be rated A2/P2. Repurchase Agreement counterparties shall be rated A2/P2.
b)    Individual Exposure
Limitation on the dollar amount of investment in any one issue of debt securities by rating category are as follows:

Rating	Limit per Issuer	Limit by Rating
AAA	None	None
AA	10% of capital	None
A	10% of capital	None
BBB	5% of capital	30% of Debt Portfolio

The foregoing limits do not apply to securities issued by the U.S. Treasury or guaranteed for timely payment of principal and interest by the U.S. Treasury or a government sponsored agency.
c)    Private Placements
All private placements are to be rated pursuant to the above quality/rating and limit per issuer guidelines.
Investment in private placements, including securities issues pursuant to Rule 144A which do not have registration requirements, will be limited to 25% of invested assets.

d)    Credit Downgrade
Any security that is downgraded below investment grade, or below NAIC 2 will be carried in Other Investment portion of the portfolio.
VII. Other Investment Portfolio
Investment is permitted in the following asset classes up to 30% of invested assets. Investment in any individual security in the Other Investment Portfolio will be limited to $25,000,000.

•	High yield bonds

•	Bank debt

•	Common stock

•	Other equity related investments, including partnerships

•	Preferred stock

•	Perpetual preferred stock

•	Defaulted securities

•	Direct debt obligations

•	Put and call options

•	Warrants

•	Swaps

VIII.    Investment Authority
The limitations provided for herein do not apply to investments in affiliates and where Company funds are deemed to be in excess of the security required to be provided under Company's reinsurance agreement(s).
All investments must comply with any specific underwriting guidelines or investment restrictions under which Company has been placed as a result of entering into any legally binding contracts.
The purchase or sale of (a) any equity interest in excess of $5 million in any issuer, or (b) any debt securities in excess of $20 million issued by an issuer, in a single transaction or series of transactions must be approved by the Investment Committee.
Except as set forth herein, final authority and responsibility for all investment decisions rests with the Chief Financial Officer of Company.

Schedule I
ACP Re Ltd.
"Impairment Policy"

ACP Re Ltd. (the "COMPANY")
INVESTMENT SECURITIES IMPAIRMENT POLICY
Statement of Financial Accounting Standards No. 115 (FAS 115) requires that an enterprise recognize an impairment of a debt or equity security that is classified as available for sale or held to maturity if the impairment is other than temporary. Impairment occurs when the fair value of the security is less than its amortized cost basis.
The determination of whether impairment is other than temporary is dependent on numerous factors, such as:
The length of time and the extent to which fair value has been less than cost;
The financial condition and near term prospects of the issuer, including any specific events that may influence the operations of the issuer; and
The intent and ability of Company to retain its investment for a period of time sufficient to allow for any anticipated recovery in fair value.
The policy of ACP Re Ltd. ("Company") regarding recognition of other than temporary impairments, which was adopted by the Board of Directors as of March 2012, is set forth below.
I.    Periodic Review
Each quarter, the Investment Committee shall, based on the criteria and guidelines set forth herein:
(a) Evaluate each security which has an unrealized loss as of the end of the quarter for other than temporary impairment and (b) determine the fair value of any security so impaired.
The Investment Committee shall establish an "Impairment Watch List" for securities which meet certain objective quantitative criteria and qualitative criteria, such as:
(i)    Quantitative Criteria

•	NAIC downgrading to 5 or 6

•	Market value vs. book value variances (as noted below in II (b), (c) and (d))

(ii)    Qualitative Criteria

•	Trends in the market

•	The issuer's capital strength

•	Any adverse regulatory agreements/rulings

•	Missed interest or dividend payments

•	Restructuring

•	Credit agency downgrading

•	Poor earnings reports

The list of criteria is not intended to be exhaustive. Any information which is relevant to the realizable value of the security should be considered.
II.    Guidelines
Company shall apply the following guidelines in connection with its evaluation of the relevant criteria:

a.
Subject to paragraph (g), impairment shall be recognized if the issuer has filed a proceeding under Chapter 11 under the United States Bankruptcy Code ("Chapter 11"), except where the investment was made in contemplation of the commencement of the Chapter 11 proceeding.

Subject to paragraphs (c) and (g), impairment shall be recognized if the fair value of the security is 35% below its amortized cost basis and it has been in a loss position for 18 months or more.
Subject to paragraph (g), with respect to securities issued by an issuer with a market capitalization of $1 billion or more, impairment shall be recognized if the value of the security is 25% below its amortized cost basis and it has been in a loss position for 18 months or more.
Company utilizes short sales as a hedge against the market (as opposed to its investment portfolio). Impairment of a "short" position in a security shall be recognized if the position has been in a loss position for 24 months or more and the fair market value of the security is greater than the "short" position by 40% or more.
If the qualitative criteria set forth above indicate the need to record an impairment loss earlier than the time frames noted in paragraphs (b), (c) and (d) above, impairment will be recognized as soon as those conditions are identified.
If a decision is made to sell in the near future a security which meets the criteria noted in paragraphs (b), (c), and (d) above, an impairment loss will be immediately recognized.
Notwithstanding paragraphs (a), (b), (c) and (d) above, Company need not record an impairment loss if the Investment Committee otherwise determines that there is a reasonable expectation that the security will recover its value within a reasonable time.

Exhibit G
COMMERCIAL LINES BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT
This COMMERCIAL LINES BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Bill of Sale") is made and entered into as of _________, 2014, by and among ACP Re, Ltd., a Bermuda corporation ("ACP Re"), the Acquired Affiliates (as defined below), who are signatories hereto as Sellers (collectively with ACP Re, the "Sellers" and each one, individually, a "Seller") and AmTrust Financial Services, Inc., a Delaware corporation ("AmTrust"). Capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Master Agreement (as defined below).
WHEREAS, ACP Re, AmTrust and National General Holdings Corporation, a Delaware corporation ("National General"), are jointly entering into a series of related agreements for the purpose of acquiring Tower Group International, Ltd. ("Tower"), a Bermuda insurance holding company which transacts commercial and personal lines insurance business in the United States through 15 insurance company Subsidiaries and other non-insurance company Subsidiaries (collectively the "Acquired Affiliates"), including the Subsidiaries of ACP Re that are parties hereto;
WHEREAS, in connection with that certain Commercial Lines Master Agreement, dated as of ______, 2014, by and between ACP Re and the AmTrust (the "Master Agreement"), AmTrust is acquiring the assets listed on Exhibit A attached hereto (the "Purchased Assets"); and
WHEREAS, from and after the date hereof, AmTrust is assuming all liabilities and obligations described on Exhibit A (the "Assumed Liabilities").
NOW, THEREFORE, for good and valuable consideration paid by AmTrust to Sellers as of the date of this Bill of Sale, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Sellers, by this Bill of Sale, do hereby convey, grant, bargain, sell, transfer, set over, assign, alienate, remise, release, deliver and confirm all of Sellers' right, title, interest in and to the Purchased Assets as of the close of business on the date hereof unto AmTrust, its successors and assigns, to have and to hold, all and singular, forever.
THE PARTIES FURTHER COVENANT AND AGREE AS FOLLOWS:

1.
For value received, Sellers hereby assign, and AmTrust hereby assumes and agrees to perform and discharge, all rights under the Assumed Liabilities on and after the Transaction Closing Date (as defined in the Master Agreement).

2.
This Bill of Sale shall not constitute an assignment in whole or in part of any Purchased Asset or Assumed Liability if an attempted assignment of such Purchased Asset or Assumed Liability without the consent of any other party thereto or with an interest therein would constitute a breach thereof or in any way affect the rights of Sellers or AmTrust thereunder or be contrary to applicable law. If any such consent is not obtained with respect to any such Purchased Asset or Assumed Liability, then the Sellers or AmTrust and their successors and assigns, as applicable, shall act as AmTrust's agent or Sellers' agent, as applicable, in order to obtain for AmTrust or Sellers and their successors and assigns, as applicable, the benefits thereunder.

3.
Upon written notice delivered to ACP Re and National General within ninety (90) days following the Transaction Closing Date, AmTrust may elect to acquire any assets of ACP Re or the Acquired Affiliates that are reasonably required to conduct the Commercial Lines Business and that are not included among the Purchased Assets (the "Post-Closing Purchased Assets") for no additional consideration. If within ten (10) days following National General's and ACP's receipt of such notice, neither National General nor ACP Re has objected to the acquisition of all or any of such Post-Closing Purchased Assets, ACP Re shall transfer the Post-Closing Purchased Assets as to which no objection shall have been made to AmTrust. If National General or ACP Re provides such written objection, ACP Re, National General and AmTrust shall negotiate in good faith to coordinate the transfer or retention of such Post-Closing Purchased Assets among themselves. If an agreement as to the transfer or retention of any of such Post-Closing Purchased Assets is reached, ACP Re shall transfer such Post-Closing Purchased Assets in accordance with such agreement. If within thirty (30) days of the delivery of any such objection, ACP Re, National General and AmTrust shall have failed to reach an agreement with respect to the transfer or retention of any of such Post-Closing Purchased Assets to which such objection is related, ACP Re, AmTrust and National General shall enter mediation. In the event pursuant to such mediation the ACP Re, National General and AmTrust shall reach an agreement as the transfer or retention of such Post-Closing Purchased Assets, ACP Re shall transfer such Post-Closing Purchased Assets in accordance with such agreement.

4.
From time to time following the Transaction Closing Date, AmTrust may elect to assume any or all of the real or personal property leases to which any Company or ACP is a party that are reasonably necessary for the Commercial Lines Business. Upon any such assumption, AmTrust and the applicable Seller or Sellers will enter into assignment and assumption agreements in respect to such leases, on terms reasonably acceptable to the parties thereto.

5.
This Bill of Sale is given pursuant to the provisions of the Master Agreement, and, except as herein otherwise provided, the transfer of the Purchased Assets hereunder is made subject to the terms and provisions of the Master Agreement.

6.
This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be relied upon, or inure to the benefit of, any other party.

7.	Any notice, request or other document to be given hereunder or in connection herewith to any party hereto shall be given in the manner described in the Master Agreement.

8.	This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties by their respective duly authorized officers has caused this Bill of Sale to be executed as of the date first above written.

AMTRUST FINANCIAL SERVICES, INC.
By: ________________________________
Name:
Title:
Sellers:
ACP RE, LTD.
By: ______________________________
Name:
Title:
TOWER INSURANCE COMPANY OF NEW YORK
By: ________________________________
Name:
Title:
CASTLEPOINT NATIONAL INSURANCE COMPANY
By: ________________________________
Name:
Title:
TOWER NATIONAL INSURANCE COMPANY
By: ________________________________
Name:
Title:

Signature Page to Bill of Sale

HERMITAGE INSURANCE COMPANY
By: ________________________________
Name:
Title:
CASTLEPOINT FLORIDA INSURANCE COMPANY
By: ________________________________
Name:
Title:
NORTH EAST INSURANCE COMPANY
By: ________________________________
Name:
Title:
Acknowledged and agreed to:
NATIONAL GENERAL HOLDINGS CORPORATION
By: ______________________________
Name:
Title:

Signature Page to Bill of Sale

Exhibit A
Purchased Assets and Assumed Liabilities
Purchased Assets:
[List Purchased Assets]

Assumed Liabilities:
[Describe any obligations under contracts being assigned to AmTrust]

EXHIBIT H

Tower Companies

1.	CastlePoint National Insurance Company, an insurance company organized under the laws of Illinois;

2.	North East Insurance Company, an insurance company organized under the laws of Maine;

3.	Preserver Insurance Company, an insurance company organized under the laws of New Jersey;

4.	York Insurance Company of Maine, an insurance company organized under the laws of Maine;

5.	Massachusetts Homeland Insurance Company, an insurance company organized under the laws of Massachusetts;

6.	Tower Insurance Company of New York, an insurance company organized under the laws of New York;

7.	Tower National Insurance Company, an insurance company organized under the laws of Massachusetts;

8.	Hermitage Insurance Company, an insurance company organized under the laws of New York;

9.	CastlePoint Florida Insurance Company, an insurance company organized under the laws of Florida; and

10.	CastlePoint Insurance Company, a New York property and casualty insurance company.